  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                              NOTE EXCHANGE OFFER
                                      ON
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                           DIVA SYSTEMS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

             DELAWARE                            4841                          94-3226532
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                      333 RAVENSWOOD AVENUE, BUILDING 205
                         MENLO PARK, CALIFORNIA 94025
                                (650) 859-6400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                ALAN H. BUSHELL
        PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER
                           DIVA SYSTEMS CORPORATION
                      333 RAVENSWOOD AVENUE, BUILDING 205
                         MENLO PARK, CALIFORNIA 94025
                                (650) 859-6400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:
                             BARRY E. TAYLOR, ESQ.
                           MEREDITH S. JACKSON, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE

==========================================================================================
                                                        PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                PROPOSED MAXIMUM    AGGREGATE
    SECURITIES TO BE      AMOUNT TO BE  OFFERING PRICE      OFFERING        AMOUNT OF
       REGISTERED          REGISTERED    PER UNIT(1)        PRICE(1)     REGISTRATION FEE
-----------------------------------------------------------------------------------------
 12 5/8% Senior Discount
  Notes due 2008, Series
  B....................   $463,000,000       58%          $269,782,000       $79,586
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based on the aggregate accreted value of the 12 5/8% Senior Discount Notes due 2008, Series A as of September 29, 1998.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

===============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A        +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION DATED SEPTEMBER 29, 1998

PROSPECTUS

                            DIVA SYSTEMS CORPORATION

                             OFFER TO EXCHANGE ITS
           12 5/8% SENIOR DISCOUNT NOTES DUE MARCH 1, 2008, SERIES B
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
           12 5/8% SENIOR DISCOUNT NOTES DUE MARCH 1, 2008, SERIES A

                                  -----------

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                   CITY TIME ON      , 199 , UNLESS EXTENDED.

                                  -----------

  DIVA Systems Corporation (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount at maturity of its 12 5/8% Senior Discount Notes due March 1, 2008, Series B (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part, for each $1,000 principal amount at maturity of its outstanding 12 5/8% Senior Discount Notes due March 1, 2008, Series A (the "Old Notes"), of which $463,000,000 principal amount at maturity is outstanding as of the date hereof.

  The Company will accept for exchange any and all validly tendered Old Notes
prior to 5:00 P.M., New York City time, on      , 199 , unless extended (the
"Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000 principal amount at maturity. Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. The Company will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."

  The terms of the New Notes will be identical in all material respects to those of the Old Notes, except that the New Notes (i) will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and (ii) will not be entitled to certain registration or other rights under the Registration Rights Agreement (as defined below), including the provision in the Registration Rights Agreement that if the Exchange Offer is not consummated by the time period specified therein, interest on the Old Notes (in addition to interest otherwise accruing on the Old Notes after March 1, 2003) will accrue at the rate of 0.5% per annum of the Accreted Value (as defined) of the Old Notes on the preceding Semi-Annual Accrual Date (as defined) and be payable in cash semi-annually on March 1 and September 1 commencing September 1, 1999, until the Exchange Offer is consummated. See "Description of the Old Notes -- Registration Rights; Additional Interest."
The New Notes will be entitled to the benefits of the indenture (the "Indenture") governing the Old Notes. See "Description of the Old Notes" and "The Exchange Offer." The definitions of certain terms used herein are set forth in "Description of the Old Notes -- Certain Definitions" or in Appendix A of this Prospectus.
                                                   (Continued on following page)

  THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
HOLDERS ON          , 199 .

  SEE "RISK FACTORS" ON PAGE 10 FOR INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE    COMMISSION    OR   ANY    STATE    SECURITIES   COMMISSION    NOR
  HAS   THE   COMMISSION   OR   ANY  STATE   SECURITIES   COMMISSION   PASSED
   UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
    THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is         , 199

  The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement dated as of February 19, 1998 (the "Registration Rights Agreement") by and among the Company and Merrill Lynch & Co., Chase Securities Inc. and Morgan Stanley Dean Witter (the "Initial Purchasers"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement to register the Old Notes under the Securities Act. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes not tendered by the holders of the Old Notes (together with the holders of the New Notes, the "Holders") for exchange. See "Risk Factors --Consequences to Non-Tendering Holders of Old Notes."

  The Old Notes were initially represented (i) in the case of Old Notes initially purchased by "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act), by four global Old Notes in fully registered form, all registered in the name of a nominee of The Depository Trust Company ("DTC"), and (ii) in the case of Old Notes initially purchased by persons other than U.S. persons in reliance upon Regulation S under the Securities Act, by four global Regulation S Old Notes in fully registered form, all registered in the name of a nominee of DTC for the accounts of Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank"). The New Notes exchanged for the Old Notes represented by the global Old Notes and the global Regulation S Old Notes will both be represented (a) in the case of "qualified institutional buyers," by one global New Note in fully registered form, registered in the name of the nominee of DTC, and (ii) one global Regulation S New Note in fully registered form registered in the name of the nominee of DTC for the accounts of Euroclear and Cedel Bank. The global New Note and global Regulation S New Note will be exchangeable for definitive New Notes in registered form, in denominations of $1,000 principal amount at maturity and integral multiples thereof. The New Notes in global form will trade in The Depository Trust Company's Same-Day Funds Settlement System, and secondary market trading activity in such New Notes will therefore settle in immediately available funds. See "The Exchange Offer -- Book-Entry Transfer; Delivery and Form."

  The New Notes will accrete in principal amount at the rate of 12 5/8% per annum from the date of issuance thereof until March 1, 2003. Thereafter, the New Notes will bear interest at a rate equal to 12 5/8% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2003. Old Notes validly tendered and accepted for exchange will continue to accrete in principal amount at the rate of 12 5/8% per annum to, but not including, the date of issuance of the New Notes. Such accretion will become a part of the Accreted Value (as defined in "Description of the Old Notes -- Certain Definitions") of the New Notes. Any Old Notes not tendered or accepted for exchange will continue to accrete in principal amount at the rate of 12 5/8% per annum in accordance with its terms.

  The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after March 1, 2003, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. On or prior to March 1, 2001, up to 35% of the Accreted Value of the New Notes will be redeemable at the option of the Company with the net cash proceeds of one or more sales of Capital Stock (other than Disqualified Stock) (as such terms are defined in "Description of the Old Notes -- Certain Definitions") at a redemption price of 112.625% of the Accreted Value on the date of redemption; provided, however, that New Notes representing $301.0 million of aggregate principal amount at maturity of the New Notes remain outstanding immediately after such redemption. Upon the occurrence of a Change of Control (as defined in "Description of the Old Notes -- Certain Definitions"), the Company must repurchase all or a portion of such Holder's New Notes at 101% of the aggregate Accreted Value thereof (if prior to March 1, 2003) or the principal amount thereof (if on or after March 1, 2003), together with accrued and unpaid interest if any, to the date of repurchase. See "Description of the Old Notes" and "Description of the New Notes."

  The Company is making the Exchange Offer in reliance on the position of the Staff of the Division of Corporation Finance of the Securities Exchange Commission (the "SEC" or "Commission") as set forth in the Staff's Exxon Capital Holdings Corp. SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc. SEC No-Action Letter (available June 5, 1991), Shearman & Sterling SEC No-Action Letter (available

July 7, 1993), and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any Holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the SEC set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. See "Risk Factors -- Consequences to Non-Tendering Holders of Old Notes." In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") and exchanges such Old Notes for New Notes, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

  Each Holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the effective date of the Registration Statement (subject to extension under certain limited circumstances described below) or, if earlier, when such Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the New Notes, it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Notes or to and including the date on which the Company has given notice that the sale of New Notes may be resumed, as the case may be.

  The New Notes will be senior unsecured obligations of the Company, will rank pari passu (equally) in right of payment with all existing and future unsubordinated unsecured Indebtedness (as defined in "Description of the Old Notes -- Certain Definitions") of the Company and will be senior in right of payment to all future subordinated Indebtedness of the Company. As of September 28, 1998, the Company had approximately $269.3 million of Indebtedness (not giving effect to any amounts attributable to the value of warrants issued in conjunction with the Old Notes). However, the Company is a holding company and expects to conduct a substantial portion of its business through its subsidiaries. The New Notes will be effectively subordinated to future Indebtedness and other liabilities (including any subordinated Indebtedness and trade payables) of the Company's subsidiaries. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness; Restrictive Covenants" and "-- Holding Company Structure; Dependence of Company on Subsidiaries for Repayment of Notes." The Indenture permits the Company and its subsidiaries to incur substantial additional Indebtedness, including secured Indebtedness, subject to certain limitations. The Company's subsidiaries are separate legal entities, do not guarantee the Old Notes and will not be required to guarantee the New Notes, and are not otherwise directly or indirectly obligated in respect of the New Notes, and the Company is permitted to make substantial investments in these subsidiaries.

  Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture and the Registration Rights Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the Holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such Holders (other than to the Initial Purchasers under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected. See "Prospectus Summary -- Certain Consequences of a Failure to Exchange Old Notes."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

  Prior to this Exchange Offer, there has been no public market for the Old Notes or New Notes. The Company does not intend to list the New Notes on a national securities exchange or to seek approval for quotation through the Nasdaq National Market. As the Old Notes were issued and the New Notes are being issued to a limited number of institutions who typically hold similar securities for investments, the Company does not expect that an active public market for the New Notes will develop. In addition, resales by certain Holders of any outstanding Old Notes and the New Notes of a substantial percentage of the aggregate principal amount at maturity of such New Notes could constrain the ability of any market maker to develop or maintain a market for the New Notes. To the extent that a market for the New Notes should develop, the market value of the New Notes will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of the Company. Such factors might cause the New Notes to trade at a discount from face value. See "Risk Factors -- Absence of Public Market for the New Notes and No Assurance of Active Trading Market." The Company has agreed to pay the expenses of the Exchange Offer.

  The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                             AVAILABLE INFORMATION

  The Company is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has agreed that, whether or not it is required to do so by the rules and regulations of the SEC, for so long as any of the Old Notes and New Notes remain outstanding, it will furnish to the Holders of the Old Notes and New Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's independent auditors and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods set forth in the rules and regulations of the SEC. In addition, for so long as the Company is not a reporting Company under the Exchange Act and any of the Old Notes and New Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Old Notes and New Notes or beneficial owner of the Old Notes and New Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

  Statements made herein concerning the contents of any contract or other documents are not necessarily complete. Requests for relevant documents or other information should be submitted in writing to the Company's Vice President and Treasurer at the Company's principal executive offices at 333 Ravenswood Avenue, Building 205, Menlo Park, California 94025, or by telephone at (650) 859-6400.

  Market data and certain industry forecasts used throughout this Prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified by the Company and the Company makes no representation as to the accuracy of such information. Unless otherwise indicated, the source for all industry data in this Prospectus is Veronis, Suhler & Associates.

  DIVA is a trademark of the Company. The Company has filed applications for federal registration of this trademark. This Prospectus also makes reference to trade names and trademarks of other companies.

  The Indenture requires the Company to furnish Holders of the Old Notes and New Notes annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements.

                            ADDITIONAL INFORMATION

  This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") filed by the Company with the SEC under the Securities Act. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits and schedules filed therewith for further information with respect to the Company and the New Notes offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed by the Company with the SEC and each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the SEC: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of the Registration Statement may be obtained from the SEC's Internet address at http://www.sec.gov.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the consolidated financial statements, including the related notes thereto, appearing elsewhere in this Prospectus. References to "DIVA" or "the Company" are to DIVA Systems Corporation. Unless otherwise indicated, information in this Prospectus reflects a two-for-one stock split effected by the Company in March 1998.

                                  THE COMPANY

  DIVA provides a true video-on-demand ("VOD") service over the cable television infrastructure. The Company's VOD service offers immediate in-home access to a diverse and continuously available selection of hundreds of movies with VCR functionality (i.e., pause, play, fast forward and rewind) and high quality digital picture and sound. DIVA's proprietary technology is designed to provide an economically viable turnkey digital VOD system that offers movies at prices comparable to those charged for videotape rentals, pay-per-view ("PPV") and near video-on-demand ("NVOD") movies, but with greater convenience and functionality. In order to shorten the time to market for the Company's VOD service, DIVA provides a turnkey solution for cable operators that combines a technology platform with programming content and marketing and billing services.

  The technology foundation of the Company's VOD system is its proprietary, scalable and modular video server (the "Sarnoff Server"), a massively parallel processing computer capable of storing hundreds of movie titles, any of which can be simultaneously delivered to multiple customers. Even though only one copy of each movie title is resident on the system, customers may view and interact (i.e., pause, play, fast forward and rewind) independently with the same or different movie titles at any time. In contrast to PPV services and NVOD, which require continuous broadcasting of programming content to all homes in a cable system, the Company's technology delivers programming content to viewers on a "pointcast" basis, as requested by individual customers. DIVA's solution results in lower bandwidth requirements for cable operators, while increasing convenience and variety for cable operators' customers.

  DIVA believes that its VOD service offers significant advantages to cable operators, who face increased competition for subscribers from DBS companies, the telecommunications industry and other video delivery services. To date, DIVA has entered into discussions for deployment of its VOD system with a number of multiple systems operators ("MSOs") in the United States that have upgraded or have begun the process of upgrading to two-way capable hybrid fiber/coaxial ("HFC") plant. DIVA has deployed its VOD service in a single headend location in cable systems owned by Lenfest Communications, Inc. ("Lenfest"), Adelphia Communications Corporation ("Adelphia"), Cablevision Systems Corporation ("Cablevision") and Rifkin & Associates ("Rifkin").

  The Company has obtained the rights to provide a broad array of entertainment content through license arrangements with Warner Bros. (including New Line Cinema, Turner and WarnerVision), Sony Pictures (including Columbia, Tristar and Sony Classics), Universal Pictures, Polygram, Walt Disney Pictures, Twentieth Century Fox, MGM, HBO and other specialized programmers. Under these arrangements, the Company has rights to over 3,000 video titles for its initial deployments, including new releases, library titles and classics, special interest videos, children's videos and adult-content movies. The Company is seeking to expand its license arrangements to include additional studios and specialized programmers and is pursuing distribution rights for new entertainment offerings, including on-demand music videos and educational, instructional and other content.

  The Company was founded in June 1995 when it acquired certain exclusive rights for consumer applications of the Sarnoff Server from Sarnoff Real Time Corp. ("SRTC"), a company formed as a spin-off from Sarnoff Corporation ("Sarnoff"), formerly RCA Labs, which was responsible for inventing color television. Sarnoff, a premier visual image laboratory, played a key role in developing the DIRECTV satellite system and the high definition television ("HDTV") standard. DIVA acquired SRTC in April 1998.

                               THE EXCHANGE OFFER

The Exchange Offer..........      $1,000 principal amount at maturity of
                                  the New Notes in exchange for each $1,000 principal amount at maturity of the Old
                                  Notes.  As of September 28, 1998,
                                  $463,000,000 in aggregate principal
                                  amount at maturity of Old Notes were
                                  outstanding. The Company will issue the New Notes to Holders on or promptly after the Expiration Date.

                                  Based on an interpretation by the Staff
                                  of the SEC set forth in the Staff's Exxon
                                  Capital Holdings Corp. SEC No-Action
                                  Letter (available April 13, 1989), Morgan
                                  Stanley & Co., Inc. SEC No-Action Letter
                                  (available June 5, 1991), Shearman &
                                  Sterling SEC No-Action Letter (available
                                  July 7, 1993), and other no-action
                                  letters issued to third parties, the
                                  Company believes that New Notes issued
                                  pursuant to the Exchange Offer in
                                  exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act. However, any Holder who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) cannot rely on the interpretation by the Staff of the SEC set forth in the above referenced no-action letters, (ii) cannot tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. See "Risk Factors -- Consequences to Non-Tendering Holder of Old Notes."

                                  Each Participating Broker-Dealer that
                                  receives New Notes for its own account
                                  pursuant to the Exchange Offer must
                                  acknowledge that it will deliver a
                                  prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities and not acquired directly from the Company. The Company has agreed that for a period of 180 days after the effective date of the Registration Statement, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

Expiration Date.................              , 199 , unless the Exchange
                                  Offer is extended, in which case the term
                                  "Expiration Date" means the latest date
                                  and time to which the Exchange Offer is
                                  extended.

Accretion of the New Notes and
the Old Notes...................
                                  No cash interest will accrue or be
                                  payable in respect of the New Notes prior to March 1, 2003. Thereafter, interest will accrue at the rate of 12 5/8% per annum, payable semi-annually in arrears on each March 1 and September 1, commencing September 1, 2003. The Old Notes validly tendered and accepted for exchange will continue to accrete in principal amount at the rate of 12 5/8% per annum to, but excluding, the issuance date of the New Notes and will cease to accrete in principal amount upon cancellation of the Old Notes and issuance of the New Notes. Any Old Notes not tendered or accepted for exchange will continue to accrete in principal amount at the rate of 12 5/8% per annum in accordance with its terms. The Accreted Value of the New Notes upon issuance will equal the Accreted Value of the Old Notes accepted for exchange immediately prior to issuance of the New Notes.

Conditions to the Exchange        The Exchange Offer is subject to certain
Offer...........................  customary conditions.  The conditions are limited and relate in general to
                                  proceedings which have been instituted or laws which have been adopted that might impair the ability of the Company to proceed with the Exchange Offer. As of the date hereof, none of these events had occurred, and the Company believes their occurrence to be unlikely. If any such conditions do exist prior to the Expiration Date, the Company may (i) refuse to accept any Old Notes and return all previously tendered Old Notes, (ii) extend the Exchange Offer or (iii) waive such conditions. See "The Exchange Offer
                                  -- Conditions."

Procedures for Tendering Old      Each Holder of Old Notes wishing to
Notes...........................  accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old
                                  Notes to be exchanged and any other
                                  required documentation to The Bank of New
                                  York, as Exchange Agent (the "Exchange
                                  Agent"), at the address set forth herein and therein or effect a tender of such Old Notes pursuant to the procedures for book-entry transfer as provided for herein. By executing the Letter of Transmittal or effecting a book-entry transfer, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such person is an "affiliate," as defined in Rule 405 under the Securities
                                  Act, of the Company.  Each Participating
                                  Broker-Dealer that receives New Notes not acquired directly from the Company must acknowledge that it will deliver a copy of this Prospectus in connection with any resale of such New Notes. See "The
                                  Exchange Offer -- Procedures for
                                  Tendering" and "Plan of Distribution."

Special Procedures for            Any beneficial owner whose Old Notes are
Beneficial Owners...............  registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered
                                  Holder to tender such Old Notes on such
                                  beneficial owner's behalf.  If such
                                  beneficial owner wishes to tender on such beneficial owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration
                                  Date.  See "The Exchange Offer --
                                  Procedures for Tendering."

Guaranteed Delivery Procedures..  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are
                                  not immediately available or who cannot
                                  deliver their Old Notes, the Letter of
                                  Transmittal or any other documents
                                  required by the Letter of Transmittal to the Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights...............  Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time,
                                  on the Expiration Date by delivering a
                                  written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth under "The Exchange Offer -- Withdrawal of Tenders."

Acceptance of Old Notes and
Delivery of New Notes...........
                                  The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. Any Old Notes not accepted for exchange will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer -- Terms of the Exchange Offer."

Certain Tax Considerations......  The exchange pursuant to the Exchange
                                  Offer should not be a taxable event for
                                  federal income tax purposes.  See
                                  "Certain Federal Income Tax
                                  Considerations."

Exchange Agent..................  The Bank of New York.

                               TERMS OF NEW NOTES

  The Exchange Offer applies to up to $463,000,000 aggregate principal amount at maturity of the Company's Old Notes. The New Notes will be obligations of the Company evidencing the same Indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of the New Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to additional interest payments applicable to the Old Notes. See "Description of the New Notes."

New Notes Offered...............  $463,000,000 aggregate principal amount at maturity of 12 5/8% Senior Discount
                                  Notes due 2008, Series B.

Maturity........................  March 1, 2008.

Interest........................  The New Notes will accrete in value through March 1, 2003 (the "Full
                                  Accretion Date") at a rate of 12 5/8% per annum, compounded semi-annually. Cash interest will neither accrue nor be payable on the New Notes prior to the Full Accretion Date. Thereafter, the New Notes will bear interest at the rate of 12 5/8% per annum, payable in cash semi-annually in arrears on March 1 and September 1, commencing September 1, 2003.

Ranking.........................  The New Notes will be senior unsecured obligations of the Company, will rank
                                  pari passu (equally) in right of payment with all existing and future unsubordinated unsecured Indebtedness (as defined in "Description of the Old Notes -- Certain Definitions") of the Company and will be senior in right of payment to all future subordinated Indebtedness of the Company. As of September 28, 1998, the Company had approximately $269.3 million of Indebtedness (not giving effect to any amounts attributable to the value of warrants issued in conjunction with the Old Notes). However, the Company is a holding company and the New Notes will be effectively subordinated to future Indebtedness and other liabilities (including any subordinated Indebtedness and trade payables) of the Company's subsidiaries. See "Risk Factors-- Substantial Leverage; Ability to Service Indebtedness; Restrictive Covenants" and "-- Holding Company Structure; Dependence of Company on Subsidiaries for Repayment of Notes."

Sinking Fund....................  None.

Optional Redemption.............  The New Notes may be redeemed at the option of the Company, in whole or in
                                  part, at any time on or after March 1,
                                  2003, at a premium declining to par on
                                  March 1, 2006, plus accrued and unpaid
                                  interest through the redemption date.

                                  In addition, at any time prior to or on
                                  March 1, 2001, the Company may redeem up to 35% of the aggregate principal amount at maturity of the New Notes at a redemption price of

                                  112.625% of the Accreted Value on the
                                  date of redemption, with the net cash
                                  proceeds of one or more sales of Capital
                                  Stock (other than Disqualified Stock);
                                  provided, however, that New Notes
                                  representing at least $301.0 million of
                                  aggregate principal amount at maturity
                                  remain outstanding immediately after the occurrence of such redemption.

Change of Control...............  In the event of a Change of Control, the
                                  Company must repurchase the New Notes at a price equal to 101% of the aggregate principal amount or Accreted Value thereof, as applicable, plus accrued and unpaid interest to the date of purchase. There can be no assurance that the Company will have the financial resources necessary to repurchase the New Notes upon a Change of Control. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness; Restrictive Covenants" and "Description of the Old Notes -- Events of Default."

Covenants.......................  The Indenture contains certain covenants that, among other things, limit the
                                  ability of the Company and its Restricted
                                  Subsidiaries (as defined in "Description of the Old Notes -- Certain Definitions") to make certain restricted payments, incur additional Indebtedness and issue and sell Capital Stock (as defined in "Description of the Old Notes -- Certain Definitions"), pay dividends or make other distributions, repurchase equity interests or subordinated Indebtedness, engage in sale or leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its Restricted Subsidiaries, issue or sell equity interests of the Company's Restricted Subsidiaries or enter into mergers and consolidations. In addition, under certain circumstances, the Company will be required to offer to purchase the New Notes at a price equal to 100% of the principal amount or Accreted Value thereof, as applicable, plus accrued and unpaid interest to the date of purchase, with the proceeds of certain asset sales. See "Description of the Old Notes -- Certain Covenants" and "Description of the New Notes."

Exchange Rights.................  Holders of New Notes will not be entitled to any exchange or registration rights
                                  with respect to the New Notes.  Holders
                                  of Old Notes are entitled to certain
                                  exchange rights pursuant to the
                                  Registration Rights Agreement.  Under the
                                  Registration Rights Agreement, the
                                  Company is required to offer to exchange the Old Notes for New Notes having substantially identical terms which have been registered under the Securities
                                  Act. This Exchange Offer is intended to satisfy such obligation. Once the Exchange Offer is consummated, the Company will have no further obligations to register any Old Notes not tendered by the Holders thereof for exchange. See "Risk Factors -- Consequences to Non-Tendering of Old Notes."

Form of New Notes...............  The New Notes will be represented by one permanent global Note in definitive,
                                  fully registered form, to be deposited
                                  with The Bank of New York, as the Trustee
                                  (the "Trustee") under the Indenture, as
                                  custodian for, and registered in the name of, a nominee of DTC. Any New Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will be represented by one permanent global Note in definitive, fully registered form deposited with the Trustee as custodian for, and registered in the name of, a nominee of DTC for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear and Cedel Bank. See "The Exchange Offer -- Book-Entry Transfers; Delivery and Form."

Use of Proceeds.................  The Company will not receive any proceeds from the Exchange Offer.


            CERTAIN CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

  The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, Holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions applicable solely to the Initial Purchasers). The Company currently does not intend to register under the Securities Act any Old Notes which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

  To the extent that Old Notes are tendered and accepted in the Exchange Offer, any trading market for Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

  The New Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage in outstanding principal amount at maturity thereof have taken certain actions or exercised certain rights under the Indenture.

  The Registration Rights Agreement provides that, if the Exchange Offer was not consummated within the time period specified therein, additional interest will accrue on the Old Notes at a rate of 0.50% per annum (over the rate at which interest is then accruing) of the Accreted Value on the preceding Semi-Annual Accrual Date and be payable in cash semiannually on March 1 and September 1 of each year, commencing September 1, 1999, until the Exchange Offer is consummated or a shelf registration statement is declared effective. See "Description of the Old Notes -- Registration Rights." Following consummation of the Exchange Offer, neither the Old Notes nor the New Notes will be entitled to any such additional interest.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

  The following Summary Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                                  PERIOD FROM
                                      YEAR ENDED JUNE 30,         JULY 1, 1995
                                   ----------------------------  (INCEPTION) TO
                                     1996      1997      1998    JUNE 30, 1998
                                   --------  --------  --------  --------------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue........................... $     --  $     --  $     82     $     82
                                   --------  --------  --------     --------
Operating expenses:
 Research and development.........    8,451    17,539    28,278       54,268
 Sales and marketing..............    1,071     3,168     4,170        8,409
 General and administrative.......    1,778     3,940    14,248       19,966
 Acquired in-process research and
  development(1)..................       --     4,061    18,656       22,717
                                   --------  --------  --------     --------
   Total operating expenses.......   11,300    28,708    65,352      105,360
                                   --------  --------  --------     --------
Net operating loss................   11,300    28,708    65,270      105,278
                                   --------  --------  --------     --------
Other (income) expense, net:
 Equity in (income) loss of
  investee........................     (357)    2,080     1,631        3,354
 Interest income..................      (65)     (410)   (5,632)      (6,107)
 Interest expense.................      395     3,590    13,730       17,715
                                   --------  --------  --------     --------
   Total other (income) expense,
    net...........................      (27)    5,260     9,729       14,962
                                   --------  --------  --------     --------
Net loss before extraordinary
 item.............................   11,273    33,968    74,999      120,240
Extraordinary loss early
 extinguishment of debt...........       --        --    10,676       10,676
                                   --------  --------  --------     --------
Net loss.......................... $ 11,273  $ 33,968  $ 85,675     $130,916
                                   ========  ========  ========     ========
Basic and diluted net loss per
 share:
 Loss before extraordinary item... $   1.04  $   2.22  $   4.56     $   8.46
 Extraordinary loss early
  extinguishment of debt..........       --        --      0.65         0.75
                                   --------  --------  --------     --------
   Net loss....................... $   1.04  $   2.22  $   5.21     $   9.21
                                   ========  ========  ========     ========
Shares used in per share
 computations.....................   10,895    15,316    16,447       14,219
                                   ========  ========  ========     ========
OTHER DATA:
Depreciation and amortization..... $     31  $    891  $  5,778     $  6,700
EBITDA(2).........................  (11,269)  (27,817)  (59,492)     (98,578)
Capital expenditures..............    2,568     6,044    13,364       21,976
Ratio of earnings to fixed
 charges(3).......................       --        --        --           --

                                                             AS OF JUNE 30, 1998
                                                             -------------------
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents, and short-term investments..........      $197,564
Property and equipment, net.................................        19,349
Total assets................................................       233,398
Long-term debt..............................................       243,031
Total stockholders' deficit.................................       (13,980)

--------
(1) In connection with the acquisition of Norstar Multimedia Inc. in July 1996 and SRTC in April 1998, the Company wrote off acquired in-process research and development of $4.1 million and $18.7 million, respectively, as a one-time charge to operations for the fiscal years ended June 30, 1997 and 1998, respectively.

(2) EBITDA consists of net loss before equity in (income) loss of investee, net interest expense and income taxes, and depreciation and amortization. EBITDA is a commonly used measure in the media industry. It is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles ("GAAP") for the periods indicated.

(3) In calculating the ratio of earnings to fixed charges, "earnings" consist of net loss before income tax expense, fixed charges, and undistributed income or losses attributable to an entity less than 50% owned by the Company accounted for under the equity method, where there is no guarantee, directly or indirectly, to service the debt of such entity. Fixed charges consist of net interest expense, including such portion of rental expense that is attributed to interest. For the fiscal years ended June 30, 1996, 1997 and 1998, and for the period from July 1, 1995 (inception) to June 30, 1998, earnings were inadequate to cover fixed charges by $11.6 million, $31.9 million, $84.0 million, and $127.6 million, respectively.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following factors in evaluating the Exchange Offer. In addition, this Prospectus includes "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Actual results will differ and such differences may be material. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth below.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS; RESTRICTIVE COVENANTS

  As a result of the issuance of the Old Notes, the Company is highly leveraged. As of June 30, 1998, the Company had total debt of approximately $243.0 million, accreting to $463.0 million in 2003. As of June 30, 1998, the actual accreted value of such debt (not giving effect to any amounts attributable to the value of the warrants issued in conjunction with such debt) was $261.4. The Indenture permits the Company and its Restricted Subsidiaries to incur substantial additional indebtedness. See "Description of the Old Notes -- Certain Covenants." The Company believes its existing cash and cash equivalents will be sufficient to meet its cash requirements for at least the next 18 months. Thereafter, the Company expects to require substantial additional indebtedness primarily to fund operating deficits and to finance the continued development and enhancement of its VOD system and to fund capital expenditures in connection with commercial deployment of its system. See "-- Substantial Future Capital Requirements." As a result, the Company expects that it will continue to have substantial indebtedness. The degree to which the Company is leveraged could have important consequences to the holders of the New Notes, including, but not limited to, the following:
(i) the Company's ability to obtain additional financing in the future for working capital, system deployments, development and enhancement of its VOD system, capital expenditures, acquisitions and other general corporate purposes may be materially limited or impaired; (ii) the Company's cash flow, if any, will not be available for the Company's business because a substantial portion of the Company's cash flow must be dedicated to the payment of principal and interest on its indebtedness; (iii) the terms of future permitted indebtedness may limit the Company's ability to redeem the New Notes in the event of a Change of Control (as defined); and (iv) the Company's high degree of leverage may make it more vulnerable to economic downturns, may limit its ability to withstand competitive pressures and may reduce its flexibility in responding to changing business and economic conditions.

  The ability of the Company to make scheduled debt service payments (including with respect to the New Notes) will depend upon the Company's ability to achieve significant and sustained growth in its cash from operations and to complete necessary additional financing. The Company's ability to generate sufficient cash from operations is dependent upon, among other things, the market acceptance and customer demand for DIVA's VOD service, the Company's ability to successfully continue the development and enhancement of its system including the Sarnoff Server, set-top box and network, including compatibility with evolving industry standards as they are defined, the future operating performance of the Company, the Company's ability to obtain long-term contracts with MSOs, and the rate of and success of commercial deployment of its VOD system. The Company expects that it will continue to generate operating losses and negative cash flow for at least the next several years. No assurance can be given that the Company will be successful in achieving and maintaining a level of cash from operations sufficient to permit it to pay the principal, premium, if any, and interest on its indebtedness. If the Company is unable to generate sufficient cash from operations to service its indebtedness, it may have to forego or delay development and enhancement of its VOD system and service, reduce or delay system deployments, restructure or refinance its indebtedness or seek additional equity capital or debt financing. There can be no assurance that
(i) any such strategy could be effected on satisfactory terms, if at all, in light of the Company's high leverage or (ii) any such strategy would yield sufficient proceeds to service the Company's indebtedness, including the New Notes. Any failure by the Company to satisfy its obligations with respect to the New Notes or any other indebtedness could result in a default under the Indenture and could cause a default under agreements governing other indebtedness of the Company. In the event of such a default, the holders of such indebtedness would have enforcement rights, including the right to accelerate such debt and the right to commence an involuntary bankruptcy proceeding against the Company. Absent a certain level of successful commercial deployment of its VOD service, ongoing technical development and enhancement of its VOD system and significant growth of its cash flow, the Company will not be able to service its indebtedness.

  The Indenture imposes operating and financial restrictions on the Company and its subsidiaries. These restrictions will affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from the disposal of assets, make investments, make dividend payments and other distributions on capital stock and redeem capital stock. See "Description of the Old Notes." There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company. However, the limitations in the Indenture will be subject to a number of important qualifications and exceptions. In particular, while the Indenture will restrict the Company's ability to incur indebtedness by requiring that specified leverage ratios are met, it will permit the Company and its subsidiaries to incur substantial indebtedness (which may be secured indebtedness), without regard to such ratios, to finance the acquisition of equipment, inventory or network assets or to finance or support working capital and capital expenditures for its business.

SUBSTANTIAL FUTURE CAPITAL REQUIREMENTS

  The Company will require substantial additional funds for the continued development and commercial deployment of its VOD service. As of June 30, 1998, the Company had approximately $197.6 million in cash, cash equivalents and short-term investments. From inception until June 30, 1998, the Company had an accumulated deficit of $130.9 million. The Company has made and expects to continue to make significant investments in working capital and capital expenditures in order to continue required development activities, continue to commercially deploy its VOD service and fund operations until such time, if at all, as the Company begins to generate positive cash flows from operations. The Company expects that its cash flow from operating and investing activities will be increasingly negative over the next several years. The Company believes that its existing cash, cash equivalents and short-term investments will be sufficient to meet its working capital and capital expenditure requirements for at least the next 18 months. Thereafter, the Company anticipates that it will need to raise significant additional funds to support its operations. However, the Company may need to raise additional funds earlier if its estimates of working capital and/or capital expenditure requirements change or prove to be inaccurate. The Company may also need to raise significant additional funds in order to respond to unforeseen technological or marketing hurdles or to take advantage of unanticipated opportunities. Actual capital requirements may vary from expectations and will depend on numerous future factors and conditions, many of which are outside of the Company's control, including, but not limited to
(i) the ability of the Company to meet its development and deployment schedules; (ii) the accuracy of the Company's assumptions regarding the rate and extent of commercial deployment and market acceptance by cable operators and customers; (iii) the extent that cable operators choose to deploy DIVA Converter Units ("DCUs") as opposed to industry standard, DIVA-compatible set-top boxes; (iv) the number of customers choosing DIVA's VOD service and their buying patterns; (v) the nature and penetration of new services to be offered by the Company; (vi) unanticipated costs; and (vii) the need to respond to competitive pressures and technological changes. The Company has no present commitments or arrangements assuring it of any future equity or debt financing, and there can be no assurance that the Company will be able to obtain any such equity or debt financing on favorable terms or at all. In the event that the Company is unable to obtain such additional capital, the Company will be required to delay the expansion of its business or take other actions that could have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

DEVELOPMENT STAGE COMPANY; LIMITED REVENUES; HISTORY OF LOSSES

  The Company is a development stage company with limited commercial operating history, having commercially deployed its VOD service on a limited basis beginning in September 1997. The Company has incurred substantial net losses in the period since inception through June 30, 1998 of approximately
$130.9 million. The Company expects to continue to incur substantial losses and experience substantial negative cash flow for at least the next several years as it continues to develop and deploy its VOD service. The Company's limited operating history makes the prediction of future operating results difficult or impossible. The Company has entered into contingent contracts with Lenfest, Adelphia, Cablevision and Rifkin. Through June 30, 1998, the Company recognized revenues of approximately $82,000. DIVA does not expect to generate any substantial revenues unless and until its VOD service is deployed at a significant number of additional headend locations and it has a substantial number of customers.

  The Company's prospects should be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. The Company's future success depends in part on its ability to accomplish a number of objectives, including, but not limited to (i) further technical development of and reduction of the cost of manufacturing the Sarnoff Server and other system components and modification of the service software for future advances, (ii) further integration of its headend equipment to achieve cost reductions and reduce physical space requirements for widespread VOD deployment in a large number of headends, (iii) continued scaling of the entire end-to-end system and its implementation for use with larger numbers of customers and an increased number of movie titles, (iv) further development of the Sarnoff Server required for large-scale deployment of its VOD service and for other interactive and digital applications, (v) the integration of secondary storage with the Sarnoff Server to increase the number of available movie titles, (vi) integrating DIVA's VOD system with various industry-adopted two-way digital platforms, including digital set-top boxes and other digital applications, (vii) designing and accessing content packages and service offerings that will attract ongoing consumer demand for DIVA's VOD service on competitive economic terms, (viii) enhancement of its system to offer additional services, including music videos and time-shifting, (ix) completion of initial deployments with acceptable system performance and consumer acceptance, (x) integrating DIVA's VOD service with other digital services that cable operators may offer, (xi) entering into long-term service contracts on acceptable terms with MSOs and (xii) raising significant additional debt and/or equity financing to fund the Company's cash requirements beyond 1999. See "Business -- Research and Development Activity."

RISKS ASSOCIATED WITH ANTICIPATED GROWTH

  The Company intends to aggressively expand its operations. The growth in size and scale of the Company's business has placed and is expected to continue to place significant demands on its management, operating, third party manufacturing and financial resources. The Company's ability to manage growth effectively will require continued implementation of and improvements to its operating, manufacturing and financial systems and will require the Company to expand and continue to train and manage its employee base. These demands likely will require the addition of new management personnel and the development of additional expertise by existing management personnel. Although the Company believes that it has made adequate allowances for the costs and risks associated with future growth, there can be no assurance that the Company's systems, procedures or controls or financial resources will be adequate to support the Company's operations or that management will be able to keep pace with such growth. If the Company is unable to manage its growth effectively, the Company's business, operating results, financial condition and ability to achieve sufficient cash flow to service its indebtedness, including the New Notes, will be materially adversely affected. See "Management."

UNCERTAINTY OF FUTURE REVENUES; FLUCTUATING OPERATING RESULTS

  As a result of the Company's limited operating history and the emerging nature of the market in which it competes, the Company is unable to accurately forecast its revenues. The Company does not have historical financial data for a significant number of periods on which to base planned operating expenses and plans its operating expenses based in part on anticipated revenues. If revenues in a particular period do not meet expectations, it is likely that the Company will not be able to adjust significantly its level of expenditures for such period, which could have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes. The Company expects to incur significant operating expenses in order to continue development activities, continue to commercially deploy its VOD service and expand its operations.
The cost of deployments is highly variable and will depend upon a wide variety of factors, including the cable system architecture, the size of the service area served by a headend, local labor rates and other economic factors. In particular, the Company must install Sarnoff Servers at a headend well in advance of generating any revenues from customers served by such headend. To the extent that expenses precede or are not subsequently followed by increased revenues, the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes, could be materially adversely affected.

  The timing and amount of future revenues will depend in large part upon the Company's ability to obtain long-term contracts with cable companies and the successful deployment of DIVA's VOD service pursuant to such agreements. New deployment agreements are expected to be secured on an irregular basis, if at all, and there may be prolonged periods of time during which the Company does not enter into new agreements or expanded arrangements. Furthermore, actual deployments under such agreements are expected to occur at irregular intervals, and the Company will have little control over when such deployments will occur, which will make revenues difficult to forecast. Factors that may affect the Company's operating results included, but are not limited to: (i) the Company's success in obtaining and retaining customers, (ii) customers' usage of the Company's VOD service and their buying patterns, (iii) the rate of growth in customers, (iv) the cost of continued development of the DIVA system and other costs relating to the expansion of operations, (v) pricing changes by the Company and its competitors, (vi) prices charged by suppliers,
(vii) the mix of the Company's service offerings sold, (viii) the introduction of new service offerings by the Company's competitors, (ix) the evolution of alternative forms of in-home entertainment systems, (x) economic conditions in the cable television industry, (xi) the market for home video entertainment services and (xii) general economic conditions. Any one of these factors, most of which are outside of the Company's control, could cause the Company's operating results to fluctuate significantly in the future. In response to a changing competitive environment and in order to respond to local viewing patterns, the Company may choose or may be required from time to time to make certain pricing, service or marketing decisions or enter into strategic alliances or investments or be required to develop upgrades or enhancements to its system that could have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Due to the foregoing factors, the Company's revenues and operating results are difficult to forecast. The Company believes that its quarterly revenues, expenses and operating results will vary significantly in the future and that period-to-period comparisons are not meaningful and are not indicative of future performance. As a result of the foregoing factors, it is likely that in some future quarters or years the Company's operating results will fall below the expectations of securities analysts or investors, which would have a material adverse effect on the trading price of the New Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON SINGLE SERVICE; ACCEPTANCE BY SUBSCRIBERS

  The Company expects to derive a substantial portion of its future revenues from providing its VOD service to cable operators and their subscribers. The Company's future financial performance will depend on the successful introduction and broad customer acceptance of DIVA's VOD service, as to which there can be no assurance. Numerous factors could have a material adverse effect on the level of consumer acceptance, including, but not limited to, the degree of consumer sensitivity to (i) the price of DIVA's service and (ii) the inability of DIVA or third-party manufacturers to provide a single set-top box that both enables DIVA's VOD service and replaces the customer's existing set-top box. Since there is no existing market for true VOD service, there can be no assurance that an acceptable level of consumer demand will be achieved. If sufficient demand for DIVA's VOD service does not develop due to lack of market acceptance, technological change, competition or other factors, the Company's business, operating results and financial condition and its ability to generate sufficient cash flow to service its indebtedness, including the New Notes, would be materially adversely affected.

LIMITED COMMERCIAL DEPLOYMENTS TO DATE

  The Company has deployed its VOD service in a single headend location in cable systems owned by Lenfest, Adelphia, Cablevision and Rifkin. Prior to launch of the service to commercial subscribers, the Company (i) installed a Sarnoff Server at each headend location with associated DIVA control and management systems; (ii) installed DCUs in an agreed-to number of homes and business locations and delivered DIVA's VOD service without charge to such locations; and (iii) completed technical testing designed to stress both the MSO's two-way HFC plant and DIVA's system and VOD service. During these periods, the Company experienced delays due to set-top box development, two-way cable plant readiness, and integration and related stability testing of the Company's and the cable operator's operating platforms and systems. The Company experienced both fewer causes of delay and delays of more limited duration with each successive installation. While the Company anticipates continued reduction in the duration of these periods that precede commercial deployments, there can be no assurance that the Company will not experience other delays in the testing, rollout or delivery of its VOD service, or that such service can be delivered on the scale anticipated by the Company. The existing commercial deployments, unless expanded in scope, will not serve more than a limited number of customers. Until the Company is able to deploy on a large scale in one cable system, the scalability of the Company's VOD system will remain unproven. Further, there can be no assurance that unforeseen problems will not develop as the Company evolves its technology, products and services, or that the Company will be successful in the continued development, cost reduction and commercial implementation of its technology, products and services on a wide scale. See "Business."

DEPENDENCE ON CABLE OPERATOR PARTICIPATION

  The Company's future success depends in large part on its ability to sign long-term service contracts with cable operators to deploy DIVA's VOD service. The Company's ability to enter into long-term commitments will depend upon, among other things, successful commercial deployment of the Company's fully-integrated VOD system and the Company's ability to demonstrate that its VOD service is reliable and more attractive to customers than alternative entertainment services such as PPV services and NVOD. To date, the Company has obtained contingent commitments, subject to significant conditions, from Lenfest, Adelphia, Cablevision and Rifkin. The Company is in discussions with various other cable operators regarding its VOD service. There can be no assurance that the Company will be able to enter into definitive agreements with any of these or any other cable operators or that the ongoing viability of DIVA's VOD service will be successfully demonstrated. If cable operators are not persuaded to deploy the Company's VOD service, there can be no assurance that the Company's VOD system can be modified and successfully marketed to other potential video providers, and such modifications would require additional time and capital if pursued. The Company must negotiate separate agreements with each cable operator as well as for each service the Company seeks to provide over their cable plant. Cable operators generally enter into service agreements on a wholesale basis and own, install and fund all customer and headend equipment. By contrast, DIVA provides all headend hardware and software components of its VOD service and intends to generate earnings through long-term, revenue sharing agreements with MSOs. In addition, certain MSOs may desire to determine the service packaging and set the pricing of DIVA's VOD service for their subscribers. In the event that different pricing models are required to establish business relationships with MSOs, there can be no assurance that DIVA will be able to maintain comparable rates of return. DIVA believes that, in order to implement its VOD service with certain MSOs, it may have to alter its business model. There can be no assurance that DIVA will be able to successfully alter its business model, that such an alteration would not produce a material adverse change to the economics of DIVA's business model or that cable operators will be willing to deploy DIVA's VOD service on these or any other terms. VOD is a new market, and the Company's VOD service is only one possible means available to cable operators for providing movies in the home. Although the Company believes that it has an economically viable turnkey solution, there can be no assurance that the Company will be successful in achieving the widespread adoption of its VOD service by the cable industry or that it will be able to attract and retain customers. The inability of the Company to enter into definitive agreements with cable operators or the lack of acceptance of DIVA's VOD service by cable operators and their subscribers would have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes. See "Business."

LONG-TERM CABLE OPERATOR AGREEMENTS DEPENDENT ON INITIAL COMMERCIAL DEPLOYMENT

  The Company's agreements with each of Lenfest, Adelphia, Cablevision and Rifkin are conditioned upon the successful completion of an initial commercial deployment phase, which is designed to allow both parties to verify the business viability of DIVA's VOD service, in accordance with certain criteria set forth in the agreements. The Company is currently in the initial commercial deployment phase with each of these cable operators. Following the initial commercial deployment phase, if any such cable operator is satisfied that DIVA's VOD service meets its business and operational expectations, DIVA will continue and expand the existing deployment and commence commercial deployment in certain of such cable operators' other cable systems on an agreed-to schedule. If DIVA's VOD service does not demonstrate business viability or if the cable operator otherwise determines that such service does not meet its business or operational expectations, none of Lenfest, Adelphia, Cablevision nor Rifkin is obligated to deploy DIVA's VOD service. There can be no assurance that the Company will successfully complete its initial commercial deployment phases or that DIVA's VOD system and service will be deployed beyond the initial phases in any such cable operator's systems. In the event the Company fails to successfully complete initial commercial deployment in any such cable operator's systems in accordance with the contracts, the Company will be unable to generate any cash flow from such systems and other prospective cable companies may be reluctant to enter into long-term commitments with the Company due to concerns about the viability of DIVA's VOD system.

DEPENDENCE ON ADVANCED CABLE DISTRIBUTION NETWORKS

  DIVA's system requires deployment on cable systems upgraded to HFC architecture linking headends with nodes serving not more than 2,000 homes, with the return path from the customer to the headend activated to enable two-way operation. Only a portion of existing cable plant in the U.S. has been upgraded to HFC architecture with return path capability, and only a portion of the upgraded plant is currently activated for two-way transmission. A number of cable operators have announced and begun to implement major infrastructure investments to deploy two-way capable HFC systems which require significant financial, managerial, operating and other resources. HFC upgrades have been, and likely will continue to be, subject to delay or cancellation. In addition, the Company believes that the widespread deployment of VOD services such as DIVA's will not occur until MSOs decide to deploy digital services through this upgraded plant and invest in new digital set-top boxes. There can be no assurance that these or any other cable operators will continue to upgrade their cable plant or that sufficient, suitable cable plant will be available in the future to support DIVA's VOD service. The failure of cable operators to complete planned upgrades in a timely and satisfactory manner, or at all, and the lack of suitable cable plant to support DIVA's VOD service would have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes. In addition, the Company will be highly dependent on cable operators to continue to maintain their cable infrastructure in such a manner that the Company will be able to provide consistently high performance and reliable service. Therefore, the future success and growth of the Company's business will also be subject to economic and other factors affecting the ability of cable operators to finance substantial capital expenditures to maintain and upgrade the cable infrastructure. See "Business -- Business Strategy," "-- Deployment Agreements and Relationships" and "-- Technology."

RISK OF TECHNOLOGICAL CHANGE AND NEW PRODUCT DEVELOPMENT

  Rapid technological developments are expected to occur in the home video entertainment industry. As a result, the Company has modified and expects to continue to modify its research and development plan. Such modifications, including those of its set-top box, have resulted in delays and increased costs. Furthermore, the Company expects that it will be required to continue to enhance its current VOD service and develop and introduce increased functionality and performance to keep pace with technological developments and consumer preferences. In particular, the Company must (i) continue technical development of and reduce the cost of manufacturing the Sarnoff Server, Video Session Manager and the DCU and integrate software, (ii) further integrate its headend equipment to achieve cost reductions and reduce physical space requirements for widespread VOD deployment in a large number of headends,
(iii) complete a scalable turnkey system and test it for use with larger numbers of customers and a large number of movie titles, (iv) continue further development of the Sarnoff Server required for large-scale deployment of its VOD service and for other interactive and digital applications, (v) integrate the Sarnoff Server with the secondary storage to be able to provide an increased number of titles and (vi) in order to achieve broader deployment, port its application on to industry standard digital platforms. There can be no assurance that DIVA will, on a satisfactory timetable, be able to accomplish any of these tasks or do so while maintaining the same functionality. See "Business -- Research and Development Activity."

  The cable industry has launched an initiative called "open cable," which will redefine the requirements and features of the digital set-top converters and their control systems. The open cable initiative is managed by CableLabs on behalf of the cable MSOs and is supported by some of the set-top box manufacturers, including General Instrument Corporation ("General Instrument") and Scientific-Atlanta, Inc. ("Scientific-Atlanta"). The open cable initiative is defining future set-top box requirements, which could affect DIVA's set-top box development program presently being implemented. There can be no assurance that the Company will be successful in developing and marketing product and service enhancements or new services that respond to technological and market changes or that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of such new services or enhancements. The Company has encountered delays in product development, service integration and field tests and other difficulties affecting both software and hardware components of its system and its ability to operate successfully over HFC plant. In addition, many of the Company's competitors have substantially greater resources than the Company to devote to further technological and new product development. See "--
 Competition for VOD Services." There can be no assurance that technological and market changes or other significant developments in VOD technology by the Company's competitors will not render DIVA's VOD service obsolete.

  For the initial deployments, DIVA is using a separate set-top box that is deployed in parallel with the customer's analog cable set-top box. DIVA has signed a non-binding letter of intent with General Instrument pursuant to which the Company has agreed to cooperate with General Instrument to make DIVA's VOD system compatible with General Instrument's Digital Network
System. In future years, DIVA will need to port its VOD solution onto other industry-adopted two-way digital platforms that may be offered by General Instrument, Scientific-Atlanta and other companies. There can be no assurance that the Company will be successful in accomplishing any of these integrations on a cost-effective basis or at all. Furthermore, there can be no assurance that this letter of intent will lead to a definitive agreement with General Instrument. The Company previously entered into a non-binding letter of intent with Scientific-Atlanta to achieve compatibility between DIVA's VOD System and Scientific-Atlanta's Digital Broadband Delivery System. This letter of intent has since expired without resulting in a definitive agreement.

RELIANCE ON THIRD-PARTY MANUFACTURERS; EXPOSURE TO COMPONENT SHORTAGES

  The Company depends and will continue to depend on third parties to manufacture the major elements of its VOD system. The Company has subcontracted manufacturing of the Sarnoff Server to one company, the DCU to another company and components of its Video Session Manager to a third company. As a result of the complexity of the Company's hardware components, manufacturing and quality control are time consuming processes. Consequently, there can be no assurance that these manufacturers will be able to meet the Company's requirements in a timely and satisfactory manner or the Company would be able to find or maintain a suitable relationship with alternate qualified manufacturers for any such elements. The Company's reliance on third-party manufacturers involves a number of additional risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, production yields and costs. In the event the Company is unable to obtain such manufacturing on commercially reasonable terms, DIVA's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes, would be materially adversely affected.

  Certain of the Company's subassemblies and components used in the Sarnoff Server, the Video Session Manager and the DCU are procured from single sources and others are procured only from a limited number of sources. Consequently, the Company may be adversely affected by worldwide shortages of certain components, significant price increases, reduced control over delivery schedules, and manufacturing capability, quality and cost. Although the Company believes alternative suppliers of products, services, subassemblies and components are available, the lack of alternative sources could materially impair the Company's ability to deploy its VOD system. Manufacturing lead times can be as long as nine months for certain critical components. Therefore, the Company may require significant working capital to pay for such components well in advance of revenues. Moreover, a prolonged inability to obtain certain components could have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes, and could result in damage to MSO or customer relationships. See "Business -- Operations."

UNCERTAINTY OF PROTECTION OF PATENTS AND PROPRIETARY RIGHTS

  The Company's future success depends, in part, on its ability to protect its intellectual property and maintain the proprietary nature of its technology through a combination of patents, licenses and other intellectual property arrangements. The Company has licensed rights to the Sarnoff Server and the DCU initially developed by Sarnoff. Sarnoff and the Company have filed applications and intend to file additional applications for patents covering the Sarnoff Server. Sarnoff and the Company have filed applications for patents covering the DCU, and the Company has filed patent applications, and intends to file additional and derivative patent applications covering the interactive service and its technology. There can be no assurance, however, that any patents issued to Sarnoff or the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection to the Company. Despite the efforts of Sarnoff and the Company to safeguard and maintain these proprietary rights, there can be no assurance that the Company will be successful in doing so or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies. On August 18, 1998, the Company received a notice from a third party licensing company stating that it has acquired rights in two U.S. patents and that the Company's VOD system and process are described in the claims of these patents. The Company and outside patent counsel are conducting a preliminary analysis of these third party patents. The Company has filed trademark applications on certain marks and logos. In July 1996, DIVA received a notice from a third party claiming that the Company's use of one of its trademarks infringes a trademark right held by such party. DIVA responded to the letter in late July 1996, asserting that the use of the trademark does not infringe on the trademark right that the party holds. The Company has received no further response. In August 1998, the Company received a notice from a third party, which provides integrated circuits for digital multimedia applications, claiming that such third party's trademark application gives it priority over the Company's use of the "DIVA" mark. The Company is in the process of preparing its response to this letter. DIVA could encounter similar challenges to its trademarks in the future.

  Since patent applications in the U.S. are not publicly disclosed until the patent has been issued, applications may have been filed which, if issued as patents, would relate to the Company's products. In addition, the Company has not conducted a comprehensive patent search relating to the technology used in the Sarnoff Server or the Company's VOD system. The Company is subject to the risk of claims and litigation alleging infringement of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement claims against the Company in the future based on patents or trade secrets or that such claims will not be successful. Parties making such claims may be able to obtain injunctive or other equitable relief which could effectively block the Company's ability to provide its VOD service in the U.S. and internationally, and could result in an award of substantial damages. In the event of a successful claim of infringement, the Company, its MSOs and other end users may be required to obtain one or more licenses from third parties. There can be no assurance that the Company or its customers could obtain necessary licenses from third parties at a reasonable cost or at all. The defense of any lawsuit could result in time consuming and expensive litigation regardless of the merits of such claims, and damages, license fees, royalty payments and restrictions on the Company's ability to provide its VOD service, any of which could have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes.

AVAILABILITY OF PROGRAMMING CONTENT; RELEASE WINDOWS

  DIVA's success will depend in part on its ability to obtain access to sufficient movies (including new releases and library titles), special interest videos and other programming content on commercially acceptable terms. Although DIVA has entered into arrangements with most of the major movie studios and a number of other content providers for its initial deployments, there can be no assurance that DIVA will be able to continue to obtain the content, during the segment of time available to VOD providers and others such as PPV, to support its VOD service beyond the geographic area of its initial deployments. DIVA could encounter increased competition for access to movie titles from competitors with greater resources and stronger relationships with major movie studios than the Company, including other VOD, NVOD or DBS providers and providers of video rentals. Such competitors could successfully negotiate with movie studios to obtain exclusive access to certain titles. Furthermore, studios could delay the period of time before a title becomes available to the Company, and reduce the period of time in which a title may be available for the VOD market. DIVA's failure to obtain timely access to such content for other areas on commercially acceptable terms would have a material adverse effect on its business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes.

COMPETITION FOR VOD SERVICES

  The market for in-home video entertainment services is intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition in the market for VOD services to intensify and increase in the future. A number of companies have announced an intention to introduce a VOD service or deliver VOD components that might be deployed by a video service provider. Intertainer, a company funded by Comcast Cable Communications ("Comcast"), Intel Corporation ("Intel"), Sony Corp. of America and NBC, is currently conducting trials with Comcast and US West to provide VOD and other services over high speed networks such as ADSL and cable modems primarily to the personal computer, but plans to provide services to television sets in the future. It is possible that companies currently operating overseas will adapt their technology and offer it through high-speed networks in the U.S. Elmsdale Media is currently conducting a trial for a VOD system in Cardiff, Wales for its cable partner, NTL, and has announced an intention to extend such trial to cover 2,000 homes. Elmsdale Media's service is slated to provide 24-hour consumer access to up to 300 movie titles. VideoNet is conducting a trial with British Telecom offering VOD and other interactive services to non-paying customers. Hongkong Telecom began offering commercial interactive services, including VOD, in March 1998 and has gained over 100,000 paying subscribers. Other companies internationally and domestically have also announced plans to provide VOD services which vary in degree of commercial viability. There can be no assurance that these or other companies will not provide equivalent or more attractive capabilities that could be more acceptable to cable operators and their subscribers.

  It is also possible that such competitors may form new alliances, develop a competitive VOD service and rapidly acquire significant market share. Such competition would materially and adversely affect the Company's business, operating results and financial condition. Companies that are or may be capable of delivering VOD components include Concurrent Computer Corp, Celerity Systems Inc., Mitsubishi Electronics America, Nippon Electric Corp., nCube, SeaChange International, Inc., Silicon Graphics Inc., Unisys, Scientific-Atlanta, Sony Corporation, Vivid Technology Inc. and FreeLinQ Communications Corporation. Some of these competitors have developed VOD products that have undergone tests or trials and may succeed in obtaining market acceptance of their products more rapidly than the Company. In addition, several major cable operators, including Time Warner Inc. and Cox Communications, previously field tested integrated system solutions utilizing components from a number of the aforementioned entities. These trials have since been terminated. Notwithstanding termination of its field trial in Orlando, Time Warner Inc. has solicited proposals from industry suppliers for elements that might be used in designing and integrating a next generation VOD system solution for an initial deployment in 1999. Cablevision continues to operate a limited trial of an in-house VOD solution despite the fact that certain component vendors are no longer supporting the project. The Company believes Cablevision has no current plans to extend the deployment of this in-house system solution, but the Company believes Cablevision intends to conduct a second limited field trial of a different VOD system, based on components supplied by a third party server supplier. The Company's competitors or potential competitors may develop affiliations with cable operators or alternative distribution providers or develop services or technologies that are better or more cost effective than the Company's VOD service. In addition, certain of these potential competitors are either directly or indirectly affiliated with content providers and cable operators and could therefore materially impact the Company's ability to sign long-term services contracts with such cable operators and obtain content from such providers.

  The Company may also face competition from cable operators or other organizations, including but not limited to the telephone companies, providers of DBS, PPV and NVOD, cable programmers and Internet service providers, who could provide VOD-like services through cable and alternative delivery platforms, including the Internet, telephone lines and satellite. For example, DIVA could encounter competition from companies such as Microsoft/WebTV Plus and @Home that in the future may be able to deliver movies over the Internet via the television, or from consumer use of purchased or rented digital video discs or variants thereof. In addition, the competitive environment in which the Company will operate may inhibit its ability to offer DIVA's VOD service to cable operators and other types of operators that compete with one another in the same territory. A cable operator may require DIVA to provide its VOD service exclusively to such cable operator in a particular territory. Further, cable operators themselves may offer competing services, including increased NVOD offerings, or may be unwilling to use DIVA's VOD service exclusively. The Company will also face competition for viewers from providers of home video rentals, which are increasingly entering into revenue sharing arrangements with content providers for new releases. These arrangements have resulted in a significant increase in the number of copies available for rental at major video chains and, accordingly, have made home video rentals more attractive to consumers.

  Many of the Company's competitors and potential competitors have longer operating histories, greater name recognition, and significantly greater financial, technical and marketing resources than the Company. As a result, they may be able to respond to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services more effectively than the Company. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes.

HOLDING COMPANY STRUCTURE; DEPENDENCE OF COMPANY ON SUBSIDIARIES FOR REPAYMENT OF NOTES

  The Notes will be obligations of the Company exclusively. Although the Company currently has only one subsidiary, the Company anticipates that in the future a substantial portion of its operations will be conducted through direct and indirect subsidiaries. The Company's cash flow and, consequently, its ability to service its indebtedness, including the New Notes, will therefore depend upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether in the form of loans, dividends or otherwise. In addition, the Company's subsidiaries are likely to become parties to financing arrangements, including secured financing arrangements, as the Company expects that a substantial portion of its future financing will be at the subsidiary level on a project basis, and such financing arrangements may contain limitations on the ability of such subsidiaries to pay dividends or to make loans or advances to the Company. Because the Company's subsidiaries are not expected to guarantee the payment of the principal or interest on the Notes, any right of the Company to receive assets of any of its subsidiaries upon liquidation or reorganization (and the consequent right of holders of the Notes to participate in the distribution or realize proceeds from those assets) will be effectively subordinated to the claims of the creditors of any such subsidiary (including trade creditors and holders of indebtedness, including subordinated indebtedness, of such subsidiary), except if and to the extent the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would nonetheless be effectively subordinated to any security interests in the assets of such subsidiary held by other creditors and may under certain circumstances be subordinate to the general unsecured obligations of such subsidiary. The Indenture permits the incurrence of substantial additional indebtedness by the Company's subsidiaries.

  The New Notes are unsecured and therefore will be effectively subordinated to any secured indebtedness of the Company with respect to the assets securing such indebtedness. The Indenture permits the Company and its subsidiaries to incur secured indebtedness to finance, among other things, the acquisition of equipment, inventory and network assets and to finance and support working capital and capital expenditures for its VOD business. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceedings with respect to the Company, the holders of secured indebtedness will be entitled to proceed against the collateral that secures such indebtedness, and to receive proceeds from the sale and other distributions in respect of such collateral, and such collateral will not be available for satisfaction of any amounts owed under the New Notes. In addition, to the extent such assets do not satisfy in full the secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would be pari passu (or effectively senior if the indebtedness were issued by a subsidiary) with the New Notes. Accordingly, there may only be limited assets remaining to satisfy any claims of the Holders of the New Notes upon an acceleration of the New Notes.

  In addition, in the event of any distribution or payment of the assets of the Company in any foreclosure, dissolution, winding-up, liquidation or reorganization, holders of any secured indebtedness will have a secured claim to the assets of the Company that constitute their collateral, prior to the satisfaction of any unsecured claim from such assets. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the New Notes will be entitled to payment from the remaining assets of the Company only after payment of, or provision to, all senior and secured indebtedness. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the New Notes. In the event of default under the Indenture, any holders of secured indebtedness of the Company and its subsidiaries would have certain rights to repossess, foreclose upon and sell the assets securing such indebtedness. Any such circumstances would materially adversely affect the market value of the New Notes and the Company's ability to pay principal, premium, if any, and interest on the New Notes.

ORIGINAL ISSUE DISCOUNT

  The New Notes will be treated as issued with substantial original issue discount for U.S. federal income tax purposes. Consequently, purchasers of the New Notes generally will be required to include amounts in gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. Furthermore, the New Notes may be subject to the high yield discount obligation rules, which will defer and may, in part, eliminate the Company's ability to deduct for U.S. federal income tax purposes the original issue discount attributable to the New Notes. Accordingly, the Company's after-tax cash flow might be less than if the original issue discount on the New Notes was deductible when it accrued. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences for the Company and the beneficial owners resulting from their purchase, ownership and disposition of the New Notes.

  If a bankruptcy case were commenced by or against the Company under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), after the issuance of the New Notes, the claim of a holder with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest."

FRAUDULENT CONVEYANCE RISKS

  Under applicable provisions of the federal bankruptcy law or comparable provisions of state fraudulent transfer law, if the Company, at the time of issuance of, or making any payment in respect of, the New Notes, (a)(i) was or was rendered insolvent thereby, was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured and (ii) the Company received less than reasonably equivalent value or fair consideration for such issuance or (b) the Company issued the New Notes or made any payment thereunder with intent to hinder, defraud or delay any of its creditors, the obligations of the Company under some or all of the New Notes could be voided or held to be unenforceable by a court, the obligations of the Company under the New Notes could be subordinated to claims of other subordinated creditors, or the New Note Holders could be required to return payments already received. In particular, if the Company were to cause a subsidiary to pay a dividend in order to enable the Company to make payments in respect of the New Notes, and such transfer were deemed a fraudulent transfer, the New Note Holders could be required to return the payment. In any of the foregoing cases, there could be no assurance that the Holders would ultimately recover the amounts owing under the New Notes.

  The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in any such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, if it had unreasonably small capital to conduct its business, or if the present fair salable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. The Company believes that it will not be insolvent at the time of or as a result of the Exchange Offer, that it will not engage in a business or transaction for which its remaining assets constitute unreasonably small capital and that it did not and does not intend to incur or believe that it will incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with the Company's analysis.

  The Indenture provides that, under certain circumstances, subsidiaries of the Company will be required to guarantee the obligations of the Company under the Indenture and the New Notes. In the event any subsidiary enters into such a guarantee, if bankruptcy or insolvency proceedings were initiated by or against that subsidiary within 90 days (or, possibly, one year) after that subsidiary issued a guarantee, or if that subsidiary incurred obligations under its guarantee in anticipation of insolvency, all or a portion of the guarantee could be avoided as a preferential transfer under federal bankruptcy or applicable state law. In addition, a court could require Holders of the New Notes to return all payments made within any such 90-day (or, possibly, one year) period as preferential transfers.

DEPENDENCE ON KEY PERSONNEL

  The Company's performance is substantially dependent on the performance of its officers and key employees. Given the Company's early stage of development, the Company is dependent on its ability to retain and motivate qualified personnel, especially its management. The Company does not have "key person" life insurance policies on any of its employees. There can be no assurance that key personnel will continue to be employed by the Company or that the Company will be able to attract and retain qualified personnel in the future. The Company's future success also depends on its ability to identify, hire, train and retain technical, sales, marketing and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain such personnel in the future. The inability to attract and retain its officers and key employees and the necessary technical, sales, marketing and managerial personnel could have a material adverse effect upon the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes.
See "Business -- Employees" and "Management."

GOVERNMENT REGULATION

  The Federal Communications Commission ("FCC") has broad jurisdiction over the telecommunications and cable industries. The majority of FCC regulations, while not directly affecting DIVA, do affect cable companies, upon which DIVA will significantly rely for the marketing and distribution of its VOD service to customers. As such, the indirect effect of these regulations may adversely affect DIVA's business. The Communications Act of 1934, as significantly amended by Congress in 1992 and more recently by the Telecommunications Act of 1996 (as so amended, the "Act"), provides a significant regulatory framework for the operation of cable systems. Rules promulgated by the FCC under the Act impose restrictions and obligations that could affect how the cable operator offers or prices DIVA's VOD service; examples include (i) regulation of rates for certain tiers or packages of programming and for equipment (set-top boxes) used to deliver regulated tiers of service, (ii) prohibition of bundling equipment and service charges together into one charge to the customer, (iii) equipment rate averaging, (iv) prohibition of forced tier buy-through, and (v) imposition of various consumer protection, billing and disclosure requirements. None of these impose direct rate or service restrictions on the Company.

  In addition, certain FCC rules, and FCC rulemakings in process or required in the future under the Act could directly affect DIVA's DCU and related development efforts by imposing requirements that the DCU (i) be designed to be compatible with other consumer electronics equipment that is used to deliver services provided by cable companies, (ii) be commercially available to consumers from vendors other than cable operators, and (iii) not defeat or interfere with the national emergency alert system, closed captioning for the hearing impaired, or any "V" chip requirements that may be imposed. FCC rules to date have focused on analog equipment, rather than digital equipment such as DIVA's. However, it is anticipated that as digital equipment, transmission and services are deployed by cable operators, the FCC will extend analog rules to digital transmission, or craft rules specific to digital platforms. An example being discussed is digital "must carry" which would require cable operators to transmit on their systems not only the analog channels of local broadcast television stations in all markets, but the newly authorized digital broadcast channels as well. Digital "must carry" for local over-the-air broadcast licensees could consume a significant amount of the increased channel capacity being created by cable operators through their upgrades. There can be no assurance that the Company's VOD service will be successful in competing with other analog and digital services for access to cable operator transmission capacity that remains after implementation of digital "must carry" in any local market.

  Local franchising authorities retain certain statutory and general regulatory authority with respect to cable operators including the ability to regulate or exclude content that they deem inappropriate under local community standards. The Company's VOD service includes adult offerings and, because local community standards will vary, DIVA works closely with the local cable operator to determine the extent of adult content, which in some communities may be entirely excluded. DIVA's VOD system also enables individual subscribers to exclude entirely or restrict uses of such content. DIVA's operating results could be impacted by the decisions of local regulatory authorities and cable operators regarding such content.

  Finally, the Act authorizes, but does not require, local franchising authorities to impose a fee of up to 5% on the gross revenues derived by third parties from the provision of cable service over a cable system. To the extent that DIVA provides its VOD service directly to cable subscribers (rather than providing it to cable operators for resale to cable subscribers) and the local franchise agreement has been amended or renewed and includes appropriate language, the Company could be required to pay a franchise fee of up to 5% of gross revenues derived from its VOD service in a specific franchise area to the local franchising authority. At present, only the Lenfest deployment uses this business model, and it will not be used in any other of the currently scheduled deployments.

  There are other rulemakings that have been and still are being undertaken by the FCC which will interpret and implement provisions of the Act. It is anticipated that the Act will stimulate increased competition generally in the telecommunications and cable industries, which may adversely impact the Company. No assurance can be given that changes in current or future laws or regulations, including those limiting or abrogating exclusive MSO contracts, in whole or in part, adopted by the FCC or other federal, state or local regulatory authorities would not have a material adverse effect on the Company's business.

  In addition, VOD services are licensed by the Canadian Radio and Telecommunications Commission, and DIVA is seeking to determine the basis on which it may offer its service in Canada, the extent of regulatory controls and the terms of any revenue arrangements that may be required as conditions to the deployment of DIVA's VOD service in Canada. DIVA may not be able to obtain distribution rights to movie titles in Canada under regulatory and financial arrangements acceptable to DIVA. See "Business -- Programming."

CONTROL BY INSIDERS

  The Company's executive officers and directors, together with entities affiliated with such individuals, and Acorn Ventures, Inc. beneficially own
approximately     % of the Common Stock (assuming conversion of all
outstanding Preferred Stock into Common Stock). Accordingly, these stockholders have significant influence over the affairs of the Company. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company. See "Management" and "Principal Stockholders."

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

  Upon consummation of the Exchange Offer, the Company will have no further obligation to register the Old Notes. Thereafter, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer, including any Holder which is an "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company which cannot tender its Old Notes in the Exchange Offer, will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities; provided, that an opinion of counsel is furnished to the Company that such an exemption is available. These restrictions may limit the trading market and price for the Old Notes.

YEAR 2000 COMPLIANCE

  Certain organizations anticipate that they will experience operational difficulties at the beginning of the year 2000 as a result of computer programs being written using two digits rather than four to define the applicable year. The Company's plan to address the "Year 2000" issue calls for software compliance verification from the Company's external vendors; testing in-house engineering and manufacturing software tools; testing software in the Company's products for the Year 2000 compliance; and communication with significant suppliers to determine the readiness of third parties' remediation of their own Year 2000 issues. To date, the Company has not encountered any significant Year 2000 issues concerning its respective computer programs. The Company plans to complete its Year 2000 compliance research and testing by the end of fiscal 1999. All costs associated with carrying out the Company's plan for the Year 2000 problem are being expensed as incurred. The costs associated with preparation for the Year 2000 compliance are not expected to have a material adverse effect on the Company's business, financial condition, and results of operations. Nevertheless, there is uncertainty concerning the potential costs and effect associated with any Year 2000 compliance. Any Year 2000 compliance problems of the Company, its customers or their respective suppliers could have a material adverse effect on the Company's business, financial condition, and results of operations. During the past three years, the Company completed an effort to convert its financial applications to commercial products that, according to its suppliers, are Year 2000 compliant. The Company has received confirmations from its primary suppliers indicating that they are either Year 2000 compliant or have plans in place to ensure readiness. As part of the Company's assessment, it is evaluating the level of validation it will require of third parties to ensure their Year 2000 readiness.

ABSENCE OF A PUBLIC MARKET FOR THE NEW NOTES AND NO ASSURANCE OF ACTIVE TRADING MARKET

  The New Notes are being offered to the Holders of the Old Notes. Prior to this Exchange Offer, there was no existing trading market for the Old Notes and there were no existing New Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or on the Nasdaq National Market. Although the New Notes will be eligible for trading in the PORTAL Market, the New Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the Company's performance and other factors. In connection with the issuance of the Old Notes, the Company was advised by the Initial Purchasers that they intended to make a market in the Old Notes following the issuance thereof; however, the Initial Purchasers are not obligated to do so and any such market-making activities may be discontinued at any time without notice. Therefore, there can be no assurance that an active market for the New Notes will develop, either prior to or after performance of the Company's obligations under the Registration Rights Agreement. In addition the market price of the Old Notes has significantly fluctuated since their original issuance, and the Company anticipates that the market for the New Notes may similarly fluctuate. See "Description of the Old Notes -- Registration Rights" and "Plan of Distribution."

FORWARD-LOOKING STATEMENTS

  The statements contained in this Prospectus that are not historical facts are "forward-looking statements" (as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act), which can be identified by the use of forward-looking terminology such as "estimates," "projects," "anticipates," "expects," "intends," "believes," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties; provided, however, that the safe harbor provisions of Section 27A and Section 21E are not applicable to any "forward-looking" statements made in connection with the initial issuance of New Notes pursuant to this Prospectus, although such provisions are applicable to such statements made in connection with the resales of New Notes. These forward-looking statements, including statements regarding market opportunity, deployment plans, market acceptance, the Company's business model of long-term revenue sharing contracts, capital requirements, anticipated net losses and negative cash flow, revenue growth, anticipated operating expenditures and product development plans are only estimates or predictions and cannot be relied upon. No assurance can be given that future results will be achieved; actual events or results may differ materially as a result of risks facing the Company or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, those discussed in this "Risk Factors" section, which could cause actual results to vary materially from the future results indicated, expressed or implied in such forward-looking statements. All written and oral forward-looking statements made in connection with this Prospectus which are attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the risk factors and other cautionary statements included in this Prospectus. The Company disclaims any obligation to update information contained in any forward-looking statement.

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount at maturity, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes (i) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and (ii) will not be entitled to certain registration or other rights under the Registration Rights Agreement, including the provision in the Registration Rights Agreement that provides if the Exchange Offer is not consummated within the time period specified therein, additional interest will accrue on the Old Notes at a rate of 0.50% per annum (over the rate at which interest is then accruing) of the Accreted Value on the preceding Semi-Annual Accrual Date and be payable in cash semi-annually on March 1 and September 1 of each year, commencing September 1, 1999, until the Exchange Offer is consummated or a shelf registration statement is declared effective. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the Indebtedness of the Company.

                                DIVIDEND POLICY

  The Company has not paid any dividends since its inception and does not intend to pay any dividends on its capital stock in the foreseeable future. The Company anticipates that it will retain all future earnings, if any, for use in its operations and expansion of the business. In addition, the terms of the Indenture restrict the Company's ability to pay dividends on, or make distributions in respect of, its Capital Stock. See "Description of the Old Notes -- Covenants."

                                CAPITALIZATION

  The following table sets forth the total cash, cash equivalents and short-term investments and capitalization of the Company as of June 30, 1998. This table should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

                                                                  AS OF
                                                              JUNE 30, 1998
                                                          ---------------------
                                                          (IN THOUSANDS, EXCEPT
                                                               SHARE DATA)
Cash, cash equivalents and short-term investments........       $197,564
                                                                ========
Debt:
  12 5/8% Senior Discount Notes due 2008.................       $242,973
  Other..................................................             58
                                                                --------
    Total debt...........................................        243,031
                                                                --------
Stockholders' equity:
  Preferred stock, $0.001 par value, 30,000,000 shares
   authorized, 21,372,287 shares issued and outstanding
   (1)(2)................................................             21
  Common stock, $0.001 par value, 65,000,000 shares au-
   thorized, 17,200,178 shares issued and outstanding
   (1)(3)................................................             17
  Additional paid-in capital.............................        116,898
  Deficit accumulated during the development stage.......       (130,916)
                                                                --------
    Total stockholders' equity...........................        (13,980)
                                                                --------
      Total capitalization...............................       $229,051
                                                                ========

--------
(1) Share numbers reflect an amendment and restatement of the Company's Certificate of Incorporation, filed in May 1998, which effected a two-for-one stock split, an increase in the authorized shares of Common Stock to 65,000,000 and an increase in the authorized shares of Preferred Stock to 30,000,000.
(2) Excludes 1,073,906 shares of Series B Preferred Stock, and 750,000 shares of Series C Preferred Stock and 200,000 shares of Series D Preferred Stock reserved for issuance upon exercise of warrants and 255,676 shares of Series AA Preferred Stock reserved for issuance upon exercise of options outstanding at June 30, 1998.
(3) Excludes 4,975,820 and 4,762,800 shares of Common Stock reserved for issuance upon exercise of options and warrants, respectively, outstanding at June 30, 1998. See Note 8 of Notes to Consolidated Financial Statements.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated statement of operations and consolidated balance sheet data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. The selected consolidated financial data as of June 30, 1998 and for each of the years in the three-year period ended June 30, 1998, and for the period from July 1, 1995 (inception) to June 30, 1998 have been derived from the audited Consolidated Financial Statements included elsewhere in this Prospectus. The information presented below under "Other Data" is unaudited. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements as of and for the year ended June 30, 1998, the related notes thereto, and the related independent auditor's report. See "Risk Factors." Since its inception, the Company has engaged principally in development and start-up activities. Accordingly, the Company's results of operations are not necessarily indicative of, and should not be relied upon as an indicator of, the future performance of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                     PERIOD FROM
                                                                       JULY 1,
                                                                        1995
                                          YEAR ENDED JUNE 30,        (INCEPTION)
                                       ----------------------------  TO JUNE 30,
                                         1996      1997      1998       1998
                                       --------  --------  --------  -----------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
 DATA:
Revenue..............................  $     --  $     --  $     82   $     82
                                       --------  --------  --------   --------
Operating expenses:
Research and development.............     8,451    17,539    28,278     54,268
Sales and marketing..................     1,071     3,168     4,170      8,409
General and administrative...........     1,778     3,940    14,248     19,966
Acquired in-process research and
 development(1)......................        --     4,061    18,656     22,717
                                       --------  --------  --------   --------
Total operating expenses.............    11,300    28,708    65,352    105,360
                                       --------  --------  --------   --------
Net operating loss...................    11,300    28,708    65,270    105,278
                                       --------  --------  --------   --------
Other (income) expense, net:
Equity in (income) loss of investee..      (357)    2,080     1,631      3,354
Interest income......................       (65)     (410)   (5,632)    (6,107)
Interest expense.....................       395     3,590    13,730     17,715
                                       --------  --------  --------   --------
Total other (income) expense, net....       (27)    5,260     9,729     14,962
                                       --------  --------  --------   --------
Net loss before extraordinary item...    11,273    33,968    74,999    120,240
Extraordinary -- loss early
 extinguishment of debt..............        --        --    10,676     10,676
                                       --------  --------  --------   --------
Net loss.............................  $ 11,273  $ 33,968  $ 85,675   $130,916
                                       ========  ========  ========   ========
Basic and diluted net loss per share:
Loss before extraordinary item.......  $   1.04  $   2.22  $   4.56   $   8.46
Extraordinary -- loss early
 extinguishment of debt..............        --        --      0.65       0.75
                                       --------  --------  --------   --------
Net loss.............................  $   1.04  $   2.22  $   5.21   $   9.21
                                       ========  ========  ========   ========
Shares used in per share
 computations........................    10,895    15,316    16,447     14,219
                                       ========  ========  ========   ========
OTHER DATA:
Depreciation and amortization........  $     31  $    891  $  5,778   $  6,700
EBITDA(2)............................   (11,269)  (27,817)  (59,492)   (98,578)
Capital expenditures.................     2,568     6,044    13,364     21,976
Ratio of earnings to fixed
 charges(3)..........................        --        --        --         --

                                                        AS OF JUNE 30,
                                                   ---------------------------
                                                    1996      1997      1998
                                                   -------  --------  --------
                                                        (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Cash, cash equivalents, and short-term
   investments.................................... $ 4,004  $    234  $197,564
  Restricted cash.................................      --     3,588        --
  Property and equipment, net.....................   2,537     7,063    19,349
  Total assets....................................  21,462    16,408   233,398
  Long-term debt..................................  25,156    28,440   243,031
  Total stockholders' deficit.....................  (7,624)  (15,905)  (13,980)

--------
(1) In connection with the acquisition of Norstar Multimedia Inc. in July 1996 and SRTC in April 1998, the Company wrote off acquired in-process research and development of $4.1 million and $18.7 million, respectively, as a one-time charge to operations for the fiscal years ended June 30, 1997 and 1998, respectively.

(2) EBITDA consists of net loss before equity in (income) loss of investee, net interest expense and income taxes, and depreciation and amortization. EBITDA is a commonly used measure in the media industry. It is not intended to represent cash flow or results of operations in accordance with GAAP for the periods indicated.

(3) In calculating the ratio of earnings to fixed charges, "earnings" consist of net loss before income tax expense, fixed charges, and undistributed income or losses attributable to an entity less than 50% owned by the Company accounted for under the equity method, where there is no guarantee, directly or indirectly, to service the debt of such entity. Fixed charges consist of net interest expense, including such portion of rental expense that is attributed to interest. For the fiscal years ended June 30, 1996, 1997 and 1998, and for the period from July 1, 1995 (inception) to June 30, 1998, earnings were inadequate to cover fixed charges by $11.6 million, $31.9 million, $84.0 million and $127.6 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties, including but not limited to, certain assumptions regarding increases in customers, revenues and certain expenses. Actual results will differ and some differences may be material. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth below and elsewhere in this Prospectus. See "Risk Factors."

OVERVIEW

  DIVA provides a true VOD service over the cable television infrastructure. The Company's VOD service offers immediate in-home access to a diverse and continuously available selection of hundreds of movies with VCR functionality (i.e., pause, play, fast forward and rewind) and high quality digital picture and sound. DIVA's proprietary technology is designed to provide an economically viable turnkey digital VOD system that offers movies at prices comparable to those charged for videotape rentals, PPV and NVOD movies, but with greater convenience and functionality.

  The Company was founded in June 1995 and is still in the development stage. Since inception, the Company has devoted substantially all of its resources to developing its VOD system, establishing strategic relationships, negotiating deployment agreements, carrying out initial marketing activities and establishing the operations necessary to support the commercial launch of the Company's VOD service. Through June 30, 1998, the Company had generated minimal revenues, had incurred significant losses and had substantial negative cash flow, primarily due to the research and development and start-up costs required to develop its VOD service. Since inception through June 30, 1998, the Company had an accumulated deficit of $130.9 million. The Company currently intends to increase its operating expenses and its capital expenditures in order to continue to develop, deploy and market its VOD service. As a result, the Company expects to incur substantial additional net losses and negative cash flow for at least the next several years.

  Prior to April 1, 1998, the Company held approximately 40% of the stock of SRTC. On that date, the Company acquired the remaining 60% of the issued and outstanding stock of SRTC in exchange for 3,277,539 shares of Series AA Preferred Stock and the assumption of all outstanding SRTC stock options.

  The Company accounted for the merger as a purchase, and, accordingly, the operating results of SRTC have been included in the Company's Consolidated Financial Statements since the date of acquisition. Approximately $6.2 million of the purchase price was allocated to intangible assets and $18.7 million has been allocated to acquired in-process research and development for the fiscal year ended June 30, 1998. See "Results of Operations -- Operating Expenses -- Acquired In-process Research and Development Expenses" and Note 3 of Notes to Consolidated Financial Statements.

RESULTS OF OPERATIONS

  Since its inception on July 1, 1995, the Company has engaged principally in technology development and activities related to the startup of business operations. Accordingly, the Company's historical revenues and expenditures are not necessarily indicative of, and should not be relied upon as an indicator of, revenues that may be attained or expenditures that may be incurred by the Company in future periods.

REVENUES

  Revenues consist of per-movie viewing fees, monthly service fees and the sale of monthly subscription packages. The majority of revenues consist of per-movie viewing fees paid by customers to view movies on demand. The Company initiated the commercial launch of its VOD service on September 29, 1997 and began accruing movie viewing revenues and monthly subscription fees in October 1997. As of June 30, 1998, the Company's VOD service was deployed commercially at four MSO locations. Revenue for the fiscal year ended June 30, 1998 was $82,000.

  DIVA expects to realize revenue pursuant to long-term revenue sharing agreements with MSOs. Generally, the timing and extent of deployment under each agreement is conditioned on a successful initial deployment phase, followed by a staged rollout in the applicable MSO system based on an agreed upon schedule. DIVA installs, owns and operates its VOD system for each MSO thereby enabling the MSO to avoid incremental capital expenditures and operating expenses related to implementing VOD. DIVA incurs the capital expenditures necessary to deploy its VOD system a substantial period of time prior to realizing any significant revenue. See "Risk Factors -- Long-Term Cable Operator Agreements Depend on Initial Commercial Deployment; Other Cable Operator Agreements," and "Business -- Deployment Agreements and Relationships."

  The Company recognizes revenues under its MSO agreements only when its VOD systems is successfully integrated and operating and customer billing commences. Accordingly, the recognition of revenues will lag the announcement of a new cable operator agreement by at least the time necessary to install the service and to achieve meaningful penetration or movie buy rates. In addition, the Company believes the extent and timing of such revenues may fluctuate based on a number of factors including the success and timing of deployment and the Company's success in obtaining and retaining customers. Revenues are expected to increase as the Company successfully deploys additional VOD systems and achieves higher DIVA customer penetration.

OPERATING EXPENSES

  Research and Development Expenses. Research and development expenses primarily consist of salaries and consulting fees to support product development, ongoing system software and integration costs, deployment and operations, prototype manufacturing, content programming and product development charges. To date, the most substantial portion of the Company's operating expenses has been research and development expenses. Research and development expenses were $8.5 million, $17.5 million and $28.3 million for the fiscal years ended June 30, 1996 ("Fiscal 1996"), June 30, 1997 ("Fiscal 1997") and June 30, 1998 ("Fiscal 1998"), respectively. The increase in research and development expenses was attributable primarily to the hiring of additional engineering and research personnel in connection with the Company's development and refinement of its technology platform and significant increases in operations, manufacturing and program content personnel in preparation for and support of the Company's recent commercial deployments. Research and development and other personnel increased from four full-time employees at June 30, 1996 to 48 full-time employees at June 30, 1997 and to 182 full-time employees at June 30, 1998. Included in research and development expenses for Fiscal 1998 was approximately $11.5 million in prototype set-top box costs and server development expenses. Additional research and development expenses of $1.6 million in Fiscal 1998 were attributable to the consolidation of research and development expenditures from SRTC subsequent to completion of the acquisition of SRTC. The Company intends to increase research and development expenses to fund continued development and enhancements of its VOD service. The Company believes significant investments in research and development will be necessary to remain competitive and to respond to market pressures.

  Sales and Marketing Expenses. Sales and marketing expenses consist of the costs of marketing DIVA's VOD system to MSOs and their customers and include corporate salaries, travel expenses, trade shows, consulting fees and promotional costs. In addition, these expenses include direct costs related to acquiring customers, such as telemarketing, direct mailings, brochures and certain customer acquisition expenses, including targeted advertising and promotional campaigns. Sales and marketing expenses were $1.1 million, $3.2 million and $4.2 million for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively. The primary items contributing to the increase in marketing expenses were the hiring of additional personnel, promotional expenditures in connection with the Company's recent commercial deployments and continued business development activities and product management costs. The Company expects sales and marketing expenses to continue to increase as the Company pursues and enters into new deployment agreements.

  General and Administrative Expenses. General and administrative expenses consist primarily of salaries and related expenses of management and administrative personnel, professional fees, general corporate and administrative expenses and depreciation and amortization expenses, including depreciation of servers and related headend equipment. General and administrative expenses cover a broad range of the Company's operations including corporate functions such as executive administration, finance, legal, human resources and facilities. In addition, general and administrative expenses include significant costs associated with the development, support and expected growth of the Company's complex information system infrastructure. General and administrative expenses were $1.8 million, $3.9 million and $14.2 million for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively. Included in general and administrative expenses were depreciation and amortization expenses of $31,000, $891,000 and $5.8 million for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively. The increase in general and administrative expense between Fiscal 1996 and Fiscal 1997 relates primarily to increased personnel from two full-time employees at June 30, 1996 to 20 full-time employees at June 30, 1997 and to 35 full-time employees at June 30, 1998. In addition, general and administrative expenses increased as a result of the growth of operations for the development and commercial introduction of DIVA's VOD service in Fiscal 1998.

  General and administrative expenses are expected to increase substantially due to the addition of management personnel required to support expansion of the Company's business operations. Depreciation and amortization expenses are expected to continue to increase substantially due to planned expenditures for capital equipment and other capital costs associated with the deployment and expansion of the Company's business.

  Acquired In-Process Research and Development Expenses. During Fiscal 1997, the Company acquired Norstar for 857,370 shares of the Company's Class C Common Stock and cash consideration of $3.4 million. In connection with the Norstar acquisition, the Company wrote off acquired in-process research and development expenses of $4.1 million as a one-time charge to operations for Fiscal 1997.

  In April 1998, the Company acquired in a stock-for-stock acquisition the 60% of the issued and outstanding stock of SRTC not already owned by the Company. The Company issued 3,277,539 shares of Series AA Preferred Stock and assumed all outstanding SRTC stock options. The Company accounted for the merger as a purchase, and, accordingly, the operating results of SRTC have been included in the Company's Consolidated Financial Statements since April 1, 1998. As a result of the SRTC acquisition, the Company allocated $6.2 million to intangible assets and $18.7 million to acquired in-process research and development expenses as a one-time charge to operations for Fiscal 1998.

  In connection with the acquisition of SRTC, the Company obtained a third-party independent appraisal of the intangible assets acquired. As a result of this analysis three key intangibles, core technology, in-process research and development and existing assembled workforce, were identified. The method used to estimate the fair market value of these assets was the cost approach. This approach is based on the theory that a prudent investor would pay no more than the cost of constructing a similar asset of like utility at prices applicable at the time of appraisal. The cost approach is often used to value an early stage technology, or non income-generating asset. Given that the Sarnoff Server is in the early development stage, the cost approach was used to value these assets.

  With respect to the core technology and the in-process research and development, the appraiser used historical research and development costs to date, adjusted for inflation, to estimate the cost to reproduce these assets in their current state. This cost was adjusted by an efficiency factor, representing development savings based on the knowledge and experience of the acquired development personnel.

  Certain key elements of the core technology demonstrating technological feasibility were identified which could be leveraged into future server products. The appraiser estimated that the fair value of these elements based on the cost approach was approximately $5.7 million and the fair value of the in-process research and development was $18.7 million.

  The Company retained substantially all of SRTC's existing personnel and as a result the appraiser valued the assembled workforce using the cost approach. This approach assigned costs to acquire and train the existing workforce on a fully burdened basis of approximately $500,000.

OTHER INCOME AND EXPENSE

  Other income and expense primarily consists of interest income and interest expense and equity in income of SRTC. Interest income consists of earnings on cash, cash equivalents and short-term investments. Interest income was $65,000, $410,000 and $5.6 million for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively. The increase in interest income is the result of increased cash and cash equivalents balances which are invested in short-term interest bearing accounts and an increase in short-term investments. Interest expense consisted primarily of accreted interest on the Company's outstanding debt. Interest expense increased substantially from $395,000 for Fiscal 1996 to $3.6 million for Fiscal 1997, and to $13.7 million in Fiscal 1998. The increase in interest expense for Fiscal 1997 was due to interest expense incurred for a full year on the Company's subordinated discount notes due 2006 (the "1996 Notes"), as compared to a partial year of interest expense incurred in Fiscal 1996. The increase in interest expense for Fiscal 1998 was due to the significant increase in the Company's outstanding debt as a result of the offering of the Old Notes. From inception through June 30, 1998, the Company has not made any cash interest payments on any of its discount notes.
Interest expense will continue to consist primarily of interest on the Company's debt. Interest expense will increase significantly as a result of the issuance of the Old Notes.

  In February 1998, the Company's 1996 Notes were exchanged for a portion of the Old Notes. See "--Liquidity and Capital Resources." In connection with this exchange, the Company recorded an extraordinary loss of approximately
$10.7 million ($0.65 per share).   This one-time charge was included in the
net loss for Fiscal 1998.

  In December 1995, the Company entered into an equity investment and license agreement with SRTC, whereby the Company acquired 8,067,074 shares of SRTC common stock, which represented approximately a 40% ownership interest in the equity of SRTC on an issued and outstanding basis, in exchange for 6,654,000 shares of Common Stock, plus two shares of Class B Common Stock. This transaction was recorded at the estimated fair value of the Common Stock and SRTC's common stock exchanged and had been accounted for using the equity method. The amount of the purchase price that exceeded the Company's percentage ownership of SRTC's net book value at the date of the acquisition is separately attributed to the Company's interest in in-process research and development being performed by SRTC. Such amount, $659,000, was expensed as a nonrecurring charge in determining the Company's equity in the results of operations of SRTC for Fiscal 1996.

PROVISION FOR INCOME TAXES

  The Company has not provided for or paid federal income taxes due to the Company's net losses.

  As of June 30, 1998, the Company had net operating loss carryforwards of approximately $94.2 million to offset future income subject to federal income taxes and $70.4 million available to offset future California taxable income. As of June 30, 1998, the Company had $4.5 million in net operating losses to offset future New Jersey taxable income. The extent to which such loss carryforwards can be used to offset future taxable income may be limited because of ownership changes pursuant to Section 382 of the Internal Revenue Code of 1986, as amended (the "Code").

LIQUIDITY AND CAPITAL RESOURCES

  From inception through June 30, 1998, the Company has financed its operations primarily through the gross proceeds of private placements totaling approximately $76.2 million of equity and $250.0 million of high yield debt securities. As of June 30, 1998, the Company had cash and cash equivalents and short-term investments totaling $197.6 million.

  In May 1996, the Company received $25.2 million in gross proceeds from the sale of 47,000 units, consisting of 1996 Notes with an aggregate principal amount at maturity of $47.0 million and warrants to purchase an aggregate of 1,898,800 shares of Common Stock. Aggregate proceeds of $285,000 were attributed to these warrants. In connection with the new offering of units described below, the Company subsequently retired all of the 1996 Notes in a debt exchange.

  In July and August 1996, the Company completed the sale of Series C Preferred Stock for approximately $25.9 million in gross proceeds.

  In August and September 1997, the Company completed the sale of Series D Preferred Stock for approximately $47.4 million in gross proceeds.

  On February 19, 1998, the Company received $250.0 million in gross proceeds from an offering of 463,000 units consisting of Old Notes with an aggregate principal amount at maturity of $463.0 million and warrants to purchase an aggregate of 2,778,000 shares of Common Stock. Of these units, an aggregate of 404,998 units were issued and sold for cash and an additional 58,002 units were exchanged for all the 1996 Notes. Each unit as originally issued consisted of one Old Note and three warrants, each exercisable to purchase one share of Common Stock at $0.01 per share. As a result of the Company's stock split, the units now consist of three warrants, each exercisable to purchase two shares of Common Stock at a price of $0.005 per share. The Old Notes are senior unsecured indebtedness of the Company, ranking pari passu with any future unsubordinated unsecured indebtedness. The Old Notes are senior to any future subordinated indebtedness of the Company, but effectively will be subordinated to any secured indebtedness of the Company.

  The Old Notes were issued at a substantial discount from their aggregate principal amount at maturity of $463.0 million. Although cash interest is not payable on the Old Notes prior to September 1, 2003, the Company's interest expense includes the accretion of such interest expense and the carrying amount of the Old Notes will accrete to face value by March 1, 2003.
Beginning September 1, 2003, cash interest will be payable on the notes semi-annually in arrears on each March 1 and September 1 at the rate of 12 5/8% per annum. There are no principal payments due on the Old Notes prior to maturity on March 1, 2008.

  The gross proceeds to the Company from the issuance of the Old Notes were approximately $250.0 million. The Company allocated approximately $18.1 million of the proceeds of this offering to the warrants. In addition, the Company recorded an extraordinary loss of approximately $10.7 million resulting from the extinguishment of the 1996 Notes. The net proceeds from the offering of the Old Notes were approximately $200.0 million, after deducting placement fees and other offering costs, the extinguishment of the 1996 Notes and a one-time charge related to the extinguishment of the 1996 Notes.

  The Company believes that its cash, cash equivalents and short-term investments will be sufficient to satisfy the Company's liquidity needs for approximately 18 months. The Company expects to incur significant capital expenditures and operating expenses in the future. Capital expenditures include the Sarnoff Servers and related headend equipment, DCUs and general capital expenditures associated with the anticipated growth of the Company. The amount of capital expenditures will, in part, be driven by the rate at which cable operators introduce the Company's VOD service and the rate at which customers subscribe to the VOD service. In addition to capital expenditures, the Company anticipates expending a significant portion of its resources for sales and marketing, continued development and enhancement of existing technology, development of new consumer services and other expenses associated with the delivery of the Company's VOD service to customers.
Actual capital requirements may vary from expectations and will depend on numerous future factors and conditions, many of which are outside of the Company's control, including, but not limited to (i) the ability of the Company to meet its development and deployment schedules; (ii) the accuracy of the Company's assumptions regarding the rate and extent of commercial deployment and market acceptance by cable operators and customers; (iii) the extent that cable operators choose to deploy industry standard, DIVA-compatible set-top boxes; (iv) the number of customers choosing DIVA's VOD service and their buying patterns; (v) the nature and penetration of new services to be offered by the Company; (vi) unanticipated costs; and (vii) the need to respond to competitive pressures and technological changes. The Company may consider issuance of other debt or equity securities. The Company has no present commitments or arrangements assuring it of any future equity or debt financing, and there can be no assurance that the Company will be able to obtain any such equity or debt financing on favorable terms or at all. In the event that the Company is unable to obtain such additional capital, the Company will be required to delay the expansion of its business or take other actions that could have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes. To the extent the Company raises additional cash by issuing equity securities, existing stockholders of the Company will be diluted. See "Risk Factors -- Substantial Future Capital Requirements" and "-- Development Stage Company; Limited Revenues; History of Losses."

YEAR 2000 COMPLIANCE

  Certain organizations anticipate that they will experience operational difficulties at the beginning of the year 2000 as a result of computer programs being written using two digits rather than four to define the applicable year. The Company's plan to address the "Year 2000" issue calls for software compliance verification from the Company's external vendors; testing in-house engineering and manufacturing software tools; testing software in the Company's products for the Year 2000 compliance; and communication with significant suppliers to determine the readiness of third parties' remediation of their own Year 2000 issues. To date, the Company has not encountered any significant Year 2000 issues concerning its respective computer programs. The Company plans to complete its Year 2000 compliance research and testing by the end of Fiscal 1999. All costs associated with carrying out the Company's plan for the Year 2000 problem are being expensed as incurred. The costs associated with preparation for the Year 2000 compliance are not expected to have a material adverse effect on the Company's business, financial condition, and results of operations. Nevertheless, there is uncertainty concerning the potential costs and effect associated with any Year 2000 compliance. Any Year 2000 compliance problems of the Company, its customers or their respective suppliers could have a material adverse effect on the Company's business, financial condition, and results of operations. During the past three years, the Company completed an effort to convert its financial applications to commercial products that, according to its suppliers, are Year 2000 compliant. The Company has received confirmations from its primary suppliers indicating that they are either Year 2000 compliant or have plans in place to ensure readiness. As part of the Company's assessment, it is evaluating the level of validation it will require of third parties to ensure their Year 2000 readiness.

                                   BUSINESS

INDUSTRY OVERVIEW

  The growth in the home video entertainment market over the past ten years can be primarily attributed to the growth of cable television, home video and DBS. The cable television industry initially capitalized on the rapidly growing market for home entertainment by providing basic cable television services that offer consumers new programming in addition to the limited number of programs offered by network television. Basic cable services offer subscribers a wide variety of general and special purpose television programming for a monthly fee. Basic cable subscription revenues increased from approximately $5.3 billion in 1986 to approximately $18.6 billion in 1996, representing the largest portion of total cable television industry revenues.

  The cable television industry continued to expand its product offerings with the introduction of premium or pay cable services, and more recently with PPV. Premium or pay cable services provide individual channels, such as HBO and Showtime, that offer popular movie releases, original programming and exclusive sporting events not offered as part of a basic cable subscription. Premium or pay cable revenues increased from approximately $3.9 billion in 1986 to approximately $5.2 billion in 1996. PPV allows cable subscribers to purchase a specific movie or event, such as a boxing match, at a preset start time by calling a special telephone number or by using a remote control to activate access through the set-top box. Movie choices offered by PPV services generally provide a limited selection of movies at any given time, and start times generally are set at two to four hour intervals. Movies and events are typically offered on PPV 30 to 60 days after release to the home video market. NVOD is enhanced PPV with more titles and start times staggered by as little as 15 minutes. This service is offered by DBS providers such as DIRECTV. In order to compete more effectively with DBS, cable operators are exploring digital programming, which permits them to offer a broader range of programming choices, including an increased number of NVOD movies. PPV and NVOD movie revenues totaled approximately $655 million in 1996.

  Following the growth of cable television, providers of home video rentals and sales capitalized on the growing trend of consumer preference for home entertainment alternatives. According to Adams Media Research, during 1996 there were approximately 79 million U.S. households with VCRs averaging 3.9 tape rentals per month and purchasing over 7.6 tapes over the course of the year. In 1996, home video industry revenues were approximately $16.5 billion.

  DBS is a recent service offering subscription television services in the home video entertainment market via satellite. Using a high-powered satellite to transmit digitally compressed broadcast signals to a consumer's home, DBS offers consumers a wider variety of home video entertainment. The consumer receives the signal through an 18-inch or 36-inch dish antenna that is either purchased or leased. DBS service packages currently provide up to 200 channels with extensive sports, movie, cable channel and music offerings. In the U.S., DBS services are currently offered by DIRECTV/USSB, PrimeStar and EchoStar. DBS has been one of the fastest selling consumer electronics products in U.S. history. According to Adams Media Research, as of June 30, 1997, DBS, which was introduced in the U.S. in 1994, had approximately 5.2 million subscribers nationwide. Due to technological constraints, DBS service providers cannot currently offer VOD but, as a result of higher channel capacity, are able to offer NVOD.

  The Company believes that one of the next phases in the evolution of the home video entertainment market will be the delivery of truly interactive VOD. VOD combines the best features of home video rentals, PPV services and NVOD.

COMPANY OVERVIEW

  DIVA provides a true VOD service over the cable television infrastructure. The Company's VOD service offers immediate in-home access to a diverse and continuously available selection of hundreds of movies with VCR functionality (i.e., pause, play, fast forward and rewind) and high quality digital picture and sound.

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

DIVA's proprietary technology is designed to provide an economically viable turnkey digital VOD system that offers movies at prices comparable to those charged for videotape rentals, PPV and NVOD movies, but with greater convenience and functionality. In order to shorten the time to market for the Company's VOD service, DIVA provides a turnkey solution for cable operators that combines a technology platform with programming content and marketing and billing services.

  The technology foundation of the Company's VOD system is its proprietary, scalable and modular video server, a massively parallel processing computer capable of storing hundreds of movie titles, any of which can be simultaneously delivered to multiple customers. Even though only one copy of each movie title is resident on the system, customers may view and interact (i.e., pause, play, fast forward and rewind) independently with the same or different movie titles at any time. In contrast to PPV services and NVOD, which require continuous broadcasting of programming content to all homes in a cable system, the Company's technology delivers programming content to viewers on a "pointcast" basis, as requested by individual customers. DIVA's solution results in lower bandwidth requirements for cable operators, while increasing convenience and variety for cable operators' customers.

  DIVA believes that its VOD service offers significant advantages to cable operators, who face increased competition for subscribers from DBS companies, the telecommunications industry and other video delivery services. To date, DIVA has entered into discussions for deployment of its VOD system with a number of MSOs in the United States that have upgraded or have begun the process of upgrading to two-way capable HFC plant. DIVA has deployed its VOD service in a single headend location in cable systems owned by Lenfest, Adelphia, Cablevision and Rifkin.

  The Company has obtained the rights to provide a broad array of entertainment content through license arrangements with Warner Bros. (including New Line Cinema, Turner and WarnerVision), Sony Pictures, (including Columbia, Tristar and Sony Classics), Universal Pictures, Polygram, Walt Disney Pictures, Twentieth Century Fox, MGM, HBO and other specialized programmers. Under these arrangements, the Company has rights to over 3,000 video titles for its initial deployments, including new releases, library titles and classics, special interest videos, children's videos and adult-content movies. The Company is seeking to expand its license arrangements to include additional studios and specialized programmers and is pursuing distribution rights for new entertainment offerings, including on-demand music videos and educational, instructional and other content.

  The Company was founded in June 1995 when it acquired certain exclusive rights for consumer applications of the Sarnoff Server from SRTC, a company formed as a spin-off from Sarnoff, formerly RCA Labs, which was responsible for inventing color television. Sarnoff, a premier visual image laboratory, played a key role in developing the DIRECTV satellite system and the HDTV standard. DIVA acquired SRTC in April 1998.

HOME VIDEO ENTERTAINMENT MARKET

  Overview. The home video entertainment market has experienced dramatic growth from the proliferation of home video rentals and sales, cable television and DBS, including PPV services and NVOD. Total U.S. consumer spending on home video entertainment increased from less than $15 billion in 1987 to more than $43 billion in 1996 and is expected to exceed $59 billion by 2000. The Company believes that this growth is driven by several factors, including: (i) greater viewing selection resulting from increased channel capacity; (ii) better quality audio and video signals provided from upgraded and digitally compressed cable and DBS services; (iii) increased production and marketing of feature films and television programming; and (iv) the growth of higher quality and more affordable home entertainment systems.

  Home Video Rental Market. According to Adams Media Research, U.S. home video market revenues, which experienced a 14% compound annual growth rate from 1986 to 1996, were approximately $16.5 billion in 1996, and consisted of approximately $9.2 billion in video rentals and $7.3 billion in video sales. There were approximately 79 million households with VCRs in the U.S. in 1996, with video rentals averaging 3.9 per month. Of these households, the top 30% of VCR households, or approximately 24 million homes, rented more than six videotapes per month.

  Cable PPV Market. Cable PPV movie revenues totaled approximately $358 million in 1996. Approximately 25.4 million cable households had access to PPV in the U.S. in 1996. Based on industry sources, PPV buy rates averaged 0.27 buys per PPV-capable home per month. Cable operators typically offer subscribers three to nine PPV movies in a given month. PPV services generally utilize two to four channels of capacity and typically offer viewers a choice of up to four movie titles with a new film starting every one to two hours.

  DBS NVOD Market. DBS NVOD movie revenues totaled approximately $297 million in 1996. As of the end of 1996, approximately 5.6 million households in the U.S. had access to NVOD, offered through DBS and other wireless technologies. In 1996, based on DBS industry statistics, NVOD buy rates averaged 1.3 buys per subscriber per month. DBS providers generally offer subscribers up to 80 titles in a given month. In 1998, SKYReports estimated monthly buy rates of
1.5 to 2.0 titles per subscriber for DIRECTV, the largest DBS operator and provider of NVOD movies. DIRECTV devotes up to 61 channels to NVOD and offers viewers a choice of 10 to 20 titles starting in a given hour, some starting as frequently as every 30 minutes. MSOs are utilizing digital compression technology, which allows them to provide NVOD similar to that provided by DBS companies.

DIVA'S OPPORTUNITY

  The Company believes that its VOD service will capture significant revenues from the home video entertainment market by combining the best features of video rentals, PPV services and NVOD. In contrast to the video rental market, DIVA's VOD service provides assured availability of popular movie titles, facilitates impulse buying and eliminates inconvenient trips to the video store, late return fees and tape rewind charges. In contrast to PPV services and NVOD, the Company's VOD service provides instant in-home access to hundreds of movie titles with VCR functionality (i.e., pause, play, fast forward and rewind). Additionally, DIVA's VOD service offers movies at prices comparable to video rentals, PPV services and NVOD. As a result of the selection, convenience and functionality of its VOD service, the Company expects to achieve higher movie buy rates and higher revenues than existing PPV services and NVOD.

BUSINESS STRATEGY

  DIVA seeks to become the leading provider of VOD services to the cable television industry. The Company's strategy includes the following key elements:

  Establish Long-Term Agreements with MSOs. DIVA's strategy is to build relationships with a number of MSOs to demonstrate its technology and operating capabilities, build a platform for future customer growth and capitalize on being first to market with an economically viable VOD service. DIVA offers its VOD service to cable operators through long-term, revenue sharing agreements. DIVA has designed its VOD service to enable MSOs, through their existing infrastructures, to attract and retain customers and increase revenues with minimal incremental cost. DIVA owns, installs and operates its VOD system, thereby allowing MSOs to avoid the capital expenditures and operating expenses necessary to implement VOD. By providing cable operators' subscribers with its interactive VOD service, the Company believes it offers an incremental source of revenues, a differentiated product offering and a competitive advantage to cable operators.

  Drive Subscriber Penetration by Providing a Superior Service. DIVA's strategy is to maximize subscriber penetration by offering a valuable home video entertainment service that provides consumers immediate access to hundreds of movies with VCR functionality (i.e., pause, play, fast forward and rewind) at prices comparable to those charged for video rentals, PPV and NVOD movies. Using DIVA's VOD service, the customer can avoid trips to a video rental store, late return fees and tape rewind charges. DIVA's VOD service provides its customers complete flexibility in choosing when to start viewing a movie, in contrast to the preset starting times offered by PPV services and NVOD. DIVA's VOD service also offers customers packages with unlimited viewing access to multiple special interest titles, such as selections of children's videos, for a fixed monthly fee. Additionally, DIVA's VOD service enables customers to preview movies and search for titles alphabetically, by star or by genre with assured availability of titles.

  Develop Relationships with Content Providers. DIVA has entered into arrangements with a large number of content providers, including most of the major studios, and intends to expand and develop additional relationships to provide popular programming that appeals to broad segments of viewers. In developing these relationships, DIVA believes it offers several advantages. First, content provider revenues will be based on per view buy rates rather than one-time tape sales. Second, the Company believes that the convenience, ease of use and VCR functionality of DIVA's VOD service will lead to higher viewership of new releases as compared to PPV services and NVOD. Third, the Company believes that the packaging options that the Company is pursuing to promote its VOD service to customers will lead to increased consumer viewership of library titles. Fourth, consumer exposure to certain content, such as music and instructional videos, may lead to increased sales of related merchandise, such as recorded music, offered by the content providers. Fifth, the DIVA system will generate information about the viewing patterns of individual households that the Company believes will be of significant value to content providers.

  Create a Brand Identity. The Company believes that the creation of a brand identity among cable subscribers is crucial to its strategy to become the preferred provider of VOD services to the cable television industry. By creating consumer awareness and educating cable subscribers about DIVA's features, the Company believes it will accelerate penetration within geographic markets and increase the pace at which cable operators recognize the economic and service benefits of DIVA's VOD service. DIVA has invested considerable resources in developing the on-screen look of the DIVA brand.

  Develop Additional Digital and Interactive Services. In the future, the installed DIVA system will be a digital platform that should allow DIVA and cable operators to provide customers with access to an expanded array of broadcast and interactive services, such as on-demand music videos and additional video packages. DIVA is also exploring the possibility of "time shifting" sports, news and popular programming, which involves encoding and storing broadcast programs and offering them for subsequent viewing at the customer's convenience.

BENEFITS OF DIVA'S VOD SERVICE

  DIVA's VOD service has been designed to provide distinct benefits to the Company's three core constituencies: customers, cable operators and content providers.

 CUSTOMERS

  Title Selection and Availability. DIVA's VOD service provides customers with assured availability of hundreds of movies, more than are currently available through PPV services and NVOD. Each month certain movies will be added or deleted from DIVA's VOD service. Customers also have complete flexibility in choosing when to start a movie in contrast to the preset starting times offered by PPV services and NVOD. In addition, DIVA's guaranteed access to its movie selections solves the common problem of out-of-stock titles at video rental stores.

  VCR Functionality. DIVA's VOD service allows viewers to pause, fast forward and rewind movies and enables viewers to stop and resume movie playback. Viewers have full access to the movie until midnight of the following day. These features are not currently available with PPV services or NVOD.

  Convenience and Quality. DIVA's VOD service offers customers the ability to preview all movies and search for videos by title, genre or star, through an on-screen, fully interactive user-friendly menu. Customers can make their content selections in private, which is not typically possible in video rental stores. Additionally, customers can avoid trips to the video store, late fees and rewind fees. DIVA's VOD service also delivers movies with a high quality digital picture and CD-quality sound at prices comparable to those charged for PPV services and tape rentals.

  Customized Access and Usage Limits. DIVA's VOD service allows customers to establish access and usage limits for individual household members through the use of personal identification numbers ("PIN"). Access limits are based on the standard Motion Picture Association of America movie ratings system, and usage limits are based on monthly spending limits established by the customer for each individual PIN. In contrast, PPV services and NVOD, as well as video rental stores, currently do not offer these features with the same degree of flexibility and certainty as DIVA's VOD service.

 CABLE OPERATORS

  Access the Home Video Rental Market. In contrast to PPV services, which generated approximately $358 million of movie revenues in 1996, the home video rental market generated over $9.2 billion in revenues in 1996. By providing assured availability and instant access to hundreds of popular movie titles without inconvenient trips to the video store, late return fees and movie rewind charges, the Company believes that subscribers will choose to view movies using the Company's VOD service instead of renting a videotape.

  Maximize Revenues. The Company believes that cable operators offering DIVA's VOD service will generate higher revenues than those offering existing PPV services and NVOD. As a result of the selection, convenience and functionality of its VOD service, the Company expects to achieve higher movie buy rates than existing PPV services and NVOD.

  Respond to Competitive Pressures. DIVA's VOD service enables cable operators to address the competitive pressures created by alternative distribution technologies, such as DBS, which offer customers digital picture and sound, as well as more channels and programming selection than cable. The Company believes that DIVA's VOD service will be an important component in the cable operator's efforts to retain existing subscribers and attract new subscribers, due to the unique benefits that DIVA's VOD service offers customers.

  Offer New Services with Limited Capital Expenditures. Since DIVA provides all hardware and software components in the headend for its VOD system, cable operators with upgraded two-way capable HFC plant will not require significant capital expenditures to offer true VOD services to their subscribers.

  Benefit From Turnkey VOD Solution. DIVA provides cable operators with a turnkey system. Other VOD systems that have been under trial by certain cable operators required the operator to select components provided by different vendors and integrate the components into a fully functional VOD system. Historically, integration of components from different vendors has proved challenging. In addition to providing interactive technology and content, DIVA will provide the software applications for diagnostic, network management, billing and viewing data collection systems necessary to offer VOD.

  Improve Bandwidth Efficiency. Because DIVA can direct a dedicated digital stream to a specific customer on the cable system, DIVA can offer hundreds of movie titles to customers using as few as two 6 MHz cable channels in cable systems designed with 500 homes per node. In contrast, the delivery of PPV services or NVOD using multiplexing at a rate of 12:1 and offering six movie titles with 30 minute-interval start times would also require two 6 MHz cable channels.

 CONTENT PROVIDERS

  Increase Revenues. DIVA's business model contemplates that content providers will receive a share of revenues generated by DIVA customers on a per-view basis. The Company believes that the advantages and ease of use of DIVA's VOD service relative to PPV services, NVOD and video rental stores are likely to lead to increased viewing of studio content and a broader subscriber base. In addition, the DIVA system will provide an additional distribution channel for programming other than feature films, including music and instructional videos.

  Leverage Library Titles. DIVA plans to implement marketing and pricing strategies that promote older titles with new releases. The Company's programming strategies will allow DIVA and content providers to generate increased revenues from library titles.

  Enhance Merchandise Sales. The Company believes that airing certain content, such as music and instructional videos, may enhance sales of related merchandise by the content providers. Music companies have generally considered music videos to be part of their marketing efforts.

  Information. The Company believes DIVA's VOD service will generate important information for content providers, including household demographics and viewing patterns.

DEPLOYMENT AGREEMENTS AND RELATIONSHIPS

  DIVA has deployed its VOD service in a limited number of cable systems owned by Lenfest, Adelphia, Cablevision and Rifkin. The Company's agreements with each of Lenfest, Adelphia, Cablevision and Rifkin are conditioned upon the successful completion of an initial commercial deployment phase which is designed to allow both parties to verify the business viability of DIVA's VOD service, in accordance with certain criteria set forth in the agreements. The Company is currently in the initial commercial deployment phase with each of these cable operators. Following the initial commercial deployment phase, if any such cable operator is satisfied that DIVA's VOD service meets its business and operational expectations, DIVA will continue the existing deployment and commence commercial deployment in certain of such cable operators' cable systems on an agreed-to schedule. If DIVA's VOD service does not demonstrate business viability or if the cable operator otherwise determines that such service does not meet its business or operational expectations, none of Lenfest, Adelphia, Cablevision or Rifkin are obligated to deploy DIVA's VOD service. Following the initial commercial deployment, the term of each agreement is seven years (ten years in the case of Rifkin) per "cluster" from the date a certain minimum number of customers is achieved, where a "cluster" is an area serving a specified minimum number of homes passed. See "Risk Factors--Long-Term Cable Operator Agreement Dependent on Initial Commercial Deployment."

  DIVA's VOD service requires cable systems with upgraded HFC plant and an activated return path. These MSOs, and other MSOs in discussions with DIVA, are actively upgrading additional systems with HFC plant. According to the Cablevision Blue Book, the number of U.S. cable homes upgraded to HFC plant as a percent of total U.S. homes passed by cable is estimated to have grown from 40% at the end of 1996 to 60% at the end of 1997, although not all of such HFC plant has an activated return path.

PROGRAMMING

  DIVA has entered into license arrangements for its initial deployments with Warner Bros. (including New Line Cinema, Turner and WarnerVision), Sony Pictures (including Columbia, Tristar and Sony Classics), Universal Pictures, Polygram, Walt Disney Pictures, Twentieth Century Fox, MGM, HBO, Nelvana Entertainment, Artisan Entertainment, National Geographic and other studios and content providers to license new releases, library titles, and special interest programming on terms no less favorable than those available to PPV services. License arrangements for VOD titles currently are negotiated on a title-by-title and geographical basis. The Company believes it will be able to obtain license arrangements for additional markets and with additional content providers on terms similar to current license arrangements.

  DIVA licenses titles from content providers on the following terms:

  New Releases. DIVA currently has commitments from the above studios to receive new product releases in the same window as DBS and PPV services, typically 30 to 60 days after release to the home video market, for its initial deployments. The Company believes it can obtain similar terms for future deployments. Major studios typically release an aggregate of 15 to 25 new titles to the PPV market per month.

  Library Titles. DIVA acquires rights to library titles which, in most cases, have been previously aired on PPV and/or pay or broadcast television, typically no less than 13 months after the title's first run movie release. In general, DIVA's rights to air such titles extend beyond one year.

  Children's Programming and Other Content. Subject to availability in DIVA's target markets, the Company expects studios and other content providers to provide DIVA with additional children's and special interest titles from their respective libraries.

  Music Videos. DIVA has had preliminary discussions with a number of music labels and believes that it will be able to develop a viable on-demand music video service. The Company believes that its VOD service will be attractive to music labels because it can promote new talent and genres that currently receive limited air time and also generate sales of related merchandise.

  Time Shifting. DIVA is exploring "time shifting," a new interactive service, which may include providing television programming on demand. In this case, the customer could order TV programs such as sports, news or other popular programming that could be retrieved at a convenient time and watched with VCR functionality. Another example of time shifting is a service that time shifts programming available on an existing pay channel, which would enable the consumer to obtain that program via DIVA. DIVA is in the early stage of considering these services from a licensing, business model and technology perspective.

OPERATIONS

  DIVA offers its VOD service in partnership with cable operators. DIVA provides a technology platform with programming, marketing and billing services and facilitates customer handling processes by utilizing existing cable infrastructure and personnel. The cable operator provides installation of set-top boxes and certain customer service functions.

  Manufacturing. DIVA currently outsources the manufacturing of its major system components to specialized manufacturing organizations. The Company has subcontracted manufacturing of the Sarnoff Server and other components to third-party manufacturers. DIVA's in-house system development and manufacturing operations performs system engineering, writes software applications and provides quality assurance, integration, final assembly and testing for its turnkey VOD system.

  DIVA has an arrangement with one of the largest contract electronic manufacturers in the world to manufacture DCUs for the Company to its specifications. The purpose of this outsourcing is intended to enable DIVA to rapidly increase the output of its set-top box, if necessary.

  Headend Equipment Installation and Management. DIVA assumes responsibility for the provision, installation, monitoring and ongoing maintenance of the Sarnoff Server and related headend equipment. DIVA believes that the initial installation and integration of its headend equipment can be accomplished in less than a week with up to an additional week of testing and integration. DIVA has established an automated remote monitoring system with centralized maintenance capabilities for the installed turnkey system. Employees in DIVA's regional operations centers make use of this advanced system in monitoring the operations of the Company's VOD service in local areas.

  DCU Installations. The procedures and time requirements for DIVA installations are similar to cable industry installations, except for customer education. To date, DIVA has provided the DCUs and the hand-held remote controls for customers of its VOD service and utilizes an MSO's experienced installers to perform the DCU installations. DIVA trains an MSO's installers in all facets of the installation process, including customer education on the use of the remote control in navigating through the Director, DIVA's on-screen interactive video guide. DIVA expects to continue to provide such MSO installer training even after the DIVA platform migrates to utilize an industry standard set-top box. DIVA expects a typical installation will require one installer and have a duration of one to two hours.

  Customer Service. DIVA leverages an MSO's existing customer service infrastructure and personnel. The Company has developed training programs which enable an MSO's existing customer service representatives to handle all calls relating to new DIVA orders, billing questions and other customer inquiries or requests for guidance. DIVA provides certain technical assistance, including responding to certain customer telephone inquiries, to the MSOs. New DIVA orders are processed by the customer service representative and scheduled and assigned by an MSO's technical operations group.

  Billing and Management Information Systems. DIVA has developed its own real-time billing and management information system to interface with the billing systems of the cable operator. DIVA's billing system supports deployment of DIVA's VOD service with the majority of current billing systems and permits DIVA to bill customers separately or on an integrated basis as part of the cable operator's bill. The Company expects its management information system to play a major role in collecting, analyzing, and reporting usage, revenue, churn, migration and other key performance measures of DIVA's VOD service.
The Company believes that this information will be valuable in determining its own programming selections, as well as providing demographic information for the cable companies and the studios.

MARKETING

  Marketing to MSOs. The Company's initial marketing efforts were focused on demonstrating the capabilities of its VOD service to mid-tier MSOs. More recently, some of the larger MSOs have expressed interest in DIVA's VOD service, and the Company has expanded its marketing focus accordingly. In order to fully demonstrate its capabilities, the Company has built a mobile demonstration unit featuring DIVA's fully functioning, turnkey VOD system. The demonstration unit has allowed representatives of targeted MSOs to experience DIVA's VOD service at their corporate headquarters.

  Marketing to Customers. DIVA's multimedia marketing strategy combines traditional direct response elements with support elements that create awareness for its VOD service and help attract new customers. The traditional direct response approach could include a telemarketing and direct-mail campaign targeting specific households and local newspaper advertisements. Support elements include: (i) a commercial promoting DIVA's VOD service on heavily viewed cable channels; (ii) an "infomercial" running on a specially dedicated cable barker channel available to all subscribers; and (iii) marketing materials that promote DIVA's VOD service accompanying MSOs cable bills. The Company has also developed training programs to enable customer service representatives to reinforce the selling points of DIVA's VOD service to prospective customers who call to inquire further about the service. Finally, DIVA has built numerous promotional features into its on-screen interactive guide, the Director, in an effort to secure customer loyalty and increase customer retention.

TECHNOLOGY

 THE CABLE ENVIRONMENT

  Historically, cable operators delivered video signals in analog form to their subscribers using one-way, broadcast transmission. As the number of local television stations, television "superstations" and cable programming services increased, however, traditional cable plant and system architecture did not provide sufficient capacity to enable cable operators to expand and carry these new entertainment sources. Cable operators have chosen one of two principal methods to increase channel capacity: (i) deliver some or all of the video signals in digital form using existing cable distribution plant, or (ii) replace and/or upgrade the cable distribution plant itself using higher capacity cable. Each method requires significant capital expenditures by the cable operator.

  HFC is a cable system architecture that generally utilizes fiber optic cable between the headend and the nodes and coaxial cable from the nodes to individual homes. HFC has several advantages over coaxial cable alone for cable operators that have elected to replace or upgrade cable plant: the fiber optic cable "backbone" is more reliable and more economical to operate and maintain, and the node configuration of HFC architecture enables efficient two-way activation of the cable system. Two-way activation gives the operator the option of providing data modem, Internet and telephony services as well as true, interactive VOD.

 THE DIVA SYSTEM SOLUTION

  DIVA's system solution offers cable operators an opportunity to provide substantially more movie titles while utilizing significantly less channel capacity than analog or digital broadcast PPV or NVOD offerings. In contrast to these one-way PPV and NVOD service offerings, DIVA's system solution provides its broad content choices in a true, interactive format, whenever the cable subscriber chooses to access the service and with VCR functionality.

  DIVA's system requires upgraded HFC plant and delivers video content in digital form using pointcast (as opposed to broadcast) transmission. Upgraded HFC plant is also required to deliver high-speed cable modem access and telephony. Each of these applications requires an activated return path, i.e. "two-way" cable plant capable of sending signals from the home to the headend.

  DIVA's system solution capitalizes on the node architecture used for upgraded HFC plant. Very high capacity fiber optic cable connects the cable headend (and Sarnoff Server) to a number of fiber nodes. From each node, lower capacity coaxial cable is used to connect the node to subscriber homes. DIVA's pointcast approach utilizes only part of a cable channel to deliver each video stream, and then only when a particular home has ordered a program. Cable channels, particularly on the lower capacity coaxial cable portion of the HFC plant, are therefore used only when needed. In contrast to DIVA's technology, conventional, one-way broadcast (whether analog or digital) transmission requires that all programming be continuously available over the entire cable system, even if none of the television sets in the homes in a particular node are turned on or tuned to a particular programming channel. Use of channel capacity only when it is requested by a particular subscriber allows any unutilized capacity to be used by other subscribers.

 THE DIVA SYSTEM COMPONENTS

  DIVA's digital VOD system is an integrated, turnkey group of hardware and software elements comprising (i) an operating platform, including the Sarnoff Server, image vaults, storage capacity, network communications and customer management systems, and operating and billing systems; (ii) a DCU or a DIVA-compatible set-top box into which elements of DIVA's proprietary software are downloaded; and (iii) video programming content accessed through the DIVA Director, an on-screen interactive interface.

  Operating Platform. The critical characteristic of DIVA's technology that enables the delivery of low-cost VOD is the concentration of computing power in the Sarnoff Server, which reduces the memory and processing requirements of the DIVA-compatible set-top box. Unlike most competing servers, the Sarnoff Server permits customers to simultaneously view and interact independently with the same or different movie titles at any time, even though only one copy of each movie is resident on the system. The software and hardware system responsible for coordinating all upstream and downstream communication to and from the customers is known as the Video Session Manager ("VSM"). It formats for transport and controls the Sarnoff Server's content, as well as all other potential digital programming content intended for viewers. DIVA's Customer Management Systems ("CMS") manages the network itself, as well as customer account activity and data concerning the acquisition, processing and use of each video title. The billing component of the CMS enables DIVA to prepare separate customer bills or interfaces via a standard communications protocol directly with the cable operator's billing system so that charges for DIVA's video content are included on the cable operator's bill.

  Set-top Box. The DIVA system requires a set-top box, which converts digital signals to analog form, and a remote control. DIVA's DCU is designed with minimal components, relying on most of the system's functionality and intelligence being located at the headend in the Sarnoff Server. This design capitalizes on the architecture and performance of the Sarnoff Server to allow true VOD at minimal cost. Because the set-top box is the component of a VOD system which must be deployed in large numbers, cost savings focused on the set-top box compound rapidly and have a significant impact on overall cost savings for delivery of VOD service under DIVA's system architecture.
Further, with computing power and content centered in the server and headend components, the look, feel, content and functionality of VOD service offerings and the DIVA Director can be upgraded at the headend and implemented by software downloads without having to send a technician to the subscriber's home to replace the set-top box or install new functionality.

  DIVA Director. Users control their VOD service through the DIVA Director, which is an audio and visual interactive interface displayed on a viewer's television. The Director allows a customer, using a simple remote control, to move through on-screen information, to order video titles, and to control the pause, play, rewind and fast forward features when viewing a movie or other title.

RESEARCH AND DEVELOPMENT ACTIVITY

  The Company's research and development activities focus on platform and product development and related engineering efforts to enhance DIVA's VOD system and service offerings. These activities currently include:
(i) migrating DIVA's VOD platform to meet evolving industry standards, (ii) porting Director software and VOD service command and control functionality to third-party digital set-top boxes, including those manufactured by General Instrument and Scientific-Atlanta, (iii) expanding stream capacity of the Sarnoff Server, (iv) implementing secondary storage as an adjunct to the Sarnoff Server, (v) migrating to MPEG 2 video encoding standards, (vi) reducing the physical size of VOD system components located in cable headends,
(vii) integrating NMS billing and usage information with systems supplied by third-party cable industry billing vendors, (viii) reducing the cost of various VOD system components, (ix) adding system functionality to support new services such as music videos and time shifting, and (x) investigating alternative methods of distributing encoded content to headends, including satellite delivery.

  The Company's product development and engineering efforts focus on the development and enhancement of DIVA's VOD system. The Company's research development and engineering expenses for the period from July 1, 1995 (inception) to June 30, 1998 and the years ended June 30, 1996, 1997 and 1998 were $54.3 million, $8.5 million, $17.5 million and $28.3 million, respectively.

COMPETITION FOR VOD SERVICES

  The market for in-home video entertainment services is intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition in the market for VOD services to intensify and increase in the future. A number of companies have announced an intention to introduce a VOD service or deliver VOD components that might be deployed by a video service provider. Intertainer, a company funded by Comcast, Intel, Sony Corp. of America and NBC, is currently conducting trials with Comcast and US West to provide VOD and other services over high speed networks such as ADSL and cable modems primarily to the personal computer, but plans to provide services to television sets in the future. It is possible that companies currently operating overseas will adapt their technology and offer it through high-speed networks in the U.S. Elmsdale Media is currently conducting a trial for a VOD system in Cardiff, Wales for its cable partner, NTL, and has announced an intention to extend such trial to cover 2,000 homes. Elmsdale Media's service is slated to provide 24-hour consumer access to up to 300 movie titles. VideoNet is conducting a trial with British Telecom offering VOD and other interactive services to non-paying customers. Hongkong Telecom began offering commercial interactive services, including VOD, in March 1998 and has gained over 100,000 paying subscribers. Other companies internationally and domestically have also announced plans to provide
VOD services which vary in degree of commercial viability. There can be no assurance that these or other companies will not provide equivalent or more attractive capabilities that could be more acceptable to cable operators and their subscribers.

  It is also possible that such competitors may form new alliances, develop a competitive VOD service and rapidly acquire significant market share. Such competition would materially and adversely affect the Company's business, operating results and financial condition. Companies that are or may be capable of delivering VOD components include Concurrent Computer Corp, Celerity Systems Inc., Mitsubishi Electronics America, Nippon Electric Corp., nCube, SeaChange International, Inc., Silicon Graphics Inc., Unisys, Scientific-Atlanta, Sony Corporation, Vivid Technology Inc. and FreeLinQ Communications Corporation. Some of these competitors have developed VOD products that have undergone tests or trials and may succeed in obtaining market acceptance of their products more rapidly than the Company. In addition, several major cable operators, including Time Warner Inc. and Cox Communications, have previously field-tested integrated system solutions utilizing components from a number of the aforementioned entities. These trials have since been terminated. Notwithstanding termination of its field trial in Orlando, Time Warner Inc. has solicited proposals from industry suppliers for elements that might be used in designing and integrating a next generation VOD system solution for an initial deployment in 1999. Cablevision continues to operate a limited trial of an in-house VOD solution despite the fact that certain component vendors are no longer supporting the project. The Company believes Cablevision has no current plans to extend the deployment of this in-house system solution, but the Company believes Cablevision intends to conduct a second limited field trial of a different VOD system, based on components supplied by a third party server supplier. The Company's competitors or potential competitors may develop affiliations with cable operators or alternative distribution providers or develop services or technologies that are better or more cost effective than the Company's VOD service. In addition, certain of these potential competitors are either directly or indirectly affiliated with content providers and cable operators and could therefore materially impact the Company's ability to sign long-term services contracts with such cable operators and obtain content from such providers.

  The Company may also face competition from cable operators or other organizations, including but not limited to the telephone companies, providers of DBS, PPV and NVOD, cable programmers and Internet service providers, who could provide VOD-like services through cable and alternative delivery platforms, including the Internet, telephone lines and satellite. For example, DIVA could encounter competition from companies such as Microsoft/WebTV Plus and @Home that in the future may be able to deliver movies over the Internet via the television, or from consumer use of purchased or rented digital video discs or variants thereof. In addition, the competitive environment in which the Company will operate may inhibit its ability to offer DIVA's VOD service to cable operators and other types of operators that compete with one another in the same territory. A cable operator may require DIVA to provide its VOD service exclusively to such cable operator in a particular territory. Further, cable operators themselves may offer competing services, including increased NVOD offerings, or may be unwilling to use DIVA's VOD service exclusively. The Company will also face competition for viewers from providers of home video rentals, which are increasingly entering into revenue sharing arrangements with content providers for new releases. These arrangements have resulted in a significant increase in the number of copies available for rental at major video chains and, accordingly, have made home video rentals more attractive to consumers.

  Many of the Company's competitors and potential competitors have longer operating histories, greater name recognition, and significantly greater financial, technical and marketing resources than the Company. As a result, they may be able to respond to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services more effectively than the Company. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes.

INTELLECTUAL PROPERTY

  The Company's future success depends, in part, on its ability to protect its intellectual property and maintain the proprietary nature of its technology through a combination of patents, licenses and other intellectual property arrangements. The Company has licensed rights to the Sarnoff Server and the DCU initially developed by Sarnoff. Sarnoff and the Company have filed applications and intend to file additional applications for patents covering the Sarnoff Server. Sarnoff and the Company have filed applications for patents covering the DCU, and the Company has filed patent applications, and intends to file additional and derivative patent applications covering the interactive service and its technology. There can be no assurance, however, that any patents issued to Sarnoff or the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection to the Company. Despite the efforts of Sarnoff and the Company to safeguard and maintain these proprietary rights, there can be no assurance that the Company will be successful in doing so or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies. On August 18, 1998, the Company received a notice from a third party licensing company stating that it has acquired rights in two U.S. patents and that the Company's VOD system and process are described in the claims of these patents. The Company and outside patent counsel are conducting a preliminary analysis of these third party patents. The Company has filed trademark applications on certain marks and logos. In July 1996, DIVA received a notice from a third party claiming that the Company's use of one of its trademarks infringes a trademark right held by such party. DIVA responded to the letter in late July 1996, asserting that the use of the trademark does not infringe on the trademark right that the party holds. The Company has received no further response. In August 1998, the Company received a notice from a third party, which provides integrated circuits for digital multimedia applications, claiming that such third party's trademark application gives it priority over the Company's use of the "DIVA" mark. The Company is in the process of preparing its response to this letter. DIVA could encounter similar challenges to its trademarks in the future.

  Since patent applications in the U.S. are not publicly disclosed until the patent has been issued, applications may have been filed which, if issued as patents, would relate to the Company's products. In addition, the Company has not conducted a comprehensive patent search relating to the technology used in the Sarnoff Server or the Company's VOD system. The Company is subject to the risk of claims and litigation alleging infringement of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement claims against the Company in the future based on patents or trade secrets or that such claims will not be successful. Parties making such claims may be able to obtain injunctive or other equitable relief which could effectively block the Company's ability to provide its VOD service in the U.S. and internationally, and could result in an award of substantial damages. In the event of a successful claim of infringement, the Company, its MSOs and other end users may be required to obtain one or more licenses from third parties. There can be no assurance that the Company or its customers could obtain necessary licenses from third parties at a reasonable cost or at all. The defense of any lawsuit could result in time consuming and expensive litigation regardless of the merits of such claims, and damages, license fees, royalty payments and restrictions on the Company's ability to provide its VOD service, any of which could have a material adverse effect on the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the New Notes.

EMPLOYEES

  As of June 30, 1998, DIVA had 242 employees, including 21 in sales and marketing, 127 in product development and programming, 35 in administrative and 59 in operations and manufacturing. None of DIVA's employees are currently represented by a labor union. DIVA believes that its relationship with its employees is good.

PROPERTIES

  The Company's principal facilities are located in Menlo Park, California, where the Company currently leases approximately 50,000 square feet and has an option to lease an additional 18,000 square feet. The term of this lease will run through April 30, 1999 with renewal options. In addition, the Company currently leases 4,433 square feet of office space in King of Prussia, Pennsylvania, which directly supports the Philadelphia operations. This lease expires in December 1999. DIVA also leases 22,600 square feet of office space in Princeton, New Jersey. The term of the lease runs through November 1, 2001 with two five-year renewal options.

  The Company believes that suitable additional or alternative space adequate to serve the Company's foreseeable needs would be available on commercially reasonable terms, if necessary.

LEGAL PROCEEDINGS

  The Company is not a party to any material litigation at the present time.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  Set forth below are the names, ages as of August 31, 1998, and positions of the directors and executive officers of the Company. All directors hold office until their successors are duly elected and qualified and all executive officers hold office at the pleasure of the Board of Directors.

             NAME              AGE                             POSITION
             ----              ---                             --------
 Paul M. Cook................  74    Chairman of the Board, Chief Executive Officer and Founder
 Alan H. Bushell.............  51    President, Chief Operating Officer, Chief Financial Officer,
                                      Assistant Secretary, Director and Founder
 Christopher W. Goode........  46    Senior Vice President, Development and Chief
                                      Technical Officer
 David S. Hanson.............  54    Senior Vice President, Business Development
 F. Ray McDevitt.............  54    Senior Vice President, Marketing and Product Management
 James H. Miller.............  49    Senior Vice President, Programming
 Tim N. Rea..................  43    Senior Vice President, Operations
 Stephanie A Storms..........  48    Vice President, General Counsel and Secretary
 John W. Goddard.............  57    Director
 Jules Haimovitz.............  47    Director
 John A. Rollwagen...........  56    Director
 Barry E. Taylor.............  50    Director and Assistant Secretary

  Paul M. Cook founded the Company in 1995 and has served as its Chairman of the Board and Chief Executive Officer since that time. Mr. Cook was Chairman of the Board of SRI, one of the world's largest contract research firms, from December 1993 to July 1998 and has served as a member of its Board of Directors since 1987. Mr. Cook is also Chairman of Sarnoff and a director of SRTC. Mr. Cook founded Raychem Corporation ("Raychem"), a Fortune 300 company, in 1957 to develop commercial applications for radiation chemistry. Mr. Cook served as Chief Executive Officer of Raychem for 33 years before retiring in 1990 and served on its Board of Directors until 1996. From 1990 to 1994, Mr. Cook served as Chairman of the Board and Chief Executive Officer of CellNet Data Systems ("CellNet") a provider of wireless data communications services. Mr. Cook retired as Chief Executive Officer of CellNet in September 1994 and retired as Chairman of the Board in November 1997, but remains on the Board of Directors of CellNet.

  Alan H. Bushell, who founded the Company with Mr. Cook in 1995, has served as its President and Chief Operating Officer and as a Director since that time. Prior to founding DIVA, Mr. Bushell served as Senior Vice President, Chief Operating Officer and Chief Financial Officer of CellNet. Prior to joining CellNet, Mr. Bushell held various management positions with private and public technology-based companies, including President of Advanced Polymer Systems, Inc., Vice President of Operations at Everex Systems, Inc., President of Zymogenetics Inc. and various strategic planning and product management positions with Raychem. During the 1970s, he was also a consultant in the Amsterdam office of McKinsey & Co.

  Christopher W. Goode has served as Senior Vice President, Development, and Chief Technical Officer of the Company since October 1995. Prior to joining DIVA, he was Executive Vice President, Research and Development at Raynet Corporation, a developer of fiber-to-the-curb networks, where he guided research and development efforts as the company grew from a prototype and field trial organization to volume manufacturer, and assisted in developing product strategy, especially in the broadband access area. Prior to joining Raynet, Mr. Goode held senior technical positions at Alcatel and ITT Corporation over a 16-year period. At Alcatel, Mr. Goode served as Vice President of Research and Development -- North America, where he was responsible for directing the development of Sonet and fiber-in-the-loop products. Mr. Goode was also the Chief Engineer at Shanghai Bell Telephone Equipment Manufacturing Co., an Alcatel joint venture, where he was responsible for digital switching system development, installation and testing during the start-up phase. Prior to that, he held technical management positions with ITT Corporation and Standard Telephones & Cables.

  David S. Hanson has served as Senior Vice President, Business Development, of the Company since November 1995. Prior to joining the Company, Mr. Hanson founded Hanson & Associates, a consulting firm specializing in the financing, merger, acquisition and divestiture of cable television companies where he worked from March 1981 to November 1995. From 1969 to 1979, Mr. Hanson served in various positions at Viacom, Inc., including Vice President of New Market Development and Vice President of Marketing. He helped in the development of Showtime Entertainment Network, was responsible for the initial marketing of Showtime to senior executives in the cable television industry and directed Showtime's introduction to the network's first 500,000 customers. Mr. Hanson was a founding member of the Board of Directors of CTAM, one of the cable television industry's largest trade organization, as well as a member of the Board of Directors of the National Satellite Cable Television Association.

  F. Ray McDevitt has served as Senior Vice President, Marketing and Product Management, since September 1995. From December 1992 to September 1995, Mr. McDevitt held various positions at Ericsson Raynet, including Vice President of Product Line Management and Marketing and Vice President of Broadband Research, where he designed the early HFC networks with NYNEX as part of the video dial tone service developed during the period from 1993 to 1995. Prior to joining Ericsson Raynet, Mr. McDevitt served as Director of Broadband Development at Alcatel, with responsibilities including fiber-in-the-loop access product development and management for the telecommunications industry. While at Alcatel, Mr. McDevitt project managed and activated the Perryopolis field trial with Bell Atlantic in 1989. Mr. McDevitt also has three years of experience as President of FiberLan, a startup company that developed broadband fiber optics private networks for industrial parks and campus environments. During the rapid cable television buildout period of 1981 to 1985, Mr. McDevitt was the Vice President of Technical Operations for Warner Amex, where his responsibilities included the design and technical operations of the two-way addressable QUBE systems for cities such as Dallas, Pittsburgh and Cincinnati. By 1984, Mr. McDevitt designed and oversaw operations of over 4,000 two-way interactive QUBE subscribers deployed in six major systems across the United States.

  James H. Miller has served as Senior Vice President, Programming, of the Company since August 1997. From 1995 to 1997, Mr. Miller worked as an independent consultant for various entertainment clients including ITC Entertainment Group, Rainbow Programming, Orion Pictures Corporation and the National Football League. From 1979 to 1995 Mr. Miller served in various programming roles for Showtime Networks, Inc. including Executive Vice President of Programming in which he was responsible for all programming activities, including acquisitions, scheduling, original programming, and creative services. From 1970 to 1979, Mr. Miller served in various posts at Teleprompter Corporation, the then-largest cable company in America, including Director of Marketing and Programming for the Manhattan system.

  Tim N. Rea has served as Senior Vice President, Operations, of the Company since August 1996. Prior to joining DIVA, from December 1981 to July 1996, Mr. Rea served in various marketing, operations and general management positions with Viacom Cable, most recently as Senior Vice President/General Manager for Viacom's Northwest region, which included 875 employees and served 500,000 customers. Mr. Rea was responsible for consolidating stand alone cable systems into regional centers to prepare for competition, and readying plant facilities and management for entry into the telephony, data access and digital television businesses.

  Stephanie A. Storms has served as Vice President, General Counsel of the Company since December 1996, and was appointed Secretary in March 1998. Prior to joining DIVA, she was Deputy General Counsel of Viacom Inc. and Vice President of Viacom Cable, a division of Viacom Inc. Ms. Storms held positions with various cable industry trade groups in conjunction with her employment with Viacom; she served on the Board of Directors of the California Cable Television Association and was a member of its legal committee and of the legal committee of the National Cable Television Association. Prior to joining Viacom Cable in 1987, Ms. Storms was Vice President and Assistant General Counsel of American Television and Communications Corp., the cable television subsidiary of Time Inc. which was then one of the top two largest MSOs. Before that, she was an attorney with the law firm of Adams, Duque & Hazeltine in Los Angeles, California.

  John W. Goddard has served as a member of the Company's Board of Directors since January 1997. From 1980 to July 1996, he held the positions of President and Chief Executive Officer of Viacom Cable, a division of Viacom, Inc. From 1966 to 1980, Mr. Goddard held various management positions at Tele-Vue Systems, Viacom Cable's predecessor, and then at Viacom Cable. Mr. Goddard has held various cable television industry positions as an officer, including Chairman of the National Cable Television Association and President of the California Cable Television Association, and currently serves as a director of CableLabs, TCI Satellite Entertainment, Inc. and the Walter Kaitz Foundation.

  Jules Haimovitz has served as a Director of the Company since December 1996 and currently serves as a consultant to the Company. From June 1997 to July 1998, Mr. Haimovitz has served as President and Chief Operating Officer of King World Productions. Prior to that he was President and Chief Executive Officer of ITC Entertainment Group. Mr. Haimovitz has served on the Board of Directors of Video Jukebox Network and Orion Pictures Corporation. From 1987 to 1992, Mr. Haimovitz served as President and Chief Operating Officer of Spelling Entertainment Inc. and a member of its Board of Directors. From 1976 to 1987, Mr. Haimovitz served in various senior executive positions with Viacom, Inc., including President of the Viacom Network Group with responsibility for Showtime/The Movie Channel Inc., the MTV Networks Inc., Lifetime Cable Channel and Viewers Choice, its satellite pay-per-view network, and President of the Viacom Entertainment Group. Mr. Haimovitz joined Viacom, Inc. in 1976 and subsequently served as Director, Planning and Administration for Pay Television, in which capacity he was instrumental in the creation of Showtime, and held a number of senior management posts with Showtime, including Senior Vice President for Programming and Operations.

  John A. Rollwagen was the Chairman of SRTC prior to its acquisition by the Company and has served as a Director of the Company since December 1995. Mr. Rollwagen is an investor and business advisor specializing in information technology and serves as senior advisor to St. Paul Venture Capital, LLC.
From 1981 to 1993 Mr. Rollwagen served as Chairman and Chief Executive Officer of Cray Research, Inc., a supplier of supercomputers worldwide. From 1977 to 1981, Mr. Rollwagen served as Cray Research's President. Mr. Rollwagen serves as Chairman of Computer Network Technology, Inc., a supplier of high performance computer networking hardware and software, and serves as a director of several public and private companies.

  Barry E. Taylor has served as a Director of the Company since July 1995. Mr. Taylor has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, since 1984.

DIRECTOR COMPENSATION

  Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director, for committee participation or for special assignment of the Board of Directors. The Company reimburses expenses incurred in attending Board and committee meetings.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth, for the fiscal year ended June 30, 1998, the compensation paid to the Company's Chief Executive Officer and the five other most highly compensated executive officers who were serving as executive officers as of June 30, 1998 and whose total cash compensation exceeded $100,000 during such fiscal year (collectively, the "Named Executive Officers").

                                                                 LONG-TERM
                                                               COMPENSATION
                                                 ANNUAL    ---------------------
                                              COMPENSATION        AWARDS
                                              ------------ ---------------------
NAME AND PRINCIPAL                                         SECURITIES UNDERLYING
     POSITION                                  SALARY ($)   OPTIONS/SARS(#)(1)
------------------                            ------------ ---------------------
Paul M. Cook................................    $231,250              --
Chairman of the Board and Chief Executive
 Officer
Alan H. Bushell.............................     231,250              --
President, Chief Operating Officer and Chief
 Financial Officer
Stephanie A. Storms.........................     222,242          11,200
Vice President, General Counsel and
 Secretary
F. Ray McDevitt.............................     199,375          22,400
Senior Vice President, Marketing and Product
 Management
Christopher W. Goode........................     199,168          22,400
Senior Vice President, Development, and
 Chief Technical Officer

--------
(1) No SARs were granted during the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information with respect to stock options granted by the Company to the Named Executive Officers during fiscal year 1998 pursuant to the 1995 Stock Plan.

                                        PERCENT OF                         POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF   TOTAL OPTIONS/                          ASSUMED ANNUAL RATES OF
                          SECURITIES   SARS GRANTED                          STOCK PRICE APPRECIATION
                          UNDERLYING   TO EMPLOYEES  EXERCISEOR                FOR OPTION TERM($)(3)
                         OPTIONS/SARS   IN FISCAL    BASE PRICE EXPIRATION ------------------------------
      NAME               GRANT(#)(1)     YEAR(2)       ($/SH)      DATE          5%            10%
      ----               ------------ -------------- ---------- ---------- -------------- ---------------
Paul M. Cook............        --          --            --          --               --             --
Alan H. Bushell.........        --          --            --          --               --             --
Stephanie A. Storms.....    11,200           *         $1.25      9/3/07          $ 8,805        $22,312
F. Ray McDevitt.........    22,400           *          1.25      9/3/07           17,609         44,625
Christopher W. Goode....    22,400           *          1.25      9/3/07           17,609         44,625

--------
 * Less than 1%
(1) Options granted under the 1995 Stock Plan generally become exercisable at a rate of 10% of the shares subject to the option at the end of the first six months and 5% of the shares subject to the option at the end of each three-month period thereafter, so long as the individual is employed by the Company.
(2) The Company granted options to purchase 2,507,983 shares of Common Stock during fiscal year 1998.
(3) Potential realizable value is based on the assumption that the price of the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the ten-year option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

  The following table sets forth certain information regarding options to purchase the Company's Common Stock held by the Named Executive Officers at the end of fiscal 1998.

                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                           SHARES                    UNDERLYING OPTIONS/SARS  IN-THE-MONEYOPTIONS/SARS AT
                         ACQUIRED ON     VALUE       AT FISCAL YEAR-END (#)       FISCAL YEAR-END ($)
      NAME               EXERCISE(#) REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
      ----               ----------- -------------- ------------------------- ----------------------------
Paul M. Cook............       --             --             -- /--                      -- /--
Alan H. Bushell.........       --             --         21,000 / 39,000          $ 50,925 / $118,950
Stephanie A. Storms.....       --             --         26,680 / 84,520            63,649 /  257,786
F. Ray McDevitt.........   50,000       $117,500         75,160 / 85,240           211,788 /  259,982
Christopher W. Goode....       --             --         65,860 / 86,540           182,361 /  263,947

--------
(1) Based on the fair market value of the Company's Common Stock on the date of exercise, $2.40 per share (as determined by the Company's Board of Directors) less the exercise price payable for such shares.
(2) Based on the fair market value of the Company's Common stock at fiscal year end, $3.05 per share (as determined by the Company's Board of Directors), less the exercise price payable for such shares.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  Pursuant to the terms of a written employment agreement with Mr. Bushell, DIVA has agreed to employ Mr. Bushell as President and Chief Operating Officer at a salary of $200,000 per year, subject to periodic increases by the Board of Directors. In connection with his employment in August 1995, Mr. Bushell was granted an option to purchase 270,000 shares of Common Stock at an exercise price of $0.005 per share, which shares vest quarterly over a five-year period, subject to acceleration upon a "Change of Control" of the Company (as defined in the agreement). Mr. Bushell exercised such options, subject to a right of repurchase by the Company with respect to the unvested shares. In the event either (i) the Company terminates Mr. Bushell's employment other than for "Cause" (as defined in the agreement) or (ii) Mr. Bushell voluntarily resigns under certain specified circumstances, then Mr. Bushell shall be entitled to receive payment of his then-current salary and his shares shall continue to vest for 12 months from the date of such employment termination.

  With respect to all options granted under the Company's 1995 Stock Plan, in the event of a "Change of Control" (as defined in the option agreements), the vesting of such options will be accelerated (i) as of the date immediately preceding such "Change of Control" in the event the option agreement is or will be terminated or canceled (except by mutual consent) or any successor to the Company fails to assume and agree to perform all obligations under the agreement at or prior to such time as any such person becomes a successor to the Company; or (ii) as of the date immediately preceding such "Change of Control" or at any time thereafter in the event the optionee does not or will not receive upon exercise of the optionee's stock purchase rights under the option agreement the same identical securities and/or other consideration as is received by all other stockholders in any merger, consolidation, sale, exchange or similar transaction occurring upon or after such "Change of Control"; or (iii) as of the date immediately preceding any "Involuntary Termination" (as defined in the option agreements) of the optionee occurring upon or after any such "Change of Control"; or (iv) as of the date six months following the first such "Change of Control," provided that the optionee shall have remained an employee of the Company continuously throughout such six-month period, whichever shall first occur.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company currently has a Compensation Committee which consists of two outside directors, Mr. Goddard and Mr. Taylor. The Compensation Committee reviews the salaries of the executive officers and makes recommendations regarding such salaries to the Board of Directors. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

1995 STOCK PLAN

  As of June 30, 1998, the Company had reserved 8,200,000 shares for issuance pursuant to its 1995 Stock Plan, which has been approved by the Company's Board of Directors and stockholders. The 1995 Stock Plan provides for the granting to employees (including officers and directors) of qualified "incentive stock options" within the meaning of Section 422 of the Code, and for the granting to employees (including officers) and consultants of nonqualified stock options. The 1995 Stock Plan also provides for the granting of restricted stock. As of June 30, 1998, options to purchase an aggregate of 4,975,820 shares were outstanding and 2,074,897 shares remained available for future grants.

  The 1995 Stock Plan is administered by the Board of Directors or a committee appointed by the Board. Options granted generally vest at a rate of 10% of the shares subject to the option at the end of the first six months and 5% of the shares subject to the option at the end of each three-month period thereafter and generally expire ten years from the date of grant. Options granted to outside directors of the Company vest at the rate of 25% of the shares at the end of the first year and 6.25% of the shares at the end of each month thereafter. Options granted to outside directors and certain other employees of the Company are immediately exercisable, subject to a repurchase right held by the Company that lapses in accordance with the vesting schedule of the options.

  In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, all outstanding options shall be assumed or an equivalent option substituted by the successor corporation. In the event a successor corporation refuses to assume or substitute for the options, the exercisability of shares subject to options under the 1995 Stock Plan shall be accelerated. In such event, the Company shall notify the holders of outstanding options that such options are fully exercisable, and all options not exercised will then terminate 15 days after the date of such notice. See "-- Employment Agreements and Change-in-Control Arrangements."

  The exercise price of incentive stock options granted under the 1995 Stock Plan must be at least equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price of options to an optionee who owns more than 10% of the Company's outstanding voting securities must equal at least 110% of the fair value of the Common Stock on the date of grant.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law, and the Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its other employees and agents to the fullest extent permitted by law. The Company has also entered into agreements to indemnify its directors and executive officers. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  On August 29, 1995, the Company entered into a consulting agreement with Acorn, a five percent stockholder, pursuant to which Rufus W. Lumry, its President, agreed to provide advisory services to the Company. Between August 29, 1995 and October 19, 1995, Acorn purchased an aggregate of 2,192,400 shares of Common Stock from the Company at purchase prices ranging from $0.005 to $0.05 per share. In addition, Acorn purchased 35,600 shares of Series A Preferred Stock of the Company at a purchase price of $0.50 per share. On September 3, 1997, the Company granted an option to purchase 40,000 shares of Common Stock to Acorn at an exercise price of $1.25 per share, which option vests at a rate of 25% one year from the date of grant and 6.25% each three-month period thereafter.

  In August 1995, Paul M. Cook, the Company's Chairman of the Board and Chief Executive Officer, purchased 7,000,000 shares of Common Stock at a purchase price of $0.005 per share, 140,000 shares of Series A Preferred Stock at a purchase price of $0.50 per share and was granted an option to purchase 384,000 shares of Common Stock pursuant to the 1995 Stock Plan for $0.005 per share. In addition, Alan H. Bushell, the Company's President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary purchased 1,200,000 shares of Common Stock at a purchase price of $0.005 per share, 24,000 shares of the Company's Series A Preferred Stock at a purchase price of $0.50 per share and was granted an option to purchase 270,000 shares of Common Stock pursuant to the 1995 Stock Plan at an exercise price of $0.005 per share. In addition, in August 1995, each of Mr. Cook and Mr. Bushell exercised options to purchase 384,000 and 270,000 shares of Common Stock, respectively, all of which were subject to repurchase by the Company.

  On October 23, 1995 and December 26, 1995, the Company issued an aggregate of 3,419,842 shares of Series B Preferred Stock at a purchase price of $0.855 per share, 2,343,976 shares of which were purchased by the following executive officers, directors and Board advisors of the Company and holders of more than five percent of the Common Stock or Preferred Stock.

     NAME                                                               SHARES
     ----                                                              ---------
     Acorn and affiliates............................................  1,783,540
     Paul M. Cook....................................................    423,264
     John A. Rollwagen...............................................    125,472
     Barry E. Taylor and affiliates..................................     11,700
                                                                       ---------
                                                                       2,343,976
                                                                       =========

  In 1996, DIVA contracted with Sarnoff, a holder of more than five percent of the Common Stock, to assist in the development and initial production of the prototype of the DCU. Under the terms of the development contract, while Sarnoff will own the intellectual property arising from the development, DIVA has a 20-year, fully paid worldwide exclusive license to all the development work done under the contract, after which DIVA's rights shall be non-exclusive.

  From June 15, 1995 through August 7, 1997 on various dates, Mr. Cook and Acorn loaned money to the Company. All of the promissory notes issued pursuant to these loans have been repaid or converted into stock or bonds described in the transactions above and below.

  On July 10, 1996 and August 22, 1996, the Company issued an aggregate of 6,168,600 shares of Series C Preferred Stock at a purchase price of $4.205 per share, 3,367,600 shares of which were purchased by the following executive officers, directors and Board advisors of the Company and holders of more than five percent of the Common Stock or Preferred Stock.

     NAME                                                               SHARES
     ----                                                              ---------
     Acorn and affiliates.............................................   119,000
     Paul M. Cook.....................................................    59,500
     Merrill Lynch Global Allocation Fund, Inc........................ 2,000,000
     Putnam Funds and Accounts........................................ 1,189,100
                                                                       ---------
                                                                       3,367,600
                                                                       =========

  In April 1996, Sarnoff, a holder of more than five percent of the Common Stock, received 2,284,401 shares of Series AA Preferred Stock (571,100 of which were placed in escrow) in connection with the acquisition of SRTC by the Company. Prior to the acquisition of SRTC, the Company and SRTC were parties to a license and purchase agreement for Sarnoff Servers. See Note 3 of Notes to the Consolidated Financial Statements.

  From June 15, 1995 through June 30, 1998 the Company issued options and/or stock purchase rights to purchase an aggregate of 794,000 shares of Common Stock to Mr. Bushell and Mr. Cook, 734,000 shares of which have been exercised and 313,600 of which are subject to repurchase by the Company as of June 30, 1998.

  On May 30, 1996, the Company completed an offering of 47,000 units at $1,000 per unit, each unit consisting of one 1996 Note and one warrant to purchase
40.4 shares of Common Stock at an exercise price of $0.005 per share. Mr. Cook and Acorn each purchased 3,150 units in the offering.

  On August 7, 1997 and September 4, 1997, the Company issued an aggregate of 8,279,590 shares of Series D Preferred Stock at a purchase price of $5.72 per share, 4,626,750 shares of which were purchased by the following executive officers, directors and Board advisors of the Company and holders of more than five percent of the Common Stock or Preferred Stock.

     NAME                                                               SHARES
     ----                                                              ---------
     Acorn and affiliates.............................................   437,064
     Paul M. Cook.....................................................   437,064
     Merrill Lynch Global Allocation Fund, Inc........................ 2,000,000
     Putnam Funds and Accounts........................................ 1,748,252
     Barry E. Taylor and affiliates...................................     4,370
                                                                       ---------
                                                                       4,626,750
                                                                       =========

  In addition to acting as Chairman of the DIVA Board of Directors, Mr. Cook is also Chairman of the Board of Directors of Sarnoff. As of June 30, 1998, Mr. Cook beneficially owned 7,938,628 shares of voting securities (20.58% of the outstanding voting securities) of DIVA and holds no shares of Sarnoff. Conflicts of interest could arise as a result of Mr. Cook's position as a director of Sarnoff; however, Mr. Cook abstains from voting on matters which involve the relationships between the Company and Sarnoff. Further, Mr. Cook has a number of responsibilities regarding this and other entities and consequently does not devote all of his time to matters concerning DIVA.

  Barry E. Taylor, a director of the Company, is a member of Wilson Sonsini Goodrich & Rosati, P.C., which has performed legal services for the Company since its inception.

  The Company has from time to time granted options to purchase shares of Common Stock to certain executive officers and directors. See "Management -- Executive Compensation" and "Principal Stockholders."

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common and Preferred Stock as of June 30, 1998 by
(i) each of the Company's directors, (ii) each Named Executive Officer of the Company, (iii) each person who beneficially owns more than 5% of the Common Stock or the Preferred Stock and (iv) all directors and executive officers as a group.

                          NUMBER
                            OF
                          SHARES  PERCENT  NUMBER OF   PERCENT        PERCENT
                            OF   OWNERSHIP SHARES OF  OWNERSHIP      OWNERSHIP
                          COMMON OF COMMON PREFERRED OF PREFERRED    OF TOTAL
    BENEFICIAL OWNER      STOCK  STOCK(1)    STOCK     STOCK(1)   VOTING STOCK(1)
    ----------------      ------ --------- --------- ------------ ---------------
Paul M. Cook(2) ........
 c/o DIVA Systems
  Corporation
 333 Ravenswood Avenue
 Building 205
 Menlo Park, CA 94025
Acorn Ventures, Inc.(3).
 1309 114th Avenue, S.E.
 Suite 200
 Bellevue, WA 98004
Merrill Lynch Global
 Allocation Fund, Inc. .
 800 Scudder's Mill Road
 Plainsboro, NJ 08530
Putnam Funds and
 Accounts(4)............
 One Post Office Square
 Boston, MA 02109
Sarnoff Corporation.....
 201 Washington Road
 CN 5300
 Princeton, NJ 08543-
  5300
Alan H. Bushell(5)......
Stephanie A. Storms(6)..
F. Ray McDevitt(7)......
Christopher W. Goode(8).
John W. Goddard(9)......
Jules Haimovitz(10).....
John A. Rollwagen(11)...
Barry E. Taylor(12).....
All directors and
 executive officers as a
 group
 (12 persons)(13).......

--------
  * Less than 1%.

 (1) Based on 17,200,178 shares of Common Stock and 21,372,287 shares of Preferred Stock outstanding as of June 30, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 30, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

 (2) Includes (i)          shares of Common Stock beneficially owned by the
     Paul and Marcia Cook Living Trust dated April 21, 1992 (the "Cook
     Trust"),          of which the Company can repurchase at cost, which
     rights lapse based on continued performance of services, (ii)
     shares of Common Stock beneficially owned by two trusts of which Mr. Cook
     is trustee and (iii)          shares of Series B Preferred Stock issuable
     upon the exercise of warrants held by the Cook Trust and exercisable within 60 days of June 30, 1998.

 (3) Includes          shares of Series B Preferred Stock issuable upon the
     exercise of warrants held by Acorn and exercisable within 60 days of June 30, 1998.

 (4)          shares of Series C Preferred Stock and          shares of Series
     D Preferred Stock held by funds or accounts managed by Putnam Investment Management, Inc., the Putnam Advisory Company, Inc., and Putnam Fidelity Trust Company. Voting and dispositive power is shared between each such fund or account and its respective advisor.

 (5) Includes (i)          shares of Common Stock that the Company can
     repurchase at cost, which rights lapse based on continued performance of
     services, and (ii) options to purchase          shares of Common Stock
     exercisable within 60 days of June 30, 1998. The shares are held on record by a trust for the benefit of Mr. Bushell.

 (6) Includes options to purchase          shares of Common Stock exercisable
     within 60 days of June 30, 1998.

 (7) Includes options to purchase          shares of Common Stock exercisable
     within 60 days of June 30, 1998.

 (8) Includes options to purchase          shares of Common Stock exercisable
     within 60 days of June 30, 1998.

 (9) Includes options to purchase          shares of Common Stock exercisable
     within 60 days of June 30, 1998.

(10) Includes (i) warrants to purchase          shares of Series C Preferred
     Stock exercisable within 60 days of June 30, 1998.

(11) Includes (i)          shares of Series B Preferred Stock held in the name
     of Norwest Bank Minnesota, N.A., as trustee of the John A. Rollwagen
     Self-Directed IRA and (ii)          shares of Common Stock that the
     Company can repurchase at cost, which rights lapse based on continued performance of services.

(12) Includes (i)          shares of Common Stock that the Company can
     repurchase at cost, which rights lapse based on continued performance of
     services by Mr. Taylor, (ii)          shares of Common Stock,
     shares of Series A Preferred Stock and          shares of Series B
     Preferred Stock held by an investment partnership of which Mr. Taylor is a general partner and with which he shares beneficial ownership, and
     (iii) shares of Series D Preferred Stock held in the name of Trustee, WSGR Retirement Plan FBO Barry E. Taylor.

(13) Includes options to purchase          shares of Common Stock, warrants to
     purchase          shares of Series B Preferred Stock and warrants to
     purchase          shares of Series C Preferred Stock exercisable within
     60 days of June 30, 1998.

                              THE EXCHANGE OFFER

PURPOSES OF THE EXCHANGE OFFER

  The Old Notes were sold by the Company to the Initial Purchasers, who subsequently resold the Old Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and non-U.S. persons pursuant to offers and rates that occurred outside the U.S. pursuant to Regulation S. In connection with the issuance of the Old Notes, the Company agreed to use its best efforts to cause to become effective within the time period specified in the Registration Rights Agreement, a registration statement with respect to the Exchange Offer (the "Exchange Offer Registration Statement"). However, if applicable laws, including regulations and interpretations of the Staff of the SEC do not permit the Company to effect the Exchange Offer, or under certain other circumstances, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Old Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement and to keep such Shelf Registration Statement effective until two years after the issuance of the Old Notes, or such shorter period that will terminate when all Old Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

  The Exchange Offer is being made by the Company to satisfy its obligations pursuant to the Registration Rights Agreement. Once the Exchange Offer is consummated, the Company will have no further obligation to register any of the Old Notes not tendered by the Holders thereof for exchange. See "Risk Factors -- Consequences to Non-Tendering Holders of Old Notes." A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  Based on an interpretation by the Staff of the SEC set forth in the Staff's Exxon Capital Holdings Corp. SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc. SEC No-Action Letter (available June 5, 1991), Shearman & Sterling SEC No-Action Letter (available July 7, 1993), and other no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act. However, any Holder who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) cannot rely on the interpretation by the Staff of the SEC set forth in the above referenced no-action letters, (ii) cannot tender its Old Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. See "Risk Factors -- Consequences to Non-Tendering Holders of Old Notes."

  In addition, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes not acquired directly from the Company must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

  Except as aforesaid, this Prospectus may not be used for an offer to resell, resale or other transfer of New Notes.

TERMS OF THE EXCHANGE OFFER

  General. Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount at maturity of New Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer; provided, that Old Notes may be tendered only in integral multiples of $1,000 principal amount at maturity.

  As of September 28, 1998, there was $463,000,000 of aggregate principal
amount at maturity of the Old Notes outstanding and as of         , 199 ,
registered Holders of Old Notes.  This Prospectus, together with the Letter of
Transmittal, is being sent to such registered Holder(s) as of     , 199 .

  In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The New Notes will be issued and transferable in book-entry form through DTC. See "-- Book-Entry Transfer; Delivery and Form."

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof or the appropriate book-entry transfer will be made, in each case, as promptly as practicable after the Expiration Date.

  Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "-- Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

  Expiration Date; Extensions; Amendments. The term "Expiration Date" shall
mean     , 199 , unless the Company in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

  In order to extend the Expiration Date, the Company will notify the Exchange Agent and the record Holders of Old Notes of any extension by oral (followed by written) notice, each prior to 9:00 a.m., New York City time, on the business day following the previously scheduled Expiration Date. Such notice may state that the Company is extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Old Notes are tendered.

  The Company reserves the right to delay accepting any Old Notes, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent as promptly as practicable. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Holders of the Old Notes, if the Exchange Offer would otherwise expire during such five to ten business day period.

  Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRETION OF THE NEW NOTES AND THE OLD NOTES; INTEREST

  The Old Notes will continue to accrete in principal amount through (but not including) the date of issuance of the New Notes. Any Old Notes not tendered or accepted for exchange will continue to accrete in principal amount at the rate of 12 5/8% per annum in accordance with its terms. From and after the date of issuance of the New Notes, the New Notes shall accrete in principal amount at the rate of 12 5/8% per annum, but no cash interest will accrue or be payable in respect of the New Notes prior to March 1, 2003. Thereafter, the New Notes will bear interest at a rate equal to 12 5/8% per annum. Interest on the New Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2003.

PROCEDURES FOR TENDERING

  To tender in the Exchange Offer, a Holder of certificated Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by Instruction 3 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. If delivery of the Old Notes is to be made through book-entry transfer into the Exchange Agent's account at DTC, tenders of the Old Notes must be effected in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures. See "-- Book-Entry Transfer; Delivery and Form."

  The tender by a Holder of Old Notes will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders of Old Notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY.

  Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.

  Any beneficial Holder whose Old Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on its behalf. If such beneficial Holder wishes to tender on its own behalf, such beneficial Holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such Holder's name or obtain a properly completed bond power from the registered Holder. The transfer of record ownership may take considerable time.

  Signatures on a Letter of Transmittal or notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons shall so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such Holder's business, that such Holder has no arrangement with any person to participate in the distribution of such New Notes, and that such Holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the Holder is a Participating Broker-Dealer that will receive New Notes for its own account in exchange for Old Notes that were not acquired directly from the Company, such Holder by tendering will acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER; DELIVERY AND FORM

  The Old Notes were initially represented (i) in the case of Old Notes initially purchased by "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act), by four global Old Notes in fully registered form, all registered in the name of a nominee of the DTC, and
(ii) in the case of Old Notes initially purchased by persons other than U.S. persons in reliance upon Regulation S under the Securities Act, by four global Regulation S Old Note in fully registered form, all registered in the name of a nominee of DTC for the accounts of Euroclear and Cedel Bank. The New Notes exchanged for the Old Notes represented by the global Old Notes and the global Regulation S Old Notes will both be represented (a) in the case of "qualified institutional buyers", by one global New Note in fully registered form, registered in the name of the nominee of DTC, and (b) in the case of persons outside of the U.S., by one global Regulation S New Note in fully registered form, registered in the name of the nominee of DTC for the accounts of Euroclear and Cedel Bank. The global New Note and global Regulation S New Note will be exchangeable for definitive New Notes in registered form, in denominations of $1,000 principal amount at maturity and integral multiples thereof. The New Notes in global form will trade in The Depository Trust Company's Same-Day Funds Settlement System, and secondary market trading activity in such New Notes will therefore settle in immediately available funds.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's ATOP procedures for such book-entry transfers. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the exchange for Old Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of the Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of a Book-Entry Confirmation with a message, transmitted by DTC and received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received express acknowledgment from a participant tendering Old Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that such agreement may be enforced against such participant.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount at maturity of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, or a Book-Entry Confirmation, as the case may be, will be delivered by the Eligible Institution to the Exchange Agent; and

    (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal, or a Book-Entry Confirmation, as the case may be, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the

Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures, described above under " -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if any of the following conditions exist:

    (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable interpretation of the SEC;

    (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation is adopted or enacted which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer;

    (d) a banking moratorium is declared by U.S. federal or California or New York state authorities which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (e) trading on the New York Stock Exchange or generally in the U.S. over-the-counter market is suspended by order of the SEC or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

    (f) a stop order is issued by the SEC or any state securities authority suspending the effectiveness of the Registration Statement or proceedings are initiated or, to the knowledge of the Company, threatened for that purpose.

  If any such conditions exist, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (See " -- Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Old Notes of such waiver.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Letters of Transmittal and Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail:  By Overnight Courier:
Attention:                        Attention:
  Reorganization Section          Reorganization Section
  The Bank of New York            The Bank of New York
  101 Barclay Street, Floor 7E    101 Barclay Street
  New York, New York 10286        Corporate Trust Services Window
                                  Ground Floor
                                  New York, New York 10286
By Hand:                          By Facsimile
Attention:                        (212) 815-
  Reorganization Section          Attention:
  The Bank of New York            Reorganization Section
  101 Barclay Street              Confirm by telephone:
  Corporate Trust Services Window (212) 815-
  Ground Floor
  New York, New York 10286

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company, are estimated in the aggregate to be approximately
$     and include fees and expenses of the Exchange Agent and the Trustee under the Indenture and accounting and legal fees.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts at maturity not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, which is face value as reflected in the Company's accounting records on the date of the Exchange Offer. Accordingly, no gain or loss for accounting purposes will be recognized upon consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the New Notes.

                         DESCRIPTION OF THE OLD NOTES

  The Old Notes were issued under an Indenture between the Company, as issuer, and The Bank of New York, as trustee (the "Trustee"). A copy of the Indenture has been filed as an exhibit to the Registration Statement to which this Prospectus is a part. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, See "-- Certain Definitions."

GENERAL

  The Old Notes are unsecured unsubordinated obligations of the Company, initially limited to $463.0 million aggregate principal amount at maturity, and mature on March 1, 2008. Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, is recognized by a Holder as such discount accrues from the issue date of the Old Notes, no interest is payable on the Old Notes prior to September 1, 2003. Commencing March 1, 2003, interest on the Old Notes will accrue at the rate of 12 5/8% per annum from March 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually in arrears (to Holders of record at the close of business on February 15 or August 15 immediately preceding the Interest Payment Date) on March 1 and September 1 of each year, commencing September 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  If by February 19, 1999, the Company has not consummated the Exchange Offer for the Old Notes or caused a Shelf Registration Statement with respect to resales of the Notes to be declared effective, interest on the Old Notes (in addition to interest otherwise accruing on the Old Notes after March 1, 2003) will accrue at the rate of 0.5% per annum of the Accreted Value on the preceding Semi-Annual Accrual Date and be payable in cash semiannually in arrears on March 1 and September 1 of each year, commencing September 1, 1999, until the consummation of a registered exchange offer or the effectiveness of a Shelf Registration Statement. See "-- Registration Rights."

  Principal of, premium, if any, and interest on the Old Notes is payable and the Old Notes may be exchanged or transferred at the office of the Trustee in New York, New York; provided that, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

  The Old Notes were issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof. See "Description of the Units -- Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Old Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

  Subject to the covenants described below under "Covenants" and applicable law, the Company may issue additional Notes under the Indenture. The Old Notes and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

OPTIONAL REDEMPTION

  The Old Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after March 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing March 1, of the years set forth below:

        YEAR                                                          PERCENTAGE
        ----                                                          ----------
     2003............................................................   106.31%
     2004............................................................   104.20
     2005............................................................   102.10
     2006 and thereafter.............................................   100.00

  In addition, at any time prior to March 1, 2001, the Company may redeem up to 35% of the Accreted Value of the Old Notes with the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of Accreted Value on the Redemption Date) of 112.625%; provided that Old Notes representing at least $301.0 million aggregate principal amount at maturity remain outstanding after each such redemption.

  In the case of any partial redemption, selection of the Old Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Old Notes are listed or, if the Old Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Old Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Old
Note is to be redeemed in part only, the notice of redemption relating to such Old Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Old Note.

SINKING FUND

  There is no sinking fund payments for the Notes.

REGISTRATION RIGHTS

  The Company agreed with the Initial Purchasers, for the benefit of the Holders, that the Company will use its best efforts, at its cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for an issue of unsubordinated notes of the Company (the "Exchange Notes") with terms identical to the Old Notes (except that the Exchange Notes will not bear legends restricting the transfer thereof or provide for registration rights or additional interest). Upon such registration statement being declared effective, the Company shall offer the Exchange Notes in return for surrender of the Old Notes. Such offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to Holders. For each Old Note surrendered to the Company under the Exchange Offer, the Holder will receive an Exchange Note of equal principal amount at maturity. The accreted value of each Exchange Note shall be identical to, and shall be determined in the same manner as, the Accreted Value of the Old Notes so surrendered and exchanged therefor. Interest on each Exchange Note shall accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Old Notes, from March 1, 2003. In the event that applicable laws, including regulations and interpretations of the Staff of the Commission do not permit the Company to effect the Exchange Offer, or under certain other circumstances, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Old Notes and to keep such Shelf Registration Statement effective until two years after the Closing Date, or such shorter period that will terminate when all Old Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company shall, in the event of such a shelf registration, provide to each Holder copies of the prospectus, notify each Holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit resales of the Old Notes. A Holder that sells its Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

  In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to the date that is one year after the Closing Date, interest on the Notes (in addition to interest otherwise due on the Notes after March 1, 2003) will accrue at the rate of 0.5% per annum of the Accreted Value on the preceding Semi-Annual Accrual Date and be payable in cash semiannually on March 1 and September 1 of each year, commencing September 1, 1999, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

  If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all Old Notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Old Notes not tendered in the Exchange Offer shall continue to accrue original issue discount during the period ending March 1, 2003 and shall thereafter bear interest at the rate of 12 5/8% per annum and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Notice to Investors."

  This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

RANKING

  The Indebtedness evidenced by the Old Notes ranks pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. As of June 30, 1998, the Company had $261.7 of Indebtedness outstanding. See "Capitalization." In addition, all existing and future liabilities (including trade payables and indebtedness, including any subordinated Indebtedness) of the Company's subsidiaries are effectively senior to the Old Notes. The Indenture permits the Company and its subsidiaries to incur additional indebtedness to finance the acquisition of equipment, inventory and network assets and to finance or support working capital and capital expenditures for its VOD Business and to secure such indebtedness. See "Risk Factors -- Substantial Leverage; Ability to Service Indebtedness; Restrictive Covenants" and "-- Holding Company Structure; Dependence of Company on Subsidiaries for Repayment of Old Notes."

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

  "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) for each $1,000 of principal amount at maturity of Old Notes:

    (i) if the Specified Date occurs on one or more of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

      SEMI-ANNUAL                                                       ACCRETED
      ACCRUAL DATE                                                       VALUE
      ------------                                                      --------
     Issue Date........................................................   540.00
     March 1, 1998.....................................................   542.20
     September 1, 1998.................................................   576.42
     March 1, 1999.....................................................   612.81
     September 1, 1999.................................................   651.49
     March 1, 2000.....................................................   692.62
     September 1, 2000.................................................   736.34
     March 1, 2001.....................................................   782.82
     September 1, 2001.................................................   832.24
     March 1, 2002.....................................................   884.77
     September 1, 2002.................................................   940.62
     March 1, 2003..................................................... 1,000.00

    (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) $540.00 and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less $540.00 multiplied by (2) a fraction, the numerator of which is the number of days from the issue date of the Old Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Old Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

    (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

    (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defused, retired or otherwise repaid at the time of or immediately after consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent inculpable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary by loans, advances, intercompany transfers, principal repayments or otherwise; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant.

  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Asset Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of such Person or of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

  "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kinds described in clause
(ii)(B) of the "Limitation on Asset Sales" covenant, (c) sales, transfers or other dispositions of assets constituting Restricted Payments permitted to be made under the "Limitation on Restricted Payments" covenant or (d) transfers consisting of granting of Liens permitted under the "Limitation on Liens" covenant and dispositions of such assets in accordance with such Liens.

  "Attributable Debt" means, with respect to an operating lease included in any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

  "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis, and such ownership is greater than the percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

  "Closing Date" means the date on which the Old Notes are originally issued under the Indenture.

  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and
(v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in the calculation of Adjusted Consolidated Net Income) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Old Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

  "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of
(i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to
(ii) the aggregate amount of Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below (such fiscal quarter period being the "Quarter") multiplied by four; provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Quarter through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the full fiscal quarter immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

  "Currency Agreement" means any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement.

  "Debt Securities" means any Indebtedness (including any Guarantee) issued in connection with a public offering (whether or not underwritten) or a private placement (provided such private placement is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its Affiliates to 10 or more beneficial holders); it being understood that "Debt Securities" shall not include commercial bank borrowings or similar borrowings, recourse transfers of financial assets, capital leases or other types of borrowings incurred in a manner not customarily viewed as a "securities offering" or Guarantees in respect of the foregoing.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Old Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Old Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Old Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Old Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Old Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Old Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Old Notes upon a Change of Control" covenants described below.

  "Existing Stockholders" means Alan H. Bushell, Paul M. Cook, John A. Rollwagen, Acorn (so long as there has been no change of control of Acorn) and Sarnoff Corporation.

  "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause
(viii) of the second paragraph of the "Limitation on Indebtedness" covenant,
(x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Old Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.
The term "Guarantee" used as a verb has a corresponding meaning.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person, (vi) all Attributable Debt of such Person with respect to any Sale and Leaseback Transaction to which such Person is a lessee; (vii) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the date of determination; (viii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (ix) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (x) to the extent not otherwise included in this definition, net obligations under Currency Agreements and Interest Rate Agreements. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" and (C) Indebtedness shall not include any liability for federal, state, local or other taxes.

  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding (x) advances to customers (including distributors) in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries, (y) advances to suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as prepaid expenses on the balance sheet of the Company or its Restricted Subsidiaries and (z) advances or prepayments to SRTC in connection with the acquisition of SRTC), or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below,
(i)"Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers and other professionals) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Offer to Purchase" means an offer to purchase Old Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Old Notes validly tendered in accordance with the terms of the Offer to Purchase will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Old Note not tendered will continue to accrue interest (or original issue discount) pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Old Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest (or original issue discount) on and after the Payment Date; (v) that Holders electing to have an Old Note purchased pursuant to the Offer to Purchase will be required to deliver the Old Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Old Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Old Notes delivered for purchase and a statement that such Holder is withdrawing its election to have such Old Notes purchased; and
(vii) that Holders whose Old Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Old Notes surrendered; provided that each Old Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On or prior to the Payment Date, the Company shall (i) accept for payment on a pro rata basis Old Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Old Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Old Notes or portions thereof so accepted together with an Officers' Certificate specifying the Old Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Old Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Old Note surrendered; provided that each Old Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Old Notes pursuant to an Offer to Purchase.

  "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business that do not in the aggregate exceed $500,000 at any time outstanding; (v) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $5 million; provided each such Unrestricted Subsidiary's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the dates of such Investments; and (vi) Investments received in satisfaction of judgments or as part of or in connection with the bankruptcy, winding up or liquidation of a Person, except if such Investment is received in consideration for an Investment made in such Person in connection with or in anticipation of such bankruptcy, winding up or liquidation.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, to finance the cost (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement or integration) of the real or personal property subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property other than such item of property and any improvements on such property and any proceeds (including insurance proceeds) and products thereof and attachments and accessions thereto; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;
(viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases or other Uniform Commercial Code financing statements for precautionary purposes relating to arrangements not constituting Indebtedness; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired and any proceeds (including insurance proceeds) and products thereof and attachments and accessions thereto; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens on or sales of receivables; (xix) any interest or title of licensor in the property subject to a license; and (xx) Liens on the Capital Stock of Unrestricted Subsidiaries.

  "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

  A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which the Company or any of its Restricted Subsidiaries sells or transfers any of its assets or properties (whether owned on the Closing Date or acquired thereafter) and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or its Restricted Subsidiaries intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

  "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Old Notes first become due and payable after an Event of Default.

  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Strategic Subordinated Indebtedness" means Indebtedness of the Company Incurred to finance the acquisition of a Person engaged in the VOD Business that by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) is expressly made subordinate in right of payment to the Old Notes pursuant to the terms of a subordinated note substantially in the form attached to the Indenture; provided that the Company shall have received an opinion of counsel as to the validity and enforceability of such subordinated note and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company's obligations under the Old Notes; provided that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of Capital Stock (other than Disqualified Stock) of the Company after the Incurrence of such Indebtedness.

  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) auction-rate preferred stocks of any corporation maturing not later than 45 days after the acquisition thereof, with a rating at the time of acquisition of not less than "AAA" according to S&P or "Aaa" according to Moody's, (vi) corporate debt obligations maturing within 12 months after the date of acquisition, with a rating on the date of acquisition not less than "AAA" or "A-1" according to S&P or "Aaa" or "P-1" according to Moody's, and (vii) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "VOD Business" means the development, ownership or operation of video-on-demand systems or the provision of video-on-demand services and any related, ancillary or complementary business.

  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

  Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Old Notes and Indebtedness existing on the Closing Date); provided that the Company may Incur Indebtedness, and any Restricted Subsidiary may Incur Acquired Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

  Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $25 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness owed (A) to the Company evidenced by a promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause
(i), (ii), (iv), (vi), (ix), (x) or (xi) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Old Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Old Notes shall only be permitted under this clause (iii) if
(A) in case the Old Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Old Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Old Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Old Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Old Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Old Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause
(iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;
(v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Old Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Old Notes as described below under "Defeasance"; (vi) Guarantees of the Old Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below; (vii) Indebtedness Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Company or a Restricted Subsidiary after the Closing Date or to finance or support working capital or capital expenditures for the VOD Business; (viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times (A) the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause
(iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent such sale of Capital Stock has not been used pursuant to clause (iii), (iv) or (vii) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Old Notes and has an Average Life longer than the Old Notes; (ix) Indebtedness of the Company, in an aggregate principal amount outstanding at any time not to exceed $1 million, Incurred in connection with the repurchase of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights held by employees, former employees, directors or former directors (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment; provided that such Indebtedness, by its terms, (A) is expressly made subordinate in right of payment to the Old Notes, and (B) provides that no payments of principal (including by way of sinking fund, mandatory redemption or otherwise (including defeasance)), may be made while any of the Old Notes are outstanding; (x) Strategic Subordinated Indebtedness; and (xi) Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (x) above) in an aggregate principal amount outstanding at any time not to exceed $15 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below.

  (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

  (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify and may, from time to time, reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

  Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Old Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) the aggregate amount of the Consolidated EBITDA (or, if Consolidated EBITDA is negative, minus the amount by which Consolidated EBITDA is less than zero) less 1.5 times Consolidated Interest Expense, in each case accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Old Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause
(viii) of the second paragraph under the "Limitation on Indebtedness" covenant plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, distributions, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

  The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Old Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause
(iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital

Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Old Notes in exchange for, or out of the proceeds of a substantially concurrent offering of shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (x) $30 million plus (y) the amount of Net Cash Proceeds received by the Company after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under the "Limitation on Indebtedness" covenant or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clause (iii) or (iv) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated EBITDA) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment; (vii) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company; (viii) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering; (ix) repurchases of Warrants pursuant to a Repurchase Offer; (x) any purchase of any fractional share of Common Stock of the Company in connection with an exercise of the Warrants; (xi) Investments in any Person the primary business of which is located outside the United States and is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments pursuant to this clause (xi) does not exceed (x) $5 million plus (y) the net reduction in Investments made pursuant to this clause
(xi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated EBITDA) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; or (xii) repurchases of Capital Stock of the Company from employees, former employees, directors or former directors of the Company (or their estates or beneficiaries under their estates); upon their death, disability, retirement, or termination of employment; provided that the aggregate amount of such repurchases shall not exceed $500,000 in any calendar year or $3 million in the aggregate; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or
(iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses
(iii) and (iv) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Old Notes, or Indebtedness that is pari passu with the Old Notes, then the Net Cash Proceeds of such issuance shall be included in clause
(C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

  The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Old Notes than is customary in comparable financings (as determined by the Company) and (B) the Company determines that any such encumbrance or restriction is not reasonably expected to materially affect the Company's ability to make principal or interest payments on the Old Notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

  Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale or (iv) issuances or sales of Common Stock of a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.

  Limitation on Issuance of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to (x) directly or indirectly, Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Old Notes ("Guaranteed Indebtedness") or (y) issue any Debt Securities, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Old Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Old Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Old Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Old Notes.

  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

  Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

  The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) transactions arising under the SRTC Transaction (as defined), including certain payments, advances and prepayments of the Company to SRTC contemplated thereby, the Exclusive Purchase and Sale and Technology License Agreement dated as of November 21, 1995, by and between Sarnoff Real Time Corporation and the Company or the Agreement dated October 30, 1995, between Sarnoff Corporation and the Company; (vi) transactions between the Company or any of its Restricted Subsidiaries and a non-Wholly Owned Restricted Subsidiary or an Unrestricted Subsidiary on a cost, rather than fair market value, basis, or on other terms of the kind customarily employed to allocate charges among members of a consolidated group of entities, in any such case that are fair and reasonable to the Company or such Restricted Subsidiary; provided that the aggregate fair market value of the consideration subject to such transactions does not exceed $1 million in any calendar year; (vii) the licensing or sublicensing of use of any intellectual property by the Company or any Restricted Subsidiary to any Person for use of such intellectual property outside the United States; provided such licensing

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

or sublicensing of such intellectual property shall not adversely affect the Company's and its Restricted Subsidiaries' access to such intellectual property for the conduct of their respective businesses or (viii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (viii) of this paragraph, (a) the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

  Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Old Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Old Notes, prior to) the obligation or liability secured by such Lien.

  The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;
(iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
(iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under the "Limitation on Indebtedness" covenant; (vi) Liens securing obligations under revolving credit, working capital or similar facilities Incurred under clause (i), or Indebtedness under clause (vii), of the second paragraph of the "Limitation on Indebtedness" covenant; or (vii) Permitted Liens.

  Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction.

  The foregoing restriction does not apply to any Sale and Leaseback Transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

  Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and
(ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or any Restricted

Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied (or committed to be applied) pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate Accreted Value of Old Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the Accreted Value of the Old Notes on the relevant Payment Date, plus, in each case, accrued interest, if any, to the Payment Date.

  Repurchase of Old Notes upon a Change of Control. The Company must commence, within 30 days after the occurrence of a Change of Control, and thereafter consummate an Offer to Purchase for all Old Notes then outstanding, at a purchase price equal to 101% of the Accreted Value thereof on the relevant Payment Date, plus accrued interest, if any, to the Payment Date.

  There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Old Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Old Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Old Note repurchase, either prior to or concurrently with such Old Note repurchase.

  Commission Reports and Reports to Holders. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and
(ii) February 19, 1999, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. At all times prior to the earlier of the date of the Registration and the date that is one year after the Closing Date, the Company shall, at its cost, deliver to each Holder (or to the Trustee, for forwarding to such Holder) quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Old Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

EVENTS OF DEFAULT

  The following events are defined as "Events of Default" in the Indenture:
(a) default in the payment of principal of (or premium, if any, on) any Old Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Old Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Old Notes upon a Change of Control" covenant; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Old Notes (other than a default specified in clause
(a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Old Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

  If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Old Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value, premium, if any, and accrued interest on the Old Notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the Accreted Value of, premium, if any, and accrued interest on the Old Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Old Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, and interest on the Old Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, See "-- Modification and Waiver."

  The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Old Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Old Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Old Notes. A Holder may not pursue any remedy with respect to the Indenture or the Old Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Old Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Old Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of an Old Note to receive payment of the Accreted Value of, premium, if any, or interest on, such Old Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Old Notes, which right shall not be impaired or affected without the consent of the Holder.

  The Indenture requires certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company is obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Old Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Old Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Old Notes, as the case may be, shall have a Consolidated Leverage Ratio not greater than the Consolidated Leverage Ratio of the Company immediately prior to the transaction; provided that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided further that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and
(iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

  Defeasance and Discharge. The Indenture provides that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Old Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Old Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Old Notes, to replace stolen, lost or mutilated Old Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Old Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Old Notes, (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,
(C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and (D) if at such time the Old Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

  Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses (iii) and
(iv) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and
(f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Old Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Old Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

  Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Old Notes as described in the immediately preceding paragraph and the Old Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Old Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Old Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Old Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Old Note, (ii) reduce the Accreted Value or principal amount of, or premium, if any, or interest on, any Old Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Old Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Old Note, (v) reduce the above-stated percentage of outstanding Old Notes the consent of whose Holders is necessary to modify or amend the Indenture,
(vi) waive a default in the payment of principal of, premium, if any, or interest on the Old Notes or (vii) reduce the percentage or aggregate principal amount of outstanding Old Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

  The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Old Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Old Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Old Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

  The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers invested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

                         DESCRIPTION OF THE NEW NOTES

  The terms of the New Notes will be identical in all material respects to those of the Old Notes, except that the New Notes (i) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and (ii) will not be entitled to certain registration rights under the Registration Rights Agreement, including the provision for Additional Interest of up to 2.0% on the Old Notes. Holders of Old Notes should review the information set forth under "Prospectus Summary -- Certain Consequences of a Failure to Exchange Old Notes" and "-- Terms of New Notes."

                         DESCRIPTION OF CAPITAL STOCK

  The following summary of the terms of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the actual terms of the capital stock contained in the Company's Amended and Restated Certificate of Incorporation.

  The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 65,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock. The following series of Common Stock have been designated in the Certificate of
Incorporation: Class B Common Stock ("Class B Common") and Class C Common Stock ("Class C Common"). No shares of Class B Common are outstanding and none will be issued in the future. The following series of Preferred Stock have been designated in the Certificate of Incorporation: Series A Preferred Stock (the "Series A Preferred"), Series B Preferred Stock (the "Series B Preferred"), Series C Preferred Stock (the "Series C Preferred"), Series D Preferred Stock (the "Series D Preferred") and Series AA Preferred Stock (the "Series AA Preferred"). The Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred are collectively referred to herein as the "Preferred Stock." As of June 30, 1998, there were approximately 180 holders of record of Common Stock and 181 holders of record of Preferred Stock. The Common Stock and Preferred Stock each have a par value of $0.001 per share. The following table sets forth, with respect to each series of Preferred Stock and Common Stock as of June 30, 1998, the number of shares designated, the number of shares outstanding, the number of shares subject to outstanding options and warrants and the total fully diluted capitalization of the
Company:

                                                    SHARES          COMMON STOCK
                                                   ISSUABLE       OUTSTANDING ON A
                         AUTHORIZED OUTSTANDING  UNDER OPTIONS     FULLY DILUTED,
      CLASS/SERIES         SHARES     SHARES    AND WARRANTS(1) AS CONVERTED BASIS(2)
      ------------       ---------- ----------- --------------- ---------------------
Preferred Stock
  Series A Preferred....    205,600    205,600            --            205,600
  Series B Preferred....  4,493,748  3,419,842     1,073,906          4,493,748
  Series C Preferred....  6,918,600  6,168,600       750,000          6,918,600
  Series D Preferred....  8,517,352  8,279,590       200,000          8,479,590
  Series AA Preferred...  3,750,000  3,298,655       255,676          3,554,331
                                    ----------    ----------         ----------
    Total Preferred
     Stock..............            21,372,287     2,279,582         23,651,869
                                    ----------    ----------         ----------
Common Stock
  Common Stock.......... 59,142,628 16,342,808    11,813,517         28,156,325
  Class B Common........          2         --            --                 --
  Class C Common........    857,370    857,370            --            857,370
                                    ----------    ----------         ----------
    Total Common Stock..            17,200,178    11,813,517         29,013,695
                                    ----------    ----------         ----------
      Total.............            38,572,465    14,093,099         52,665,564

--------
(1) Preferred Stock total includes warrants to purchase Series B, Series C and Series D Preferred Stock at weighted average exercise prices of $1.45, $4.21 and $5.72, respectively. Common Stock total includes 4,762,800 shares issuable in connection with warrants at a weighted average exercise price of $0.04 per share, 4,975,820 shares issuable in connection with outstanding options under the 1995 Stock Plan at a weighted average exercise price of $1.14 per share and 2,074,897 shares available for future grant under the 1995 Stock Plan.

(2) All shares of Preferred Stock are currently convertible into Common Stock on a one-for-one basis.

COMMON STOCK

  The holders of the Company's Common Stock are entitled to receive dividends when and if declared by the Board of Directors, provided that no dividend or distribution may be declared or paid on any shares of common stock unless dividends have been paid in an amount equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which the Preferred Stock is convertible and all dividend preferences of the Preferred Stock have been declared and set aside or paid. Upon liquidation, dissolution, merger or sale of all or substantially all of the assets of the Company (collectively, a "Liquidation"), subject to the prior rights of the Preferred Stock, the holders of Class C Common are entitled to be paid out of the assets available for distribution an amount equal to $0.82 per share plus all declared but unpaid dividends. Thereafter, the holders of the Common Stock are entitled to be paid out of the assets available for distribution an amount equal to $0.025 per share plus all declared but unpaid dividends, and thereafter the holders of Class B Common are entitled to be paid out of the assets available for distribution an amount equal to $5.00 per share. Thereafter, all remaining assets will be distributed ratably among the holders of Preferred and Common Stock based upon the number of shares of Common Stock then held by each holder on an as-converted basis. The holders of the Company's Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Company's common stock has no preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. No common stock other than the Class C Common has conversion rights. All outstanding shares of the Company's common stock are fully paid and non-assessable.

  The Class C Common is convertible by the holder at any time into Common Stock at an initial conversion price of $0.82 per share. The conversion price of the Class C Common is subject to adjustment for stock splits, stock dividends, consolidations, combinations, reclassifications, and other like events. The Class C Common is convertible into such number of shares of Common Stock as is determined by dividing $0.82 by the conversion price in effect at the time of conversion and multiplying the results by the number of shares to be converted. The Class C Common is automatically convertible into Common Stock in the event of the closing of a registered public offering of Common Stock at a price per share of at least $2.00 with aggregate proceeds of at least $10 million.

PREFERRED STOCK

  The holders of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred (the "Senior Preferred") are entitled to receive dividends in preference to the Company's common stock at a rate of $0.03, $0.055, $0.25 and $0.345 per share, respectively, per annum when and if declared by the Company's Board of Directors. Dividends on the Preferred Stock are not cumulative. Dividends or other distributions if paid must be paid in full to each series of Preferred in the following order of priority:
Series D Preferred and Series C Preferred (on a pari passu basis), Series B Preferred and then Series A Preferred. Upon a Liquidation, the holders of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred are entitled to receive in preference to the holders of common stock an amount equal to $0.50, $0.855, $4.205 and $5.72 per share, respectively, plus any declared but unpaid dividends. Payments made pursuant to a Liquidation must be made in full to each series of Preferred Stock in the following order of preference: Series D Preferred and Series C Preferred (on a pari passu basis), Series B Preferred and then Series A Preferred.
Thereafter, subject to the liquidation rights of the Class C Common as described above, any remaining assets shall be distributed ratably among the holders of common stock and Preferred Stock on an as-converted basis.

  The Senior Preferred is convertible by the holder at any time into common stock at the rate of its initial conversion price divided by the conversion price then in effect. The initial conversion prices of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred are $0.50, $0.855, $4.205 and $5.72 per share, respectively. The conversion price of the Senior Preferred is subject to adjustment for stock splits, stock dividends, consolidations, combinations, reclassifications and other like events. The conversion prices of the Series B Preferred, Series C Preferred and Series D Preferred Stock may also be subject to adjustment for certain dilutive issues of stock at a price per share below the applicable conversion price of such respective series of

Preferred Stock, based on the weighted average dilution to such series. The Series A Preferred and Series B Preferred are automatically convertible into Common Stock in the event of the closing of a registered public offering of Common Stock at a price per share of at least $2.00 per share with aggregate net proceeds of at least $10 million, the Series C Preferred is automatically convertible into Common Stock at a price per share of at least $5.00 per share with aggregate net proceeds of at least $15 million and the Series D Preferred is automatically convertible into Common Stock at a price per share of at least $6.80 per share with aggregate net proceeds of at least $15 million.

  The Series AA Preferred ranks junior to the Senior Preferred with respect to dividends and liquidation preference. The holders of Series AA Preferred are entitled to receive dividends in preference to Common Stock at a rate of $0.39 per share per annum when and if declared by the Company's Board of Directors, provided that no dividend or distribution may be declared or paid on any shares of Series AA Preferred unless dividends have been paid in an amount equal to or greater than the aggregate amount of such dividends for all shares of Common Stock in which the Senior Preferred is convertible and all dividend preferences of the Senior Preferred have been declared and set aside or paid. Upon a Liquidation, the holders of Series AA Preferred will be entitled to receive in preference to the holders of Common Stock an amount equal to $6.50 plus any declared but unpaid dividends, provided that the liquidation preferences of the Senior Preferred have been paid in full to each series.
The Series AA Preferred is convertible into Common Stock at the rate of its initial conversion price divided by the conversion price then in effect. The initial conversion price of the Series AA Preferred is $6.50. The conversion price of the Series AA Preferred is subject to adjustment for stock splits, stock dividends, consolidations, combinations, reclassifications and other like events. The Series AA Preferred is automatically convertible into Common Stock in the event of the closing of a registered public offering of Common Stock with aggregate net proceeds of at least $15 million.

  The Series AA Preferred is subject to restrictions contained in the Certificate of Incorporation. Until the earlier of (i) three years from the date of first share of Series AA Preferred is issued and (ii) the date of any sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is transferred (the "Non-Transferability Period"), the Series AA Preferred may not be sold or otherwise transferred in any manner by any holder of Series AA Preferred (a "Series AA Holder") other than (A) by will or intestacy to the Series AA Holder's Immediate Family, (B) with the prior written consent of the company, or (C) to a trust for the benefit of the Series AA Holder or the Series AA Holder's Immediate Family. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In addition, after the expiration of the Non-Transferability Period, before any Series AA Preferred held by a Series AA Holder or any transferee may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have rights of first refusal to purchase the shares. Each share of Series AA Preferred is convertible, at the option of the holder thereof, at any time after the earlier of (i) the third anniversary of the date of issuance of such share and (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is transferred (or earlier with the prior written consent of the Company) into an equal number of shares of Common Stock (subject to adjustments for stock splits, combinations and similar events).

  The holders of Preferred Stock are entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company and are entitled to vote together with the holders of Common Stock as a class. The holders of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares are convertible.

  The Certificate of Incorporation does not contain any restriction on the purchase or redemption of shares by the Company while there is an arrearage in the payment of dividends. There are no sinking fund provisions applicable to the Preferred Stock.

UNDESIGNATED PREFERRED STOCK

  The Company is authorized to issue additional Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors; provided, however that any such Preferred Stock must be subordinate to the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred. In the event of issuance, such Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

REGISTRATION RIGHTS

  Pursuant to the Stockholder Rights Agreement, certain holders of outstanding shares of Common Stock and Preferred Stock holding an aggregate of shares of Common Stock on an as-converted basis (collectively, the "Holders") are entitled to certain rights with respect to the registration of the Common Stock issuable upon conversion of their shares ("Conversion Stock") under the Securities Act. If the Company proposes to register any of its securities under the Securities Act, the Holders are entitled to notice of such proposed registration and the opportunity to include shares of Conversion Stock therein; provided, however, that the Company and the underwriter of any such offering have the right to limit or completely exclude shares proposed to be registered in an initial public offering and to limit such shares to 25% of such registration thereafter. At any time, if the Holders of at least 40% of the Conversion Stock request that the Company file a registration statement, the Company is required to use its best efforts to cause such shares to be registered, subject to certain conditions and limitations. Holders are limited to two such demand registrations. In the event of any limitation by the underwriter, the number of securities that may be included in such registration will be allocated on a pro rata basis. Further, the Holders may require the Company to register all or a portion of their Conversion Stock on Form S-3 when such form becomes available to the Company, provided that the aggregate proceeds of each such registration exceeds $1,000,000 and subject to certain other conditions and limitations. All registration rights will terminate as to any Holder upon the later to occur of (i) one year after the Company's initial public offering, (ii) such time as such Holder may sell all his or her Conversion Stock under Rule 144(k), or (iii) such time as a Holder has less than 600,000 shares of common stock; provided, in no event will such registration rights terminate later than the fifth anniversary of the Company's initial public offering. Holders of warrants to purchase 1,898,800 shares of Common Stock issued in connection with the 1996 Notes and Holders of warrants to purchase 2,429,988 shares of Common Stock issued in connection with the Old Notes are also entitled to certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of their warrants.

RIGHT OF FIRST REFUSAL AND CO-SALE RIGHTS

  Under the Stockholder Rights Agreement, the holders of at least 17,000 shares of Senior Preferred Stock or 0.25% of the outstanding shares of common stock ("Major Stockholders") who are accredited investors have the right of first refusal to purchase their pro rata portion of certain issues of Preferred or common stock of the Company on the same terms and conditions as the Company offers such securities to other investors, subject to certain conditions and limitations. In the event any holder of shares of Preferred or Common Stock proposes to sell such shares to a third party (other than to an affiliate), the Company has a right of first refusal to acquire some or all such shares from such selling holder under the same terms and conditions. If the Company does elect to exercise such right of first refusal, the remaining Major Stockholders may purchase their pro rata portion of such shares from the selling holder under the same terms and conditions.

  Subject to the right of first refusal described above and except in certain circumstances, in the event that any holder intends to transfer at least 1% of the outstanding shares of the Company's voting securities, assuming conversion of all Preferred Stock to a third party (other than to an affiliate), the remaining holders will have the right to sell a pro rata portion of their shares of Preferred or common stock to the buyer in such transaction.

  The right of first refusal and co-sale right of all holders terminates upon the closing of a registered public offering of the Common Stock.

OTHER RIGHTS

  The holders of 17,000 shares of Senior Preferred Stock or 0.25% of the outstanding Common Stock on an as-converted basis are entitled to certain annual and quarterly financial information from the Company, and also have certain rights of access and inspection. The information rights terminate upon the earlier of (i) a registered public offering of the Company's Common Stock, or (ii) an acquisition of the Company where the surviving corporation is subject to the reporting requirements of the Exchange Act.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a general summary of the material U.S. federal income tax considerations relating to the Exchange Offer and to the purchase, ownership and disposition of the New Notes and has been reviewed by counsel to the Company. The tax consequences of these transactions are uncertain. The discussion of the federal income tax consequences set forth below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and judicial decisions and administrative interpretations thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. There can be no assurance that the Internal Revenue Service (the "IRS") will not successfully challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring or holding New Notes. The discussion below pertains only to U.S. Holders, except as described below under the caption "Tax Treatment of the Ownership and Disposition of New Notes by Non-U.S. Holders." As used herein, a U.S. Holder means (i) citizens or residents (within the meaning of Section 7701(b) of the Code) of the U.S., (ii) corporations, partnerships or other entities created in or under the laws of the U.S. or any political subdivision thereof, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, (iv) trusts subject to the primary supervision of a court within the U.S. and the control of a U.S. person as described in Section 7701(a)(30) of the Code, and (v) any other person whose income or gain is effectively connected with the conduct of a U.S. trade or business.

  This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular Holder in light of the Holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and persons holding New Notes as part of a hedging or conversion transaction or straddle or persons deemed to sell New Notes under the constructive sale provisions of the Code) may be subject to special rules. The discussion below is premised upon the assumption that the New Notes and Old Notes are held (or would be held if acquired) as capital assets within the meaning of Section 1221 of the Code and constitute indebtedness for tax purposes. This summary does not discuss the tax considerations applicable to subsequent purchasers. The discussion also does not discuss any aspect of state, local or foreign law.

  EACH HOLDER OR PROSPECTIVE HOLDER OF NEW NOTES IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION INCLUDING THE TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

EXCHANGE OF NOTES

  The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a Holder should have the same adjusted issue price, adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

THE NEW NOTES

 Original Issue Discount

  The New Notes will be treated as issued with original issue discount, and each Holder will be required to include in its gross income original issue discount income as described below. Except as provided below in the section entitled "Applicable High-Yield Discount Obligations," a Holder must include original issue discount (to the extent there is not offsetting acquisition or bond premium) in income as ordinary interest income as it accrues on the basis of a constant yield to maturity. Generally, original issue discount must be included in income in advance of the receipt of cash representing such income.

  The stated redemption price at maturity of a New Note will equal the sum of all payments other than any "qualified stated interest" payments. Qualified stated interest is stated interest that is unconditionally payable in cash or in property (other than debt instrument of the issuer) at least annually at a single fixed rate. Because interest on the New Notes will not be payable prior to March 15, 2003, none of the payments on the New Notes will constitute qualified stated interest. Accordingly, all payments on the New Notes will be treated as part of their stated redemption price at maturity.

  Because the Old Notes were issued as part of an investment unit, the issue price of each investment unit was allocated between the Old Note and the warrant constituting an investment unit based on their relative fair market values on the issue date. Although the Company's allocation is not binding on the IRS, a holder of a unit must use the Company's allocation unless the holder discloses on its federal income tax return for the year in which the unit was acquired that it plans to use an allocation that is inconsistent with the Company's allocation.

  A Holder must include in gross income, for all days during its taxable year in which it holds such New Note, the sum of the "daily portions" of original issue discount. The "daily portions" are determined by allocating to each day in an "accrual period" (generally the period between interest payments or compounding dates) a pro rata portion of the original issue discount that accrued during such accrual period. The amount of original issue discount that will accrue during an accrual period is the product of the "adjusted issue price" of the New Note at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the particular accrual period). The adjusted issue price of a New Note is the sum of the issue price of an Old Note, plus prior accruals of original issue discount, reduced by the total payments made with respect to such New Note in all prior periods and on the first day of the current accrual period. Each payment on a New Note will be treated as a payment of original issue discount to the extent that original issue discount has accrued as of the date such payment is due and has not been allocated to prior payments, and any excess will be treated as a payment of principal.

  There are several circumstances under which the Company could make a payment on a New Note which would affect the yield to maturity of a New Note, including the redemption or repurchase of a New Note (as described under "Description of the Old Notes"). According to Treasury Regulations, the possibility of a change in the yield will not be treated as affecting the amount of interest income (including original issue discount) recognized by a holder (or the timing of such recognition) if the likelihood of the change, as of the date of the debt obligations are issued, is remote. The Company intends to report on the basis that the likelihood of any change in the yield on the New Notes is remote.

  The Company is required to furnish certain information to the IRS, and will furnish annually to record Holders of a New Note, information with respect to original issue discount accruing during the calendar year. That information will be based upon the adjusted issue price of the New Note as if the Holder were the original Holder of the New Note.

 Election to Treat All Interest as Original Issue Discount

  A Holder may elect to treat all "interest" on any New Note as original issue discount and calculate the amount includable in gross income under the method described above. For this purpose, "interest" includes stated and unstated interest, original issue discount, acquisition discount, market discount and de minimis market discount, as adjusted by any acquisition premium. The election is to be made for the taxable year in which the Holder acquired the note and may not be revoked without the consent of the IRS.

 Acquisition Premium

  To the extent a Holder had acquisition premium with respect to an Old Note, the Holder generally will have acquisition premium with respect to a New
Note. A Holder will reduce the original issue discount otherwise includable for each accrual period by an amount equal to the product of (i) the amount of such original issue discount otherwise includable for such period, and (ii) a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the New Note after the purchase date over the adjusted issue price.

 Market Discount

  To the extent a Holder had market discount with respect to an Old Note, the Holder generally will have market discount with respect to a New Note. Any principal payment or gain realized by a Holder on disposition or retirement of a New Note will be treated as ordinary income to the extent that there is accrued market discount on the New Note. Unless a Holder elects to accrue under a constant-interest method, accrued market discount is the total market discount multiplied by a fraction, the numerator of which is the number of days the Holder has held the obligation and the denominator of which is the number of days from the date the Holder acquired the obligation until its maturity. A Holder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a New Note purchased with market discount. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If the Holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the Holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

 Sale, Exchange or Retirement of the New Notes

  Upon the sale, exchange or retirement of a New Note, the Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (which does not include any amount attributable to accrued but unpaid interest) and the Holder's adjusted tax basis in the New Note. A Holder's adjusted tax basis in the New Note will equal the Holder's cost for the Old Note exchanged therefor increased by any original issue discount included in income by such Holder with respect to such New Note and decreased by any payments received thereon other than qualified stated interest.

  Gain or loss realized on the sale, exchange or retirement of a New Note will be capital, and will be long-term if at the time of sale, exchange or retirement the New Note has been held for more than one year. The maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than 18 months is 20%, and gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%. The deductibility of capital losses is subject to limitations.

 Applicable High-Yield Discount Obligations

  The New Notes will be subject to the "applicable high yield discount obligation" provisions of the Code. Because the yield of the New Notes is at least five percentage points above the applicable federal rate and the New Notes are issued with "significant original issue discount," otherwise deductible interest and original issue discount will not be deductible with respect thereto until such interest is actually paid. In addition, because the yield of the New Notes is more than six percentage points above the applicable federal rate, (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate will not be deductible by the Company at any time, and (ii) a corporate Holder may be entitled to treat the portion of the interest that is not deductible by the Company as a dividend for purposes of qualifying for the dividends received deduction provided for by the Code, subject to applicable limitations. In such event, corporate Holders should consult with their own tax advisors as to the applicability of the dividends received deduction.

TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF NEW NOTES BY NON-U.S.
HOLDERS

  The following discussion is a general summary of certain U.S. federal income and estate tax considerations of the ownership and disposition of New Notes by Non-U.S. Holders. As used herein, a Non-U.S. Holder means any Holder other than a U.S. Holder.

 Withholding Tax on Payments of Principal and Interest on New Notes

  The payment of principal and interest on a New Note to a Non-U.S. Holder will not be subject to U.S. federal withholding tax pursuant to the "portfolio interest exception," provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and is not a controlled foreign corporation that is related to the Company within the meaning of the Code and (ii) the beneficial owner of the New Notes certifies to the Company or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on U.S. Treasury Form W-8 (or a suitable substitute form) or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the debenture certificates under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. Treasury Regulations that will be effective January 1, 2000 (the "Withholding Regulations") provide alternative methods for satisfying the certification requirement described in (ii) above. The Withholding Regulations will generally require, in the case of New Notes held by a foreign partnership, that the certificate described in (ii) above be provided by the partners rather that by the foreign partnership, and that the partnership provide certain information including a U.S. tax identification number.

 Gain on Disposition of the Notes

  Non-U.S. Holders generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of New Notes, unless in the case of an individual Non-U.S. Holder such Holder is present in the U.S. for 183 days or more in the year of such sale, exchange or redemption and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  In general, information reporting requirements will apply to payments of principal and interest on a New Note and payments on the proceeds of the sale of a New Note to certain noncorporate U.S. Holders, and a 31% backup withholding tax may apply to such payments if the Holder (i) fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, (ii) is notified by the IRS that it has failed to report payments of interest and dividends properly, or (iii) under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Certain Holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements.

  The Company must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

  Treasury Regulations provide that backup withholding and additional information reporting will not apply to payments of principal on the New Notes by the Company to a Non-U.S. Holder if the Holder certifies as to its Non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its Paying Agent has actual knowledge that the Holder is a U.S. person or that the conditions of any other exception are not, in fact, satisfied).

  The payment of the proceeds from the disposition of New Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its Non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a New Note to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person will be subject to information reporting (but currently not backup withholding) unless the broker has documentary evidence in the files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding and information reporting will not apply to payments made through foreign offices of a broker that is not a

U.S. person or a U.S. related person (absent actual knowledge that the payee is U.S. person). For purposes of this paragraph, a "U.S. related person" is
(i) a "controlled foreign corporation" for U.S. federal income tax purposes,
(ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business, or (iii) with respect to payments made after December 31, 1999, a foreign partnership that, at any time during its taxable year, is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. The Withholding Regulations provide certain presumptions under which a Non-U.S. Holder will be subject to backup withholding and information reporting unless the Non-U.S. Holder provides a certification as to its Non-U.S. Holder status.

  Any amounts withheld under the backup withholding rules from a payment to a U.S. or Non-U.S. Holder will be allowed as a refund or a credit against such Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus may be used by Participating Broker-Dealers during the period referred to below in connection with resales of the New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts. The Company has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 150 days after the effective date of the Registration Statement (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer -- Terms of the Exchange Offer."

  The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. New Notes received by Participating Broker-Dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

  The validity of the New Notes offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Barry E. Taylor, a member of WSGR, is a director of the Company. Mr. Taylor beneficially owns 2,800 shares of Common Stock and 4,370 shares of Series D Preferred Stock held by a retirement plan for the benefit of Mr. Taylor. An investment partnership consisting of members of WSGR, including Mr. Taylor, owns 75,200 shares of Common Stock, 1,000 shares of Series A Preferred Stock and 11,700 shares of Series B Preferred Stock.

                                    EXPERTS

  The consolidated financial statements of DIVA Systems Corporation as of June 30, 1997 and 1998, and for each of the years in the three-year period ended June 30, 1998, and for the period from July 1, 1995 (inception) to June 30, 1998, and the financial statements of SRTC as of December 31, 1996 and 1997, and for each of the years in the two-year period ended December 31, 1997, and for the period from May 21, 1993 (date of inception) to December 31, 1997, have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            DIVA SYSTEMS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
DIVA Systems Corporation:
  Report of KPMG Peat Marwick LLP, Independent Auditors..................  F-2
  Consolidated Balance Sheets............................................  F-3
  Consolidated Statements of Operations..................................  F-4
  Consolidated Statements of Stockholders' Deficit.......................  F-5
  Consolidated Statements of Cash Flows..................................  F-6
  Notes to Consolidated Financial Statements.............................  F-7
Sarnoff Real Time Corporation for the years ended 1996 and 1997:
  Report of KPMG Peat Marwick LLP, Independent Auditors.................. F-21
  Balance Sheets......................................................... F-22
  Statements of Operations............................................... F-23
  Statements of Stockholders' Deficit.................................... F-24
  Statements of Cash Flows............................................... F-25
  Notes to Financial Statements.......................................... F-26
Sarnoff Real Time Corporation for the three month period ended March 31,
 1998:
  Balance Sheets......................................................... F-34
  Statements of Operations............................................... F-35
  Statements of Cash Flows............................................... F-36
  Notes to Interim Financial Statements.................................. F-37

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
DIVA Systems Corporation:

  We have audited the accompanying consolidated balance sheets of DIVA Systems Corporation (the Company), a development stage company, as of June 30, 1997 and 1998, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended June 30, 1998, and for the period from July 1, 1995 (inception) to June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DIVA Systems Corporation (a development stage company) as of June 30, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1998, and for the period from July 1, 1995 (inception) to June 30, 1998, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Mountain View, California
August 8, 1998

                            DIVA SYSTEMS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                JUNE 30,
                                                           -------------------
                                                             1997      1998
                                                           --------  ---------
Current assets:
 Cash and cash equivalents................................ $    234  $ 167,549
 Short-term investments...................................       --     30,015
 Restricted cash..........................................    3,588         --
 Prepaid expenses and other current assets................       --        694
                                                           --------  ---------
    Total current assets..................................    3,822    198,258
Property and equipment, net...............................    7,063     19,349
Debt issuance costs, net..................................    1,090      9,524
Prepaid licenses..........................................      250        230
Deposits and other assets.................................    4,183        354
Intangible assets, net....................................       --      5,683
                                                           --------  ---------
    Total assets.......................................... $ 16,408  $ 233,398
                                                           ========  =========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable......................................... $  3,079  $   3,047
Other current liabilities.................................      794      1,300
                                                           --------  ---------
    Total current liabilities.............................    3,873      4,347
Notes payable.............................................   28,440    243,031
                                                           --------  ---------
    Total liabilities.....................................   32,313    247,378
                                                           --------  ---------
Commitments and contingencies
Stockholders' deficit:
 Preferred stock, $0.001 par value; 20,000,000 and
  30,000,000 shares authorized in 1997 and 1998, respec-
  tively; 9,794,042 and 21,372,287 shares issued and out-
  standing in 1997 and 1998, respectively (liquidation
  preference of $28,966 and $97,766 in 1997 and 1998, re-
  spectively).............................................       10         21
 Common stock, $0.001 par value; 50,000,000 and 65,000,000
  shares authorized in 1997 and 1998, respectively;
  16,549,874 and 17,200,178 shares issued and outstanding
  in 1997 and 1998, respectively..........................       16         17
 Additional paid-in capital...............................   29,310    116,898
 Deficit accumulated during the development stage.........  (45,241)  (130,916)
                                                           --------  ---------
    Total stockholders' deficit...........................  (15,905)   (13,980)
                                                           --------  ---------
    Total liabilities and stockholders' deficit........... $ 16,408  $ 233,398
                                                           ========  =========

          See accompanying notes to consolidated financial statements.

                            DIVA SYSTEMS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   PERIOD FROM
                                                                  JULY 1, 1995
                                       YEARS ENDED JUNE 30,        (INCEPTION)
                                    ----------------------------       TO
                                      1996      1997      1998    JUNE 30, 1998
                                    --------  --------  --------  -------------
Revenue............................ $     --  $     --  $     82    $      82
                                    --------  --------  --------    ---------
Operating expenses:
 Research and development..........    8,451    17,539    28,278       54,268
 Sales and marketing...............    1,071     3,168     4,170        8,409
 General and administrative........    1,778     3,940    14,248       19,966
 Acquired in-process research and
  development......................       --     4,061    18,656       22,717
                                    --------  --------  --------    ---------
    Total operating expenses.......   11,300    28,708    65,352      105,360
                                    --------  --------  --------    ---------
    Net operating loss.............  (11,300)  (28,708)  (65,270)    (105,278)
                                    --------  --------  --------    ---------
Other (income) expense, net:
 Equity in (income) loss of
  investee.........................     (357)    2,080     1,631        3,354
 Interest income...................      (65)     (410)   (5,632)      (6,107)
 Interest expense..................      395     3,590    13,730       17,715
                                    --------  --------  --------    ---------
    Total other (income) expense,
     net...........................      (27)    5,260     9,729       14,962
                                    --------  --------  --------    ---------
    Loss before extraordinary item.  (11,273)  (33,968)  (74,999)    (120,240)
Extraordinary loss -- early extin-
 guishment of debt.................       --        --    10,676       10,676
                                    --------  --------  --------    ---------
    Net loss....................... $(11,273) $(33,968) $(85,675)   $(130,916)
                                    ========  ========  ========    =========
Basic and diluted net loss per
 share:
 Loss before extraordinary item.... $   1.04  $   2.22  $   4.56    $    8.46
 Extraordinary loss -- early
  extinguishment of debt...........       --        --      0.65         0.75
                                    --------  --------  --------    ---------
    Net loss per share............. $   1.04  $   2.22  $   5.21    $    9.21
                                    ========  ========  ========    =========
Shares used in per share computa-
 tion..............................   10,895    15,316    16,447       14,219
                                    ========  ========  ========    =========

          See accompanying notes to consolidated financial statements.

                           DIVA SYSTEMS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
             PERIOD FROM JULY 1, 1995 (INCEPTION) TO JUNE 30, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                            DEFICIT
                                                                          ACCUMULATED
                                                               ADDITIONAL DURING THE      TOTAL
                                                                PAID-IN   DEVELOPMENT STOCKHOLDERS'
                            SHARES   AMOUNT   SHARES    AMOUNT  CAPITAL      STAGE       DEFICIT
                          ---------- ------ ----------  ------ ---------- ----------- -------------
Sale of common stock in
August 1995 at $0.005
per share...............          --  $--   10,640,000   $10         43          --           53
Exercise of common stock
options in August 1995
at $0.005 per share.....          --   --      654,000    --          3          --            3
Sale of Series A
preferred stock in
August and September
1995 at $0.50 per share.     205,600   --           --    --        103          --          103
Sale of Series B
preferred stock in
October 1995 at $0.855
per share, net of
issuance costs of $22...   2,403,842    3           --    --      2,030          --        2,033
Sale of common stock in
October 1995 at $0.05
per share...............          --   --       52,400    --          3          --            3
Sale of Series B
preferred stock in
December 1995 at $0.855
per share, net of
issuance costs of $4....   1,016,000    1           --    --        864          --          865
Issuance of common stock
in exchange for
investment in affiliate
in December 1995 at
$0.075 per share........          --   --    6,654,000     6        493          --          499
Issuance of Class B
common stock in exchange
for investment in
affiliate in December
1995 at $5.00 per share.          --   --            2    --         --          --           --
Dividend of DIVA common
stock received from
affiliate in February
1996 at $0.075 per
share...................          --   --   (2,618,898)   (2)      (194)         --         (196)
Issuance of common stock
warrants in conjunction
with notes payable
issued in May 1996......          --   --           --    --        285          --          285
Exercise of common stock
options in June 1996 at
$0.10 per share.........          --   --       10,000    --          1          --            1
Net loss................          --   --           --    --         --     (11,273)     (11,273)
                          ----------  ---   ----------   ---    -------    --------      -------
Balance as of June 30,
1996....................   3,625,442    4   15,391,504    14      3,631     (11,273)      (7,624)
Issuance of Class C
common stock in August
1996 at $0.82 per share
in conjunction with
Norstar purchase........          --   --      857,370    --        703          --          703
Sale of Series C
preferred stock in
August 1996 at $4.205
per share, net of
issuance costs of
$1,060..................   6,168,600    6           --    --     24,873          --       24,879
Exercise of common stock
options.................          --   --      301,000     2        103          --          105
Net loss................          --   --           --    --         --     (33,968)     (33,968)
                          ----------  ---   ----------   ---    -------    --------      -------
Balances at June 30,
1997....................   9,794,042   10   16,549,874    16     29,310     (45,241)     (15,905)
Sales of Series D
preferred stock in
August and September
1997 at $5.72 per share,
net of issuance costs of
$1,379..................   8,279,590    8           --    --     45,972          --       45,980
Issuance of common stock
warrants in connection
with notes payable
issued in February 1998.          --   --           --    --     18,057          --       18,057
Issuance of Series AA
preferred stock at $6.50
per share and issuance
of Series AA preferred
stock options in April
1998 in connection with
SRTC purchase...........   3,277,539    3           --    --     23,046          --       23,049
Exercise of Series AA
preferred stock options
associated with SRTC
purchase................      21,116   --           --    --          3          --            3
Exercise of common stock
options.................          --   --      565,050     1        270          --          271
Class A and B common
stock assumed in
connection with SRTC
purchase................          --   --      (14,746)   --         --          --           --
Issuance of common stock
in May 1998 at $2.40 per
share in connection with
research and development
arrangement.............          --   --      100,000    --        240          --          240
Net loss................          --   --           --               --     (85,675)     (85,675)
                          ----------  ---   ----------   ---    -------    --------      -------
Balances as of June 30,
1998....................  21,372,287  $21   17,200,178   $17    116,898    (130,916)     (13,980)
                          ==========  ===   ==========   ===    =======    ========      =======

         See accompanying notes to consolidated financial statements.

                            DIVA SYSTEMS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    PERIOD FROM
                                                                   JULY 1, 1995
                                        YEARS ENDED JUNE 30,        (INCEPTION)
                                     ----------------------------       TO
                                       1996      1997      1998    JUNE 30, 1998
                                     --------  --------  --------  -------------
Cash flows from operating
 activities:
 Net loss..........................  $(11,273) $(33,968) $(85,675)   $(130,916)
 Adjustments to reconcile net loss
  to net cash used in operating
  activities:
 Acquired in-process research and
  development......................        --     4,061    18,656       22,717
 Depreciation and amortization.....        31       891     5,778        6,700
 Equity in loss of investee........      (357)    2,080     1,631        3,354
 Amortization of debt issuance
  costs and accretion of discount
  on notes payable.................       286     3,472    13,902       17,660
 Issuance of stock for research
  and development..................        --        --       240          240
 Extraordinary loss................        --        --    10,676       10,676
 Changes in operating assets and
  liabilities:
  Prepaid expenses and other
   current assets..................      (253)        3      (610)        (860)
  Accounts payable.................     1,534     1,545    (2,659)         420
  Payable to related party.........     2,183    (2,183)       --           --
  Other current liabilities........       213       223       864        1,300
                                     --------  --------  --------    ---------
   Net cash used in operating
    activities.....................    (7,636)  (23,876)  (37,197)     (68,709)
                                     --------  --------  --------    ---------
Cash flows from investing
 activities:
 Purchases of property and
  equipment........................    (2,568)   (6,044)  (13,364)     (21,976)
 Deposits on property and
  equipment........................        --    (4,976)   (1,631)      (6,607)
 Purchase of short-term
  investments......................        --        --   (30,015)     (30,015)
 Cash acquired in business
  combination......................        --        --       402          402
 Purchase of Norstar...............        --    (3,358)       --       (3,358)
 Restricted cash released..........     5,500     9,500     3,230       18,230
                                     --------  --------  --------    ---------
   Net cash provided by (used in)
    investing activities...........     2,932    (4,878)  (41,378)     (43,324)
                                     --------  --------  --------    ---------
Cash flows from financing
 activities:
 Issuance of preferred stock.......     3,001    24,879    45,980       73,860
 Exercise of stock options.........         4       105       274          383
 Issuance of common stock..........        56        --        --           56
 Proceeds from notes payable, net
  of issuance costs................     5,647        --   199,655      205,302
 Payments on notes payable.........        --        --       (19)         (19)
                                     --------  --------  --------    ---------
   Net cash provided by financing
    activities.....................     8,708    24,984   245,890      279,582
                                     --------  --------  --------    ---------
Net increase (decrease) in cash and
 cash equivalents..................     4,004    (3,770)  167,315      167,549
Cash and cash equivalents at
 beginning of period...............        --     4,004       234           --
                                     --------  --------  --------    ---------
Cash and cash equivalents at end of
 period............................  $  4,004  $    234  $167,549    $ 167,549
                                     ========  ========  ========    =========
Supplemental disclosures of cash
 flow information:
 Cash paid during the period for
  interest.........................  $    109  $    118  $      7    $     234
                                     ========  ========  ========    =========
 Noncash investing and financing
  activities:
 Issuance of common stock in
  exchange for investment in
  affiliate........................  $    499  $     --  $ 23,049    $  23,548
                                     ========  ========  ========    =========
 Receipt of DIVA stock dividend
  from affiliate...................  $    196  $     --  $     --    $     196
                                     ========  ========  ========    =========
 Issuance of warrants in connection
  with notes payable...............  $    285  $     --  $ 18,057    $  18,342
                                     ========  ========  ========    =========
 Restricted cash received in
  connection with issuance of notes
  payable..........................  $ 18,230  $     --  $     --    $  18,230
                                     ========  ========  ========    =========
 Issuance of common stock in
  conjunction with purchase of
  Norstar..........................  $     --  $    703  $     --    $     703
                                     ========  ========  ========    =========

          See accompanying notes to consolidated financial statements.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 1997 AND 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  DIVA Systems Corporation (the "Company") provides a true video-on-demand
(VOD) service over the cable television infrastructure.

  The Company is in the development stage, and its primary activities to date have included raising capital, performing research and development activities, developing strategic alliances, identifying markets, and operationally testing its first field deployed system and service.

 (b) Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and a wholly owned subsidiary. There were no intercompany transactions.

 (c) Cash, Cash Equivalents, and Short-Term Investments

  Cash and cash equivalents consist of cash and highly liquid investments such as money market funds and commercial paper with maturities at date of purchase of less than 90 days.

  Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. As of June 30, 1998, all investment securities were designated as "available-for-sale." Available-for-sale securities are carried at fair value based on quoted market prices, with unrealized gains and losses, net of related deferred income taxes, reported as a separate component of stockholders' equity.

  Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in the consolidated statement of operations. There have been no declines in value judged to be other than temporary through June 30, 1998. The cost of securities is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in interest income.

 (d) Restricted Cash

  Restricted cash consisted of cash equivalents held in escrow to be released incrementally to the Company upon presentation of certificates as to completion of certain performance milestones pursuant to the notes payable.

 (e) Property and Equipment

  Property and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are amortized over the shorter of the estimated useful life or the related lease term.

 (f) Debt Issuance Costs

  Underwriting, legal, and accounting fees associated with the issuance of the notes payable are being amortized to interest expense using the effective interest method over the anticipated term of the notes.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Amortization expense in 1996, 1997, and 1998 and for the period from July 1, 1995 (inception) to June 30, 1998, was $16,000, $188,000, $609,000, and
$813,000, respectively.

 (g) Intangible Assets

  Intangible assets consist principally of core technology and assembled workforce. Intangible assets are amortized on a straight-line basis over 3 years. The Company's policy is to evaluate the excess of cost over the net assets of businesses acquired based on an evaluation of such factors as the occurrence of a significant adverse event or change in the environment in which the business operates or if the expected future net cash flows (undiscounted and without interest) would become less than the carrying amount of the asset. An impairment loss would be recorded in the period such determination is made based on the fair value of the related business. Accumulated amortization as of June 30, 1998, was $517,000.

 (h) Impairment of Long-Lived Assets

  The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 (i) Stock-Based Compensation

  The Company uses the intrinsic value-based method to account for all of its employee stock-based compensation plans.

 (j) Basic and Diluted Net Loss Per Share

  Basic and diluted net loss per share is computed using net loss and the weighted-average number of outstanding shares of common stock. Potentially dilutive securities have been excluded from the computation of diluted net loss per share because the effect of the inclusion would be antidilutive. Notes 6 and 7 of notes to consolidated financial statements set forth information regarding potentially dilutive securities.

 (k) Stock Split

  In March 1998, the Company effected a two-for-one stock split. All applicable share and per share data have been adjusted for the stock split.

 (l) Revenue Recognition

  Monthly customer subscription revenues and access revenues are recognized in the period in which the services are provided.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (m) Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (n) Income Taxes

  The Company accounts for income taxes using an asset and liability approach that results in the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits whose future realization is uncertain.

 (o) Fair Value of Financial Instruments

  The carrying amount of financial instruments, including cash, cash equivalents, and short-term investment cash, approximated fair values as of June 30, 1998, due to the relatively short maturity of these instruments.
The Company's notes payable are held by a number of financial institutions and are not publicly traded. The Company estimates that the fair value of the notes payable as of June 30, 1998, based on limited dealer-to-dealer transactions, approximated $227,000,000.

 (p) Recent Accounting Pronouncements

  The Financial Accounting Standards Board (FASB) recently issued Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive
Income. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in financial statements. It does not, however, require a specific format, but requires the Company to display an amount representing total comprehensive income for the period in its consolidated financial statements. The Company is in the process of determining its preferred format. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997.

  The FASB also recently issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


 (q) Year 2000

  Certain organizations anticipate that they will experience operational difficulties at the beginning of the year 2000 as a result of computer programs being written using two digits rather than four to define the applicable year. The Company's plan to address the "Year 2000" issue calls for software compliance verification from the Company's external vendors; testing in-house engineering and manufacturing software tools; testing software in the Company's products for the Year 2000 compliance; and communication with significant suppliers to determine the readiness of third parties' remediation of their own Year 2000 issues. To date, the Company has not encountered any significant Year 2000 issues concerning its respective computer programs. The Company plans to complete its Year 2000 compliance research and testing by the end of fiscal 1999. All costs associated with carrying out the Company's plan for the Year 2000 problem are being expensed as incurred. The costs associated with preparation for the Year 2000 compliance are not expected to have a material adverse effect on the Company's business, financial condition, and results of operations. Nevertheless, there is uncertainty concerning the potential costs and effect associated with any Year 2000 compliance. Any Year 2000 compliance problems of the Company, its customers or their respective suppliers could have a material adverse effect on the Company's business, financial condition, and results of operations. During the past three years, the Company completed an effort to convert its financial applications to commercial products that, according to its suppliers, are Year 2000 compliant. The Company has received confirmations from its primary suppliers indicating that they are either Year 2000 compliant or have plans in place to ensure readiness. As part of the Company's assessment, it is evaluating the level of validation it will require of third parties to ensure their Year 2000 readiness.


(2) FINANCIAL STATEMENT DETAILS

 (a) Property and Equipment

  A summary of property and equipment follows (in thousands):

                                                                   JUNE 30,
                                                                ---------------
                                                                 1997    1998
                                                                ------  -------
      Furniture and fixtures................................... $  217  $   653
      Office equipment.........................................  2,150    2,771
      VOD systems..............................................  5,040   20,351
      Leasehold improvements...................................    578    1,242
      Construction-in-progress.................................     --      515
                                                                ------  -------
                                                                 7,985   25,532
      Accumulated depreciation and amortization................   (922)  (6,183)
                                                                ------  -------
                                                                $7,063  $19,349
                                                                ======  =======

 (b) Other Current Liabilities

  A summary of other current liabilities follows (in thousands):

                                                                     JUNE 30,
                                                                    -----------
                                                                    1997  1998
                                                                    ---- ------
      Accrued compensation......................................... $237 $  644
      Deferred interest income on restricted cash..................  417     --
      Other accrued liabilities....................................  140    656
                                                                    ---- ------
                                                                    $794 $1,300
                                                                    ==== ======

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(3) AFFILIATE TRANSACTIONS

  In December 1995, the Company entered into a joint equity investment and license agreement (the License Agreement) with Sarnoff Real Time Corporation
(SRTC), whereby the Company acquired 8,067,074 shares of SRTC common stock, representing approximately 40% ownership interest in the equity of SRTC on a fully diluted basis, in exchange for 6,654,000 shares of the Company's common stock, plus two shares of Class B common stock. This transaction was recorded at the estimated fair values of the Company's and SRTC's stock exchanged.
This investment was accounted for using the equity method. The amount of the purchase price that exceeded the Company's percentage ownership of SRTC's net book value at the date of the acquisition is separately attributed to the Company's interest in in-process research and development being performed by SRTC. Such amount, $659,000, was expensed in determining the Company's equity in the results of operations of SRTC for the year ended June 30, 1996. There was no comparable expense for the years ended June 30, 1997 and 1998.

  In February 1996, SRTC effected a pro rata dividend distribution to its stockholders of substantially all the Company's common stock held by SRTC. Accordingly, 2,618,898 shares were received by the Company in conjunction with this distribution, which was accounted for as a retirement of common stock.

  The License Agreement provided the Company with exclusive rights to purchase SRTC servers for use in the Company's business in certain markets. During the years ended June 30, 1996 and 1997, the Company purchased server components and related spare parts from SRTC totaling approximately $2,265,000 and $6,152,944, respectively, which are included as VOD systems in property and equipment and deposits and other assets on the accompanying consolidated balance sheets. Pursuant to the terms of the License Agreement, the Company also agreed to pay an aggregate amount of $8,000,000 through December 1996 to support SRTC's research and development efforts. For the years ended June 30, 1996 and 1997, the Company paid $4,850,000 and $3,150,000, respectively, for research and development efforts under the terms of the License Agreement.

  During the years ended June 30, 1996 and 1997, the Company paid SRTC $154,500 and $89,000, respectively, for administrative and marketing services rendered on behalf of the Company.

  On January 15, 1998, the Company and SRTC executed an Agreement and Plan of Reorganization setting forth their agreement to merge SRTC into the Company, with the Company as the surviving corporation (the "SRTC Transaction"). On that date, the Company held approximately 40% of the outstanding capital stock of SRTC. In exchange for the remaining approximately 60% of the issued and outstanding stock of SRTC, the Company issued 3,277,539 shares of Series AA preferred stock valued at $6.50 per share. In addition, the Company reserved 276,792 shares of its Series AA preferred stock for issuance upon exercise of options valued at $1,745,000 assumed by the Company in the transaction and reserved 380,767 shares of its common stock for use in connection with the future issuance of options to SRTC employees (see Note 8).

  The Company completed the SRTC Transaction in April 1998. The Company accounted for the merger as a purchase, and, accordingly, the operating results of SRTC have been included in the Company's consolidated financial statements since the date of acquisition. Pro forma results of operations for the SRTC transaction have not been presented because the results of operations for SRTC to date have not been significant. The purchase price of $23,049,000 has been allocated as follows: $6,015,000 to the fair value of acquired assets; $7,822,000 to assumed liabilities; $6,200,000 to core technology and assumed work force; and $18,656,000 to acquired in-process research and development.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(4) NOTES PAYABLE

  Notes payable as of June 30, 1997, were comprised of $47,000,000 of Subordinated Discount Notes (the "1996 Notes") due May 15, 2006, issued as 47,000 units of one note and one warrant to purchase 40.4 shares of common stock at $0.005 per share. The 1996 Notes were subordinated to all existing and future indebtedness of the Company.

  Pursuant to the 1996 Notes, approximately $18,000,000 of restricted cash was deposited in an escrow account during 1996, subject to completion of specified performance milestones. In the event milestones were not achieved, the Company would have been required to retire the 1996 Notes up to the amount of the remaining restricted cash. As of June 30, 1997 and 1998, approximately $15,000,000 and $18,230,000, respectively, of restricted cash had been released.

  The 1996 Notes were initially zero coupon, with an original issue discount that accreted to interest expense at an effective rate of 13.8% per annum, compounded semiannually. Commencing November 15, 2001, cash interest would have been payable on the 1996 Notes semiannually in arrears on each May 15 and November 15 at the rate of 13% per annum. Under certain provisions of the indenture, the interest rate could have been increased to 15% per annum in May 1999.

  In connection with the Company's February 1998 debt offering discussed below, all the outstanding 1996 Notes were exchanged. For the year ended June 30, 1998, the Company recorded an extraordinary loss of $10,676,000 resulting from the exchange of the 1996 Notes.

  On February 19, 1998, the Company completed a debt offering for $463,000,000 of 12 5/8% Senior Discount Notes (the "1998 Notes") due March 1, 2008. The 1998 Notes consist of 463,000 units, of which 404,998 were offered for sale and 58,002 were offered in exchange for all of the 1996 Notes. Each unit consists of one 1998 Note due 2008 and three warrants each to purchase two shares of the Company's common stock at $0.005 per share. The 1998 Notes are senior unsecured indebtedness of the Company and rank pari passu with any future unsubordinated unsecured indebtedness and will be senior to any future subordinated indebtedness of the Company.

  The 1998 Notes are initially zero coupon with an original issue discount of $212,980,000. Commencing March 1, 2003, cash interest will be payable on the notes semiannually in arrears on each March 1 and September 1 at the rate of 12 5/8% per annum. Under certain provisions of the indenture, the interest rate could be increased.

  The gross proceeds to the Company from the debt offering were $250,020,000. In connection with the offering, the Company recorded $18,057,000 in additional paid-in capital representing the value assigned to the warrants. In addition, the Company recorded an extraordinary loss of $10,676,000 resulting from the exchange of the 1996 Notes.

  The effective interest rate of the 1998 Notes, reflecting the allocation for warrants and costs associated with the debt offering, is 14.1%.

  The 1998 Notes are callable at a declining premium after March 1, 2003, after which the Company may redeem in whole or in part the 1998 Notes prior to March 1, 2003, by paying a specified premium over the

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(4) NOTES PAYABLE (CONTINUED)

accreted principal value. The redemption premiums are as follows, during the period commencing March 1 of such year:

        YEAR                                                          PERCENTAGE
        ----                                                          ----------
        2001.........................................................   106.31%
        2002.........................................................   104.20%
        2003.........................................................   102.10%
        2004 and thereafter..........................................   100.00%

  In addition, at any time prior to March 1, 2001, the Company may redeem up to 35% of the accreted value of the 1998 Notes with the proceeds of one or more sales of the Company's stock, at any time or from time to time in part, at a redemption price of 112.625% of the accreted value plus accrued and unpaid interest provided that the 1998 Notes, representing at least $301,000,000 aggregate principal amount at maturity, remain outstanding after each such redemption.

(5) INCOME TAXES

  Total income tax benefit differs from expected tax benefit (computed by multiplying the U.S. income statutory rate of 34% by loss before income tax) as a result of the following (in thousands):

                                                           JUNE 30,
                                                   ---------------------------
                                                    1997      1997      1998
                                                   -------  --------  --------
      Expected tax benefit........................ $(3,832) $(11,549) $(31,062)
      Net operating losses and temporary differ-
       ences for which no benefit was recognized..   3,827    11,134    22,455
      Research credit adjustment..................      --       388     8,451
      Other permanent differences.................       5        27       156
                                                   -------  --------  --------
          Accumulated depreciation and
           amortization........................... $    --  $     --  $     --
                                                   =======  ========  ========

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows (in thousands):

                                                                 JUNE 30,
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
      Deferred tax assets:
       Loss carryovers and deferred start-up expenditures... $ 14,655  $ 39,891
       Technology asset.....................................    1,871     1,683
       Equity in losses of investee.........................      469        --
       State tax credit carryforwards.......................    1,595     2,130
       Debt financing costs.................................    1,515     4,568
       Accruals, reserves, and other........................       90       364
       Fixed assets.........................................       41        47
                                                             --------  --------
          Total gross deferred tax assets...................   20,236    48,683
       Valuation allowance..................................  (20,236)  (48,683)
                                                             --------  --------
          Deferred tax assets, net of valuation allowance... $     --  $     --
                                                             ========  ========

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(5) INCOME TAXES (CONTINUED)

  Because the Company has incurred significant net losses and the realization of its deferred tax assets is dependent upon the Company's ability to successfully develop and market its video-on-demand service, a valuation allowance has been recorded against such deferred tax assets.

  As of June 30, 1998, the Company has cumulative federal net operating losses of approximately $94,227,000, which can be used to offset future income subject to federal income taxes. The federal tax loss carryforwards will expire beginning in 2011 through 2012. As of June 30, 1998, the Company has cumulative California net operating losses of approximately $70,360,000, which can be used to offset future income subject to California taxes. The California tax loss carryforwards will expire in 2004. As of June 30, 1998, the Company has cumulative New Jersey net operating losses of approximately $4,500,000, which can be used to offset future income subject to New Jersey taxes. The New Jersey tax loss carryforwards will expire beginning in 2000 through 2004.

  As of June 30, 1998, the Company has federal research tax credit carryforwards for income tax return purposes of approximately $1,486,000 available to reduce future income subject to income taxes. The federal research credit carryforwards expire in 2012. As of June 30, 1998, the Company has unused California research and development tax credits of approximately $644,000; these research credits will carryforward indefinitely until utilized.

  Federal and state tax laws impose restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change" as defined by the Internal Revenue code. The Company has not yet determined to what extent these provisions will restrict its ability to utilize its net operating loss and tax credit carryforwards pursuant to these provisions.

(6) PREFERRED STOCK

  The Company has authorized 30,000,000 shares of preferred stock as of June 30, 1998, of which the following are designated as issued and outstanding:

                                                                       SHARES
                                                            SHARES   ISSUED AND
      SERIES                                              DESIGNATED OUTSTANDING
      ------                                              ---------- -----------
      AA.................................................  3,750,000  3,298,655
      A..................................................    205,600    205,600
      B..................................................  4,493,748  3,419,842
      C..................................................  6,918,600  6,168,600
      D..................................................  8,517,352  8,279,590
                                                          ---------- ----------
                                                          23,885,300 21,372,287
                                                          ========== ==========

  The rights, preferences, and privileges of these series of preferred stock are explained below.

 (a) Conversion

  Each share of preferred stock is convertible into common stock at the option of the holder at a rate of one share of common stock for each share of preferred stock, subject to adjustment to protect against dilution.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(6) PREFERRED STOCK (CONTINUED)

Each share of Series D preferred stock shall automatically be converted into shares of common stock immediately prior to the closing of an underwritten public offering of at least $6.80 per share and an aggregate offering price of not less than $15,000,000. Each share of Series C preferred stock shall automatically be converted into shares of common stock immediately prior to the closing of an underwritten public offering of at least $5.00 per share and an aggregate offering price of not less than $15,000,000. Each share of Series A and B preferred stock shall automatically be converted into shares of common stock immediately prior to the closing of an underwritten public offering of at least $2.00 per share and an aggregate offering price of not less than $10,000,000. Each share of Series AA preferred stock shall automatically be converted into shares of common stock immediately prior to the closing of an underwritten public offering with an aggregate offering price of not less than $15,000,000. The Company has reserved 23,651,896 shares of common stock in the event of conversion.

 (b) Liquidation Preferences

  In the event of liquidation or sale of the Company, distributions to the Company's stockholders shall be made in the following manner: first, $5.72 per share for Series D preferred stock and $4.205 per share for Series C preferred stock; then $0.855 per share for Series B preferred stock; then $0.50 per share for Series A preferred stock; and then $6.50 per share for Series AA preferred stock. The holders of preferred stock are further entitled to any remaining assets which will be distributed ratably among the holders of Class C common stock (see Note 7), common stock, and preferred stock on an "as if converted" basis after payment of preferential amounts to the holders of Class C common stock, common stock, and Class B common stock.

 (c) Voting

  Holders of preferred stock are entitled to one vote for each share of common stock into which such shares can be converted.

 (d) Dividends

  In any fiscal year, the Company's Board of Directors may declare noncumulative cash dividends out of legally available assets at the rates of $0.03, $0.055, $0.25, $0.345, and $0.39 per share for Series A, B, C, D, and
AA preferred stock, respectively. If declared, such dividends must be paid before any dividends on common stock. The holders of Series D and C preferred stock have preference and priority to any payment of any dividend on Series A, B, and AA preferred stock and common stock. The holders of Series B preferred stock have preference and priority to any payment of any dividend on Series A and AA preferred stock and common stock. The holders of Series A preferred stock have preference and priority to any payment of any dividend on Series AA preferred stock and common stock. The holders of Series AA preferred stock have preference and priority to any payment of any dividend on common stock. As of June 30, 1997 and 1998, no dividends had been declared.

(7) COMMON STOCK

  The Company has authorized 65,000,000 shares of common stock as of June 30, 1998, of which two shares have been designated Class B common stock and 857,370 shares have been designated Class C common stock. As of June 30, 1998, 16,342,808 shares of common stock and 857,370 shares of Class C common stock were issued and outstanding.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(7) COMMON STOCK (CONTINUED)

  The relative designations, rights, preferences, and restrictions of the Class B and C common stock are as follows:

 (a) Conversion

  Each share of Class C common stock is convertible into common stock at the option of the holder at a rate of one share of common stock for each share of Class C common stock, subject to adjustment to protect against dilution. Each share of Class C common stock shall automatically be converted into shares of common stock immediately prior to the closing of an underwritten public offering of at least $2.00 per share and an aggregate offering price of not less than $10,000,000.

 (b) Liquidation Preferences

  In the event of any liquidation and after payment to all holders of preferred stock of their full preferential amounts, the holders of Class C common stock shall be paid $0.82 per share. If there are insufficient funds to distribute among all holders of Class C common stock, then the entire remaining assets shall be distributed among the holders of Class C common stock on a pro rata basis. After payment to the holders of Class C common stock, then the holders of common stock shall be entitled to $0.025 per share. After payment to the holders of common stock, the holders of Class B common stock shall be entitled to $5.00 per share. Any remaining assets shall be distributed to all holders of Series A, B, and C preferred stock, Class C common stock, and common stock on a pro rata basis, based on the number of shares of common stock on an "as if converted" basis.

 (c) Dividends

  No dividends shall be paid on any share of common stock unless a dividend is paid on shares of Series A, B, C, D, and AA preferred stock.

  In August and October 1995, in connection with a consulting agreement, 647,000 shares of the Company's common stock were sold subject to repurchase options. The Company's repurchase option lapses through October 1997 for 180,000 shares. The repurchase option on the remaining 467,000 shares lapses based on the Company's ability to secure financing. As of June 30, 1997 and 1998, 301,800 and -0- shares, respectively, were subject to repurchase.

(8) OPTIONS AND WARRANTS

 (a) Warrants

  In connection with the issuance of the 1996 Notes (see Note 4), $285,000 of the proceeds has been allocated to the common stock warrants. Each warrant entitles the holder to purchase 40.4 shares of common stock for $0.005 per share. The warrants expire on the earlier of an exercise event, as defined, or 10 years from the date of issuance.

  Warrants to purchase 1,073,906 shares of Series B preferred stock at $0.855 and $1.50 per share were issued in October 1995 and May 1996, respectively, in connection with bridge financings that were repaid in October

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(8) OPTIONS AND WARRANTS (CONTINUED)

1995 and June 1996, respectively. The term of these warrants is five years from date of issue. The fair value of these warrants was not material.

  In June 1996, the Company's Board of Directors granted warrants to key contractors to purchase 71,000 shares of the Company's common stock at a price of $2.00 per share. The term of these warrants is 10 years, and these warrants only become exercisable upon the earlier of 5 years from the date of grant or upon the closing of an initial public offering of the Company's stock or an acquisition of the Company. The fair value of these warrants was not material. During the year ended June 30, 1998, warrants to purchase 5,000 shares of the Company's common stock were canceled.

  In October 1996, the Company issued warrants to purchase 750,000 shares of Series C preferred stock at $4.21 per share. The terms of these warrants are 5 and 10 years from date of issue. The fair value of these warrants was not material.

  In October 1997, the Company issued warrants to purchase 200,000 shares of Series D preferred stock at $5.72 per share. The warrants are immediately exercisable and expire 5 years from date of issue. The fair value of these warrants was not material.

  In connection with the issuance of the 1998 Notes (see Note 4), $18,057,000 of the proceeds has been allocated to the common stock warrants. Such amount has been included in debt discount and is being amortized to interest expense using the effective interest method over the period that the 1998 Notes are outstanding. Each warrant entitles the holder to purchase two shares of common stock for $0.005 per share for an aggregate of 2,778,000 shares of common stock. The warrants are exercisable beginning one year after the closing date of the 1998 Notes and expire upon maturity of the 1998 Notes.

  In May 1998, the Company's Board of Directors granted warrants to consultants to purchase 20,000 shares of the Company's common stock at a price of $4.00 per share. The term of these warrants is 10 years, and these warrants only become exercisable upon the earlier of 5 years from the date of grant or upon the closing of an initial public offering of Company's common stock or an acquisition of the Company. The fair value of these warrants is not material.

 (b) Stock Plans

  In August 1995, the Company adopted the 1995 Stock Plan (the 1995 Plan) under which incentive stock options and nonstatutory stock options may be granted to employees and consultants of the Company. The exercise price for incentive stock options is at least 100% of the fair market value on the date of grant for employees owning less than 10% of the voting power of all classes of stock and at least 110% of the fair market value on the date of grant for employees owning more than 10% of the voting power of all classes of stock. For nonstatutory stock options, the exercise price is at least 110% of the fair market value on the date of grant for employees owning more than 10% of the voting power of all classes of stock and at least 85% for employees owning less than 10% of the voting power of all classes of stock. Options generally expire in 10 years; however, they may be limited to 5 years if the optionee owns stock representing more than 10% of the Company. Vesting periods are determined by the Company's Board of Directors and generally provide for ratable vesting over 4 to 5 years.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(8) OPTIONS AND WARRANTS (CONTINUED)

  In August 1995, the Company granted immediately exercisable nonstatutory stock options to the founders of the Company, subject to repurchase by the Company at a rate equivalent to the vesting schedule of each option. As of June 30, 1997 and 1998, 392,400 and 261,600 shares, respectively, were subject to repurchase.

  In April 1998, in connection with the merger of SRTC, the Company adopted the 1998 Stock Plan (the "1998 Plan") whereby the Company reserved 380,767 shares of its common stock for issuance through incentive stock options and nonstatutory stock options to employees, directors, and consultants of SRTC. In April 1998, all options under the 1998 Plan were granted at an exercise price of $2.40. The options expire 10 years from the vesting commencement date, generally the hire date. The options are exercisable in accordance with the following vesting schedule: 10% of the shares subject to option shall vest 6 months after the vesting commencement date and 5% of the shares subject to option shall vest each 3-month period thereafter. However, in the event that the option holder is no longer a service provider to the Company prior to October 1, 1998, no shares subject to the option shall vest.

  In April 1998, in connection with the merger of SRTC, the Company reserved 276,792 shares of its Series AA preferred stock for issuance upon exercise of options to purchase common stock of SRTC, which were assumed by the Company. Each option assumed by the Company continues to be subject to the terms and conditions, including vesting, set forth in the original SRTC option plan. All stock options have 10 year terms and vest ratably over 4 years from the date of grant. During the year ended June 30, 1998, 21,116 options were exercised. As of June 30, 1998, 110,312 shares were vested.

 (c) Accounting for Stock-Based Compensation

  The Company uses the intrinsic value method in accounting for its common stock option plans. Although the exercise price of each option was generally higher than the fair value of the underlying common stock as of the grant date for options granted during 1998, compensation cost was not recorded because it was immaterial. Compensation cost related to grants to nonemployees in 1997 and 1998 was not material. Had compensation cost for the Company's stock-based compensation plan been determined consistent with SFAS No. 123, the Company's pro forma net loss would have been increased to approximately $11,296,000, $34,022,000, $85,767,000, and $131,085,000 for the years ended
June 30, 1996, 1997, and 1998, and for the period from July 1, 1995 (inception) to June 30, 1998, respectively.

  Pro forma net loss reflects only options granted in 1996, 1997, and 1998. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting period of five years and compensation cost for options granted prior to July 31, 1996, is not considered.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(8) OPTIONS AND WARRANTS (CONTINUED)

  The fair value of each option is estimated on the date of grant using the minimum value method with the following weighted-average assumptions:

                                                            JUNE 30,
                                                --------------------------------
                                                   1997       1997       1998
                                                ---------- ---------- ----------
      Dividends................................         --         --         --
      Volatility...............................         --         --         --
      Expected life............................ 2.42 years 3.52 years 3.18 years
      Risk-free interest rate..................      5.68%      6.21%      5.64%

  A summary of the status of the Company's common stock option plans follows:

                                 1996                 1997                 1998
                          -------------------- -------------------- --------------------
                                     WEIGHTED-            WEIGHTED-            WEIGHTED-
                                      AVERAGE              AVERAGE              AVERAGE
                                     EXERCISE             EXERCISE             EXERCISE
                           SHARES      PRICE    SHARES      PRICE    SHARES      PRICE
                          ---------  --------- ---------  --------- ---------  ---------
Outstanding at beginning
 of year................         --    $  --     841,000    $0.13   3,105,500    $0.52
 Granted................  1,625,000     0.08   2,608,000     0.63   2,901,750     1.63
 Exercised..............   (664,000)    0.01    (301,000)    0.35    (565,050)    0.47
 Canceled...............   (120,000)    0.10     (42,500)    0.51    (466,380)    0.77
                          ---------            ---------            ---------
Outstanding at end of
 year...................    841,000     0.13   3,105,500     0.52   4,975,820     1.14
                          =========            =========            =========
Options exercisable at
 end of year............    179,750     0.09     895,600     0.25     912,738     0.63
                          =========            =========            =========
Weighted-average fair
 value of options
 granted during the year
 at market..............  1,625,000     0.02   2,608,000     0.12   2,901,750     0.26
                          =========            =========            =========

  The following table summarizes information about common stock options outstanding as of June 30, 1998:

                              OUTSTANDING                 EXERCISABLE
                  ------------------------------------ -----------------
                               WEIGHTED-
                                AVERAGE      WEIGHTED-         WEIGHTED-
                               REMAINING      AVERAGE           AVERAGE
    RANGE OF                CONTRACTUAL LIFE EXERCISE          EXERCISE
 EXERCISE PRICE    SHARES       (YEARS)        PRICE   SHARES    PRICE
 --------------   --------- ---------------- --------- ------- ---------
 $0.005 -- 0.372    404,500       7.37         $0.07   197,200   $0.07
  0.73  -- 0.625  2,104,350       8.55          0.62   552,250    0.63
          1.25    1,360,020       9.30          1.25   154,690    1.25
          2.40    1,106,950       9.82          2.40     8,598    2.40
                  ---------       ----         -----   -------   -----
                  4,975,820       8.94          1.14   912,738    0.63
                  =========       ====         =====   =======   =====

(9) RELATIONSHIP WITH SYSTEMS INTEGRATOR

  The Company has a license agreement with a systems integrator (the "Integrator") whose primary market is the U.S. Federal Government, under which the Company granted the Integrator exclusive rights to the U.S. Government Intelligence and Surveillance market sectors. Commencing January 1, 2000, the Integrator shall pay the Company a running royalty of 5% of gross sales by the Integrator with a minimum of $500,000 per year. The Integrator may cancel this agreement upon 180 days written notice to the Company. The Company may cancel this agreement upon the occurrence of certain events.

                           DIVA SYSTEMS CORPORATION
                                AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            JUNE 30, 1997 AND 1998


(10) ACQUISITION OF NORSTAR MULTIMEDIA, INC.

  On July 22, 1996, the Company acquired Norstar Multimedia, Inc. in a business combination accounted for by the purchase method. The purchase price of $4,061,000 was paid in the form of $3,358,000 in cash and 857,370 shares of Class C common stock at $0.82 per share. The entire purchase price of $4,061,000 was allocated to the acquisition of in-process research and development and was charged to expense during the year ended June 30, 1997.

(11) COMMITMENTS AND CONTINGENCIES

 (a) Leases

  The Company leases its facilities under operating leases that expire through 2001. The future minimum lease payments pursuant to these leases are as follows (in thousands):

        YEAR ENDING JUNE 30,
        --------------------
        1999................................................. $1,021
        2000.................................................    477
        2001.................................................    398
                                                              ------
                                                              $1,896
                                                              ======

  Total rent expense for the years ended June 30, 1996, 1997, and 1998, and for the period from July 1, 1995 (inception) to June 30, 1998, was $36,000, $223,000, $597,000, and $856,000, respectively.

 (b) Litigation

  The Company is a party to certain claims arising out of the normal conduct of its business. While the ultimate resolution of such claims against the Company cannot be predicted with certainty, management expects that these matters will not have a material adverse effect on the consolidated financial position, results of operations, or cash flows of the Company.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Sarnoff Real Time Corporation:

  We have audited the accompanying balance sheets of Sarnoff Real Time Corporation (a development stage company) as of December 31, 1996 and 1997, and the related statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the two-year period ended December 31, 1997, and for the period from May 21, 1993 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sarnoff Real Time Corporation (a development stage company) as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1997, and for the period from May 21, 1993 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has incurred net losses and negative operating cash flows since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey
February 11, 1998

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS

                                                            DECEMBER 31,
                                                        ----------------------
                                                           1996        1997
                                                        ----------  ----------
                                                        (IN THOUSANDS, EXCEPT
                                                             SHARE DATA)
Current assets:
 Cash and cash equivalents............................. $    2,547  $      460
 Accounts receivable -- affiliated company.............        770          --
 Inventory.............................................      3,055       1,889
 Prepaid and other current assets......................         52          74
                                                        ----------  ----------
    Total current assets...............................      6,424       2,423
                                                        ----------  ----------
Fixed assets, net of accumulated depreciation..........      1,098       1,162
Security deposit.......................................        250         250
                                                        ----------  ----------
    Total assets....................................... $    7,772  $    3,835
                                                        ==========  ==========

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
 Accounts payable and accrued expenses................. $    4,209  $    2,014
 Customer deposits -- affiliated company...............      2,044       4,809
 Unearned revenue......................................        787          --
                                                        ----------  ----------
    Total current liabilities..........................      7,040       6,823
                                                        ----------  ----------
Stockholders' (deficit) equity:
 Preferred stock, $0.01 par value; 20,000,000 shares
  authorized:
  Series A, convertible, 7,430,344 shares issued and
   outstanding in 1996 and 1997 (liquidation preference
   $6,811).............................................         74          74
  Series B, 1 share issued and outstanding.............         --          --
 Common stock, $0.01 par value; 30,000,000 shares
  authorized, issued and outstanding 12,364,319 shares
  in 1996 and 12,804,849 shares in 1997................        124         128
 Additional paid-in capital............................      6,653       6,666
 Deficit accumulated during the development stage......     (6,119)     (9,856)
                                                        ----------  ----------
    Total stockholders' (deficit) equity...............        732      (2,988)
                                                        ----------  ----------
    Total liabilities and stockholders' (deficit)
     equity............................................ $    7,772  $    3,835
                                                        ==========  ==========


                See accompanying notes to financial statements.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                    PERIOD FROM
                                                                     INCEPTION
                                                     YEARS ENDED      (MAY 21,
                                                     DECEMBER 31,     1993) TO
                                                    --------------  DECEMBER 31,
                                                     1996   1997        1997
                                                    ------ -------  ------------
                                                          (IN THOUSANDS)
Revenue:
 Sales -- affiliated company....................... $3,219 $ 5,407    $ 8,626
 Sales -- other....................................    651      --        717
 Research and development contract.................  5,763   2,837     10,050
 Licensing agreement...............................    150      --      1,800
                                                    ------ -------    -------
    Total revenue..................................  9,783   8,244     21,193
                                                    ------ -------    -------
Costs and expenses:
 Cost of sales.....................................  2,530   2,843      5,388
 Research and development..........................  5,758   7,884     20,444
 General and administrative........................  1,452   1,357      4,995
                                                    ------ -------    -------
    Total costs and expenses.......................  9,740  12,084     30,827
                                                    ------ -------    -------
Earnings (loss) from operations....................     43  (3,840)    (9,634)
Interest income (expense)..........................    107     103       (222)
                                                    ------ -------    -------
Net earnings (loss)................................ $  150 $(3,737)   $(9,856)
                                                    ====== =======    =======








                See accompanying notes to financial statements.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
       FOR THE PERIOD FROM MAY 21, 1993 (INCEPTION) TO DECEMBER 31, 1997

                                                                          DEFICIT
                                                                        ACCUMULATED
                         PREFERRED STOCK    COMMON STOCK     ADDITIONAL DURING THE
                         ---------------- ------------------  PAID-IN   DEVELOPMENT
                          SHARES   AMOUNT   SHARES    AMOUNT  CAPITAL      STAGE     TOTAL
                         --------- ------ ----------  ------ ---------- ----------- -------
                                         (IN THOUSANDS, EXCEPT SHARE DATA)
Issuance of shares of
 common stock upon
 incorporation (May 21,
 1993)..................        --  $--          100   $ --    $   --     $    --   $    --
                         ---------  ---   ----------   ----    ------     -------   -------
Balance, December 31,
 1993...................        --   --          100     --        --          --        --
 Issuance of common
  stock.................        --   --           17     --        23          --        23
 20,000 for 1 common
  stock split...........        --   --    2,329,883     23       (23)         --        --
 Exercise of options....        --   --      670,000      7        --          --         7
 Net loss...............        --   --           --     --        --      (5,001)   (5,001)
                         ---------  ---   ----------   ----    ------     -------   -------
Balance, December 31,
 1994...................        --   --    3,000,000     30        --      (5,001)   (4,971)
 Repurchase and
  retirement of common
  stock.................        --   --      (40,000)    --       (20)         --       (20)
 Exercise of options....        --   --      631,250      6        --          --         6
 Issuance of preferred
  stock upon debt
  conversion............ 7,430,344   74           --     --     6,737          --     6,811
 Issuance of common
  stock in exchange for
  common stock of
  affiliate.............         1   --    8,067,074     81       418          --       499
 Net loss...............        --   --           --     --        --      (1,268)   (1,268)
                         ---------  ---   ----------   ----    ------     -------   -------
Balance, December 31,
 1995................... 7,430,345   74   11,658,324    117     7,135      (6,269)    1,057
 Distribution of common
  stock of affiliate....        --   --           --     --      (482)         --      (482)
 Exercise of options....        --   --      705,995      7        --          --         7
 Net earnings...........        --   --           --     --        --         150       150
                         ---------  ---   ----------   ----    ------     -------   -------
Balance, December 31,
 1996................... 7,430,345   74   12,364,319    124     6,653      (6,119)      732
 Distribution of common
  stock of affiliate....        --   --      478,551      4        13          --        17
 Exercise of options....        --   --      (38,021)    --        --          --        --
 Net earnings...........        --   --           --     --        --      (3,737)   (3,737)
                         ---------  ---   ----------   ----    ------     -------   -------
Balance, December 31,
 1997................... 7,430,345  $74   12,804,849   $128    $6,666     $(9,856)  $(2,988)
                         =========  ===   ==========   ====    ======     =======   =======


                See accompanying notes to financial statements.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                   PERIOD FROM
                                                                    INCEPTION
                                                   YEARS ENDED       (MAY 21,
                                                  DECEMBER 31,       1993) TO
                                                 ----------------  DECEMBER 31,
                                                  1996     1997        1997
                                                 -------  -------  ------------
                                                        (IN THOUSANDS)
Cash flows from operating activities:
 Net earnings (loss)............................ $   150  $(3,737)   $(9,856)
 Adjustments to reconcile net earnings (loss) to
  net cash provided by (used in) operating
  activities:
  Depreciation..................................      60      274        340
  Changes in net assets and liabilities:
   Accounts receivable and other current assets.    (770)     770         --
   Inventory....................................  (2,775)   1,166     (1,889)
   Prepaid and other current assets.............      (4)     (22)       (74)
   Accounts payable and accrued expenses........   3,627   (2,195)     2,014
   Customer deposits -- affiliated company......   2,044    2,765      4,809
   Unearned revenue.............................     646     (787)        --
                                                 -------  -------    -------
    Net cash provided by (used in) operating
     activities.................................   2,978   (1,766)    (4,656)
                                                 -------  -------    -------
Cash flows from investing activities:
 Security deposit...............................    (250)      --       (250)
 Capital expenditures...........................  (1,100)    (338)    (1,502)
 Employee purchase of securities................      17       --         17
                                                 -------  -------    -------
    Net cash used in investing activities.......  (1,333)    (338)    (1,735)
                                                 -------  -------    -------
Cash flows from financing activities:
 Issuance of common stock.......................      --       --         23
 Repurchase of common stock.....................      --       --        (20)
 Exercise of options............................       7       17         37
 Proceeds from convertible debt.................      --       --      6,811
                                                 -------  -------    -------
    Net cash provided by financing activities...       7       17      6,851
                                                 -------  -------    -------
Net increase in cash and cash equivalents.......   1,652   (2,087)       460
Cash and cash equivalents, beginning of period..     895    2,547         --
                                                 -------  -------    -------
Cash and cash equivalents, end of period........ $ 2,547  $   460    $   460
                                                 =======  =======    =======
Supplemental disclosures of cash flow
 information:
 Noncash financing and investing activities:
 Issuance of common stock in exchange for
  affiliate stock............................... $    --  $    --    $   499
                                                 =======  =======    =======
 Distribution of affiliate stock................ $   482  $    --    $   482
                                                 =======  =======    =======
 Issuance of preferred stock upon debt
  conversion.................................... $    --  $    --    $ 6,811
                                                 =======  =======    =======

                See accompanying notes to financial statements.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

(1) PENDING MERGER

  On January 15, 1998, Sarnoff Real Time Corporation (the Company) and DIVA Systems Corporation (DIVA) entered into an Agreement and Plan of Reorganization, pursuant to which the Company will merge with and into DIVA, with DIVA as the surviving entity. DIVA currently owns approximately 40% of the issued and outstanding capital stock of the Company. In exchange for the remaining 60% of the issued and outstanding capital stock of the Company, DIVA will issue approximately 1,634,700 shares of Series AA Preferred Stock to Company stockholders, other than DIVA. Consummation of the merger is subject to, among other things, receipt of a permit from the California Department of Corporations, the approval of the Company's and DIVA's stockholders, and other conditions customary for transactions of this type. See note 4 for further details on the Company's relationship with DIVA.

(2) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

 Description of Business

  The Company, a Delaware corporation, was formed in May 1993 (inception) to develop high performance digital processing systems. The Company's systems are video servers for the distribution of content on networks and as a tool for the development of digital components and content (e.g., video system simulators and encoders). Substantially all of the Company's revenues are derived through its relationship with an affiliated company (note 4).

  The Company achieves its performance attributes through operating, application, and program software that exploit a proprietary computing platform designed at the Sarnoff Corporation (Sarnoff), a video system developer. All rights to this platform held by Sarnoff have been licensed to the Company on an exclusive, perpetual and royalty-free basis. As of December 31, 1997, Sarnoff holds approximately a 42.0% interest in the outstanding capital stock of the Company (39.9% on a fully diluted basis).

  Since inception, the Company has been preparing this platform for commercialization, hiring engineers and executive personnel, developing software, and meeting with prospective customers and strategic partners. In 1995, the Company tested alpha systems. Sales of beta units began in January 1996. To date, these beta systems have been used in laboratories and test development sites, but they have not been deployed commercially. The Company anticipates continuing beta testing through the middle of 1998.

  The Company has incurred cumulative net losses and negative operating cash flows since inception that raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements have been prepared contemplating the Company continuing in existence as a going concern. Should the merger discussed in note 1 not be consummated, continuation of the Company as a going concern will be dependent upon management's ability to obtain additional financing and the successful development and marketing of its products. There is no assurance that additional financing will be available.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash and highly liquid investments such as commercial paper with maturities of less than 90 days.

 Inventories

  Inventories are stated at the lower of cost or market, using the first-in, first-out (FIFO) method, and consist of work-in-process.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


(2) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

 Fixed Assets

  Fixed assets consist of lab, computer and office equipment and office furniture. Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally five years. Repairs and maintenance are charged to expense as incurred.

 Revenue Recognition

  The Company recognizes revenue from sales of systems when the systems are accepted at customer sites. The Company recognizes revenue under research and development arrangements with DIVA as the Company incurs research and development expenses for the video-on-demand application.

 Research and Development

  Research and development costs include costs incurred in the design and development of the Company's configured video servers. Research and development costs are expensed as incurred.

 Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are measured using the enacted tax rates and laws that are anticipated to be in effect when the temporary differences are expected to be recovered or settled.

 Stock Option Plan

  The Company accounts for its stock option plan using the intrinsic value method as prescribed by APB Opinion No. 25, and related interpretations and provides the pro-forma disclosures as if the fair value method defined in SFAS 123 had been applied.

 Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


(2) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

 Fair Value of Financial Instruments

  The carrying value of financial instruments, including cash and cash equivalents, accounts payable and accrued expenses and customer deposits -- affiliated companies approximated fair value as of December 31, 1997, due to the relatively short maturities of these instruments.

(3) FIXED ASSETS

  The following is a summary of fixed assets at cost, less accumulated depreciation at December 31, 1996 and 1997:

                                                                   1996   1997
                                                                  ------  -----
     Research and development equipment.......................... $  414    685
     Furniture and fixtures and other equipment..................    750    817
                                                                  ------  -----
                                                                   1,164  1,502
     Less accumulated depreciation...............................    (66)  (340)
                                                                  ------  -----
         Equipment, net.......................................... $1,098  1,162
                                                                  ======  =====

  Depreciation expense charged to operations was $60 in 1996, $274 in 1997, and $340 since inception.

(4) RELATIONSHIP WITH DIVA

  In December 1995, the Company entered into a joint equity investment and license agreement (the License Agreement) with DIVA, whereby the Company acquired 3,327,000 shares of DIVA's common stock, representing a 37.5% ownership interest in the equity of DIVA on a fully diluted basis, plus one share of Class B common stock in exchange for 8,067,074 shares of the Company's common stock representing a 37.5% ownership in the Company on a fully diluted basis, plus one share of Series B preferred stock. This transaction was recorded at the estimated fair values of the Company's and DIVA's common and preferred stock exchanged.

  In February 1996, the Company effected a pro rata dividend distribution to its shareholders and granted option holders the rights to purchase DIVA common shares at cost ($0.15 per share) on a pro rata basis. Substantially all of the DIVA common stock held by the Company was distributed through these transactions.

  Under the License Agreement the Company grants to DIVA the exclusive right to purchase the Company's servers for use in DIVA's business for all consumer video, audio, and data applications in the Americas and Europe. During the years ended December 31, 1996 and 1997, the Company sold to DIVA server components and related spare parts totaling $3,219 and $5,407, respectively and $8,626 inception to date. No amounts were sold to DIVA prior to 1996.

  The License Agreement also provides for advance payments, guaranteed gross margins and minimum volumes upon full commercial deployment of the Company's products. Pursuant to the terms of the License Agreement, DIVA also agreed to pay the Company an aggregate amount of $8,000 to support the Company's research and development efforts. The Company received $1,450 in 1995 and $6,550 in 1996, and $8,000 inception to date under this research and development arrangement. A portion of the development funds were unearned as of December 31, 1996. The Company has received all research and development funding due under the License Agreement.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


(4) RELATIONSHIP WITH DIVA (CONTINUED)

  On December 4, 1997, the Company and DIVA entered into a Development Services Agreement. The Development Services Agreement requires DIVA to pay the Company $4,900 in development fees and $2,300 as advance deposits on servers in exchange for the Company's continued development of the Sarnoff Server for DIVA's video-on-demand application. In 1997, the Company received $3,000 under this agreement. The Company recorded $2,050 as research and development contract revenue in 1997 and inception to date and $950 as server deposits.

  The Company also received reimbursement from DIVA totaling $149 in 1996 and $210 from inception to date for certain administrative and marketing services rendered by the Company on their behalf. The Company did not receive any such reimbursement in 1997.

  Accounts receivable due from DIVA were $760 at December 31, 1996. No amounts are outstanding as of December 31, 1997.

(5) RELATIONSHIP WITH SARNOFF CORPORATION

  As discussed in note 2, Sarnoff developed the underlying technology being commercialized by the Company. Subsequent to the Company's formation, Sarnoff provided additional funding of $6,811 (including interest of $474 from inception to November 1995) for the Company's continuing research and development efforts through a borrowing arrangement. In November 1995, Sarnoff and the Company agreed to convert the indebtedness into equity. Sarnoff received 7,430,344 shares of the Company's Series A convertible preferred stock (see note 9) in satisfaction of the outstanding indebtedness.

  Prior to November 1996, the Company rented space and equipment and utilized administrative services from Sarnoff. In November 1996, the Company moved outside Sarnoff to rented research and office space, but continues to rent equipment from Sarnoff. Payments to Sarnoff for the aforementioned services were $373 in 1996, $203 in 1997, and $854 since inception.

(6) RELATIONSHIP WITH SYSTEMS INTEGRATOR

  The Company has a license agreement with a systems integrator (the Integrator) whose primary market is the U.S. Federal Government, under which the Company granted the Integrator exclusive rights to the U.S. Government Intelligence and Surveillance market sectors. Commencing January 1, 2000, the integrator shall pay the Company a running royalty of 5% of gross sales by the Integrator with a minimum of $500 per year. In lieu of running royalty payments from the effective date to December 31, 1999, the Integrator paid the Company a non-refundable prepaid royalty of $1,800. In 1996, the Company sold $651 of beta systems to this Integrator. No systems were sold to this Integrator in 1997 and prior to 1996. The Integrator may cancel this agreement upon 180 days written notice to the Company. The Company may cancel this agreement upon the occurrence of certain events.

  In September 1995, the Company entered into a cancelable Purchase Agreement with the contract manufacturing division of the same Integrator (the Contract Manufacturer). Under this agreement, the Contract Manufacturer agreed to produce the Company's system hardware requirements for a three-year period, and the Company has agreed to purchase all of its production requirements from the Contract Manufacturer. The Purchase Agreement does not contain any minimum purchase requirements.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


(7) COMMITMENTS

  The Company leases office facilities and computer equipment under non-cancelable operating leases. Minimum rental commitments are as follows:

                                                     AMOUNT
                                                     ------
           1998..................................... $  477
           1999.....................................    469
           2000.....................................    463
           2001.....................................    386
                                                     ------
                                                     $1,795
                                                     ======

  Rent expense under operating leases during 1996 and 1997 was $482 and $690, respectively, and $1,642 since inception.

  The office facility lessor requires the Company to maintain a letter of credit for $500 in favor of the lessor. As security for the letter of credit the bank requires the Company to establish and maintain a cash collateral account in the amount of $250 which is included in security deposit on the accompanying balance sheets. Drawings on the letter of credit, if any, will bear interest at the bank's prime rate (8.50% at December 31, 1997) plus 3%. No amounts have been drawn as of December 31, 1997.

(8) INCOME TAXES

  Income tax expense (benefit) differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pretax earnings (loss) as a result of the following:

                                                                   PERIOD FROM
                                                                    INCEPTION
                                                    YEAR ENDED       (MAY 21,
                                                   DECEMBER 31,      1993) TO
                                                   --------------  DECEMBER 31,
                                                   1996    1997        1997
                                                   ------ -------  ------------
      Computed tax expense (benefit) at 34%....... $  51   (1,271)    (3,351)
      Permanent differences at 34%................     4        8         16
      (Decrease) increase in valuation allowance
       for
       Federal deferred tax assets................   (55)   1,263      3,335
                                                   -----  -------     ------
                                                   $  --       --         --
                                                   =====  =======     ======

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


(8) INCOME TAXES (CONTINUED)

  The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1997 are presented below:

                                                                 1996     1997
                                                                -------  ------
     Deferred tax assets:
      Federal and state net operating loss carryforward........ $ 2,348   3,884
      Non-deductible accruals..................................     165     140
      Other....................................................      73      70
                                                                -------  ------
         Total gross deferred tax assets.......................   2,586   4,094
      Less valuation allowance.................................  (2,562) (4,001)
                                                                -------  ------
                                                                     24      93
     Deferred tax liabilities:
      Book vs. tax basis accumulated depreciation..............     (24)     93
                                                                -------  ------
         Net deferred tax assets............................... $    --      --
                                                                =======  ======

  The Company has provided a valuation allowance of $2,562 and $4,001 at December 31, 1996 and 1997, respectively, against its deferred tax assets since management believes that sufficient uncertainty exists as to whether the deferred tax assets will be realized. The net change in the total valuation allowance for the years ended December 31, 1996 and 1997 was a decrease of $65 and an increase of $1,439, respectively.

  As of December 31, 1997, the Company has cumulative federal net operating losses of approximately $9,806 which can be used to offset future income subject to federal taxes. The federal tax loss carryforwards will expire beginning 2008 through 2012. The Company has cumulative state net operating losses of approximately $9,271, which can be used to offset future income subject to New Jersey taxes. The New Jersey tax loss carryforwards will expire beginning 2000 through 2004.

  The Tax Reform Act of 1986 imposes restrictions on the utilization of net operating loss carryforwards in the event of an "ownership change" as defined by the Internal Revenue Code. If an "ownership change," as defined, has occurred or may occur as a result of the pending merger described in note 1, the Company's ability to utilize its net operating loss may be limited.

(9) PREFERRED AND COMMON STOCK

  The Company was incorporated in 1993 with the issuance of 100 shares of common stock. In December 1994, the Company increased the number of common shares authorized from 3,000 to 20,000,000. On December 16, 1994, the Company effected a stock split, whereby stockholders of record were entitled to 20,000 common shares for each common share held. In 1996, the Company increased the number of common stock authorized to 30,000,000. Also in December 1994, the Company authorized 20,000,000 shares of preferred stock. The common and preferred shares contain certain registration an first refusal rights as defined in their respective agreements.

  The preferred stock issued has been designated into two classes: Series A Convertible, and Series B. The Series A stock is convertible at any time into common stock on a one share per one share basis; the Series B stock is not convertible, but is redeemable (in certain circumstances) at a price of ten dollars a share at the option of the Company. There are 7,430,344 shares of common stock reserved for the Series A conversion. The Company can not pay dividends on the common stock unless it simultaneously pays an equal dividend on the

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


(9) PREFERRED AND COMMON STOCK (CONTINUED)

Series A preferred stock; Series B stock pays no dividends. The Series A shares have liquidation preference up to $6,811 and the Series B share has a preference up to ten dollars. Beyond these amounts, Series A shares can participate in any remaining distribution on a pro rata basis once the common shareholders have also received $6,811.

  The Series B share is not entitled to participate beyond the ten dollars. With regard to voting rights, the Series A stockholder is entitled to the number of votes equal to the number of shares of common stock into which it is convertible; the Series B stockholder is not entitled to vote on any matter. Both Series A and Series B shareholders, voting as separate classes, are each entitled to elect one member of the Board of Directors and any successor thereto.

(10) STOCK OPTION PLAN

  The Company has a stock option plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to officers and employees. The Plan authorizes grants of options to purchase up to 3,500,000 shares of authorized but unissued common stock. Accordingly, 3,500,000 shares of the Company's common stock have been reserved. Stock options are granted with an option price equal to the stock's fair market value as determined by the Board of Directors at the date of grant. All stock options have 10-year terms and vest and become fully exercisable ratably over four years from the date of grant.

  On January 7, 1998, the Company's Board of Directors resolved that no further options be granted under the Plan and adopted the 1998 Stock Option Plan (the 1998 Plan). Under the 1998 Plan the maximum number of shares of common stock which may be subject to option and sold is 1,415,080 shares.

  The per share weighted-average fair value of stock options granted during 1996 and 1997 was $.03 and $.02 on the date of grant using the minimum value method with the following weighted average assumptions: 1996 -- expected dividend yield 0%, risk-free interest rate of 6.50%, and an expected life of 7 years; 1997 -- expected dividend yield 0%, risk-free interest rate of 6.26%, and an expected life of 3.25 years.

  The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its options in the financial statements. Had the Company recorded compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the effect on the Company's net earnings (loss) would have been changed to the pro forma amounts indicated below:

                                                                    1996  1997
                                                                    ---- ------
       Net earnings (loss)
         As reported............................................... $150 (3,737)
         Pro forma................................................. $149 (3,741)

  The pro forma net earnings (loss) reflects only options granted since December 31, 1994. Consequently, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the aforementioned results because compensation cost is incurred under SFAS 123 over the respective vesting period of such options, and options granted by the Company prior to January 1, 1995 are not reflected in the aforementioned results.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


(10) STOCK OPTION PLAN (CONTINUED)

  Stock option activity during the periods indicated is as follows:

                                                                    WEIGHTED-
                                                        NUMBER       AVERAGE
                                                       OF SHARES  EXERCISE PRICE
                                                       ---------  --------------
      Balance, December 31, 1993......................        --       $ --
       Granted........................................ 1,620,380       0.01
                                                       ---------
      Balance, December 31, 1994...................... 1,620,380       0.01
       Granted........................................   390,000       0.01
       Exercised......................................  (631,250)      0.01
       Forfeited......................................   (68,300)      0.01
                                                       ---------
      Balance, December 31, 1995...................... 1,310,830
       Granted........................................   551,500       0.07
       Exercised......................................  (705,995)      0.01
       Forfeited......................................    (9,209)      0.03
                                                       ---------
      Balance, December 31, 1996...................... 1,147,126
       Granted........................................   820,300       0.10
       Exercised......................................  (478,551)      0.04
       Forfeited......................................  (454,971)      0.09
                                                       ---------
      Balance, December 31, 1997...................... 1,033,904
                                                       =========

  At December 31, 1997, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $.01 -- $.10 and 8.5 years, respectively.

  At December 31, 1996 and 1997, the number of options exercisable was 517,305 and 333,604, respectively, and the weighted-average exercise price of those options was $.01 and $.03, respectively.

(11)401(K) PLAN

  The Company has a non-contributory salary deferral 401(k) Retirement Plan (the Plan) covering substantially all employees. To be eligible for participation, employees must work full time for the Company.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                        ASSETS                                      (UNAUDITED)
Current assets:
 Cash and cash equivalents............................    $  460      $  402
 Inventory............................................     1,889       2,943
 Prepaids and other current assets....................        74          64
                                                          ------      ------
    Total current assets..............................     2,423       3,409
                                                          ------      ------
Fixed assets, net of accumulated depreciation.........     1,162       1,240
Security deposit......................................       250         250
                                                          ------      ------
    Total assets......................................    $3,835      $4,899
                                                          ======      ======
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable and accrued expenses................    $2,014      $2,627
 Customer deposits -- affiliated company..............     4,809       5,195
                                                          ------      ------
    Total current liabilities.........................     6,823       7,822
                                                          ------      ------
Stockholders' deficit:
 Preferred stock, $0.01 par value; 20,000,000 shares
  authorized:
  Series A, convertible, 7,430,344 shares issued and
   outstanding at December 31, 1997, and March 31,
   1998 (liquidation preference $6,811)...............        74          74
  Series B, 1 share issued............................        --          --
 Common stock, $0.01 par value; 30,000,000 shares
  authorized; 12,804,849 and 12,817,348 shares issued
  and outstanding at December 31, 1997, and March 31,
  1998................................................       128         128
 Additional paid-in capital...........................     6,666       6,666
 Deficit accumulated during the development stage.....    (9,856)     (9,791)
                                                          ------      ------
    Total stockholders' deficit.......................    (2,988)     (2,923)
                                                          ------      ------
    Total liabilities and stockholders' deficit.......    $3,835      $4,899
                                                          ======      ======


                See accompanying notes to financial statements.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   UNAUDITED

                                              THREE MONTHS    PERIOD FROM
                                              ENDED MARCH      INCEPTION
                                                  31,        (MAY 21, 1993)
                                             ---------------       TO
                                              1997     1998  MARCH 31, 1998
                                             -------  ------ -------------- ---
Revenue:
 Sales -- affiliated company................ $    --  $1,965    $10,591
 Sales -- other.............................      --      --        717
 Research and development contract --
   affiliated company.......................     787     900     10,950
 Licensing agreement........................      --      --      1,800
                                             -------  ------    -------
    Total revenue...........................     787   2,865     24,058
                                             -------  ------    -------
Costs and expenses:
 Cost of sales..............................      --   1,018      6,406
 Research and development...................   1,649   1,353     21,797
 General and administrative.................     289     443      5,438
                                             -------  ------    -------
    Total costs and expenses................   1,938   2,814     33,641
                                             -------  ------    -------
(Loss) earnings from operations.............  (1,151)     51     (9,583)
Interest income (expense)...................      44      14       (208)
                                             -------  ------    -------
Net (loss) earnings......................... $(1,107) $   65    $(9,791)
                                             =======  ======    =======


                See accompanying notes to financial statements.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
           THREE MONTHS ENDED MARCH 31, 1997 AND 1998 AND THE PERIOD
                FROM MAY 21, 1993 (INCEPTION) TO MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)
                                   UNAUDITED

                                                                  PERIOD FROM
                                           THREE MONTHS ENDED      INCEPTION
                                                MARCH 31,        (MAY 21, 1993)
                                           --------------------   TO MARCH 31,
                                             1997       1998          1998
                                           ---------  ---------  --------------
Cash flows from operating activities:
 Net (loss) earnings...................... $ ( 1,107) $      65     $(9,791)
 Adjustments to reconcile net (loss)
  earnings to net cash
  provided by (used in) operating
  activities:
  Depreciation............................        59         77         417
  Changes in net assets and liabilities:
   Accounts receivable -- affiliated
    company...............................       770         --          --
   Inventory..............................      (638)    (1,054)     (2,943)
   Prepaids and other current assets......      (210)        10         (64)
   Accounts payable and accrued expenses..        11        613       2,627
   Customer deposits -- affiliated
    company...............................     2,000        386       5,195
   Unearned revenue.......................      (787)        --          --
                                           ---------  ---------     -------
    Net cash provided (used in) by
     operating activities.................        98         97      (4,559)
                                           ---------  ---------     -------
Cash flows from investing activities:
 Security deposit.........................        --         --        (250)
 Capital expenditures.....................      (181)      (155)     (1,657)
 Employee purchase of securities..........        --         --          17
                                           ---------  ---------     -------
    Net cash used in investing activities.      (181)      (155)     (1,890)
                                           ---------  ---------     -------
Cash flows from financing activities:
 Issuance of common stock.................        --         --          23
 Repurchase of common stock...............        --         --         (20)
 Exercise of options......................        --         --          37
 Proceeds.................................        --         --       6,811
                                           ---------  ---------     -------
    Net cash provided by financing
     activities...........................        --         --       6,851
                                           ---------  ---------     -------
Net (decrease) increase in cash and cash
 equivalents..............................       (83)       (58)        402
Cash and cash equivalents, beginning of
 period...................................     2,547        460          --
                                           ---------  ---------     -------
Cash and cash equivalents, end of period.. $   2,464  $     402     $   402
                                           =========  =========     =======
Supplemental disclosures of cash flow
 information:
 Non cash financing and investing
  activities:
 Issuance of common stock in exchange for
  affiliate stock......................... $      --  $      --     $   499
                                           =========  =========     =======
 Distribution of affiliate securities..... $      --  $      --     $   482
                                           =========  =========     =======
 Issuance of preferred stock upon debt
  conversion.............................. $      --  $      --     $ 6,811
                                           =========  =========     =======

                See accompanying notes to financial statements.

                         SARNOFF REAL TIME CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                     NOTES TO INTERIM FINANCIAL STATEMENTS
                                MARCH 31, 1998

THE COMPANY AND BASIS OF PRESENTATION

  Sarnoff Real Time Corporation (the Company), a Delaware corporation, was formed in May 1993 to develop high performance digital processing systems.
The Company's systems will be configured as video servers for the distribution of digital content on networks and as a tool for the development of digital components and content (e.g., video system simulators and encoders). The Company is in the development stage, and its primary activities to date have been preparing its products for commercialization, hiring engineers and executive personnel, developing software, meeting with prospective customers and strategic partners, and deploying products in trial sites.

  The interim financial statements are unaudited and reflect all adjustments (consisting only of normal recurring accruals) that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. The results of operations for the current interim period are not necessarily indicative of results to be expected for the current year or any other period.

  These financial statements should be read in conjunction with the Company's annual financial statements for the year ended December 31, 1997.

SUBSEQUENT EVENT

  On April 1, 1998, the Company merged with and into DIVA Systems Corporation
(DIVA), with DIVA as the surviving entity. DIVA had been a 40% shareholder of the issued and outstanding capital stock of the Company. DIVA acquired the remaining 60% of the issued and outstanding stock of the Company in exchange for 3,277,539 shares of DIVA Series AA Preferred Stock and the assumption of all of the Company's options.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                                     INDEX

                                                                            PAGE
                                                                            ----
Pro Forma Combined Condensed Financial Information......................... P-2
Unaudited Pro Forma Combined Condensed Statement of Operations............. P-3
Notes to Unaudited Pro Forma Combined Condensed Financial Statements....... P-4

              PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

  On January 15, 1998, the Company and SRTC executed an Agreement and Plan of Reorganization setting forth their agreement to merge SRTC into the Company, with the Company as the surviving corporation (the SRTC Transaction). On that date, the Company held approximately 40% of the outstanding capital stock of SRTC. On April 1, 1998, in exchange for the remaining approximately 60% of the issued and outstanding stock of SRTC, the Company issued 3,277,539 shares of Series AA preferred stock and assumed outstanding SRTC options. The following unaudited pro forma combined condensed statement of operations including the notes thereto give effect to the SRTC Transaction accounted for by the purchase method of accounting.

  The unaudited pro forma combined condensed statement of operations combines DIVA's results of operations for the year ended June 30, 1998, with SRTC's results of operations for the nine-month period ended March 31, 1998, giving effect to the business combination as if it had occurred as of the beginning of the periods presented.

  The following unaudited pro forma combined condensed statement of operations is not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and SRTC been combined during the period presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma combined condensed financial statements should be read in conjunction with the financial statements DIVA and SRTC appearing elsewhere in this registration statement.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1998
                                 (IN THOUSANDS)

                                                         PRO FORMA      PRO
                                        DIVA     SRTC   ADJUSTMENTS    FORMA
                                      --------  ------  -----------   --------
Revenue:
  Sales.............................. $     82  $6,434    $(6,434)(A) $     82
  Research and development contract..       --   2,950     (2,950)(C)       --
    Total revenue....................       82   9,384     (9,384)          82
                                      --------  ------    -------     --------
Operating expenses:
  Cost of sales......................       --   3,407     (3,407)(A)       --
  Research and development...........   28,278   5,843     (2,950)(C)   31,171
  Sales and marketing................    4,170      --         --        4,170
  General and administrative.........   13,731   1,174         --       14,905
  Acquired in-process research and
   development.......................   18,656      --         --       18,656
                                      --------  ------    -------     --------
    Total operating expenses.........   65,352  10,424     (6,357)      69,419
Net operating loss...................  (65,270) (1,040)    (3,027)     (69,337)
                                      --------  ------    -------     --------
Other (income) expense, net:
  Equity in loss of investee.........    1,631      --     (1,235)(A)       --
                                                             (396)(B)
  Interest income....................   (5,632)    (45)        --       (5,677)
  Interest expense (loss)............   13,730      --         --       13,730
                                      --------  ------    -------     --------
    Total other (income) expense,
     net.............................    9,729     (45)    (1,631)       8,053
                                      --------  ------    -------     --------
Loss before extraordinary item....... $(74,999) $ (995)   $(1,396)    $(77,390)
                                      ========  ======    =======     ========

                         NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1. PERIODS COMBINED

  The unaudited pro forma combined condensed statements of operations combine DIVA's results of operations for the year ended June 30, 1998, with SRTC's results of operations for the nine-month period ended March 31, 1998, giving effect to the business combination as if it had occurred as of the beginning of the period presented.

NOTE 2. PRO FORMA ADJUSTMENTS

  The unaudited pro forma combined statement of operations gives effect to the following pro forma adjustments:

  A. Represents the elimination of the intercompany profit in servers purchased by DIVA from SRTC.

  B. Represents the elimination of DIVA's share of SRTC losses for the period.

  C. Represents the elimination of funded research and development payments made by DIVA to SRTC

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    1
Risk Factors..............................................................   10
Use of Proceeds...........................................................   25
Dividend Policy...........................................................   25
Capitalization............................................................   26
Selected Consolidated Financial Data......................................   27
Management's Discussion and Analysis of Financial Condition and Results of
 Operations ..............................................................   29
Business..................................................................   35
Management................................................................   48
Certain Relationships and Related Transactions............................   54
Principal Stockholders....................................................   56
The Exchange Offer........................................................   58
Description of the Old Notes..............................................   65
Description of the New Notes..............................................   90
Description of Capital Stock..............................................   91
Certain Federal Income Tax Considerations.................................   96
Plan of Distribution......................................................  101
Legal Matters.............................................................  101
Experts...................................................................  101
Available Information.....................................................
Index to Consolidated Financial Statements................................  F-1
Index to Unaudited Pro Forma Combined Condensed Financial Statements......  P-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $463,000,000

                         PRINCIPAL AMOUNT AT MATURITY

                           DIVA SYSTEMS CORPORATION

                    12 5/8% SENIOR DISCOUNT NOTES DUE 2008

                               ----------------

                                  PROSPECTUS

                               ----------------

                                        , 199

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article XII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

  Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors, employees and agents of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding the indemnified party had no reason to believe his conduct was unlawful.

  Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

  The Registrant has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

  The Registrant maintains liability insurance coverage for its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  3.1    Amended and Restated Certificate of Incorporation.
  3.2    Amended and Restated Bylaws.
  4.1    Indenture dated as of February 19, 1998 between the Registrant and The
          Bank of New York, including form of Senior Discount Note Due 2008.
  4.2    Specimen 12 5/8% Senior Discount Note Due 2008, Series B.
 *5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1    Form of Indemnification Agreement entered into between the Registrant and all executive officers and directors.
 10.2    Employment Agreement dated as of June 15, 1995 between the Registrant and Alan H. Bushell.
 10.3    1995 Stock Plan and forms of agreements used thereunder.
 10.4    Registration Rights Agreement dated as of February 19, 1998 among the
          Registrant and the Initial Purchasers.
 10.5    Warrant Agreement dated as of February 19, 1998 between the Registrant and The Bank of New York.
 10.6    Warrant Registration Rights Agreement dated as of February 19, 1998 among the Registrant and the Initial Purchasers.
 10.7    Warrant Registration Rights Agreement dated as of May 15, 1996, as amended, by and among the Registrant, Smith Barney Inc. and Toronto
          Dominion Securities (USA) Inc.
 10.8    Warrant Agreement dated as of May 15, 1996 between the Registrant and
          The Bank of New York.
 10.9    Amended and Restated Stockholders Rights Agreement dated March 26,
          1998 among the Registrant and certain of its stockholders.
 10.10   Lease entered into July 13, 1995 between the Registrant and SRI
          International, as amended.

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
  10.11  Lease entered into November 11, 1996 between the Registrant and
          College Road Associates, Limited Partnership.
  21.1   Subsidiaries of the Registrant.
  23.1   Consent of KPMG Peat Marwick LLP, independent auditors.
 *23.2   Consent of Counsel (included in Exhibit 5.1).
  24.1   Power of Attorney (included on II-4).
 *25.1   Statement of Eligibility of Trustee.
 *27.1   Financial Data Schedule
  99.1   Form of Letter of Transmittal with respect to Exchange Offer.
  99.2   Form of Notice of Guaranteed Delivery.
  99.3   Form of Exchange Agent Agreement.

--------
* To be filed by Amendment

  (b) Financial Statement Schedules.

  Schedules not listed above have been omitted because the information to be set forth therein is not applicable or is shown in the financial statements or Notes thereto.

ITEM 22. UNDERTAKING

  1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  2. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  3. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  4. The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by (S)210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statement. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or (S)210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on the 28th day of September, 1998.

                                          DIVA SYSTEMS CORPORATION

                                                /s/ Paul M. Cook
                                          -------------------------------------
                                                   Paul M. Cook
                                           Chairman and Chief Executive
                                                      Officer

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature Appears below hereby constitutes and appoints, jointly and severally, Paul M. Cook and Alan H. Bushell, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including any post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the 28th day of September, 1998 in the capacities indicated:

             SIGNATURE                              TITLE
             ---------                              -----

       /s/ Paul M. Cook              Chairman of the Board of Directors,
____________________________________  Chief Executive Officer (Principal
            Paul M. Cook              Executive Officer)


      /s/ Alan H. Bushell            President, Chief Operating Officer
____________________________________  and Chief Financial Officer
          Alan H. Bushell             (Principal Financial Officer)

/s/ William M. Scharninghausen       Vice President, Finance and
____________________________________  Administration (Principal
     William M. Scharninghausen       Accounting Officer)


      /s/ John W. Goddard            Director
____________________________________
          John W. Goddard

      /s/ Jules Haimovitz            Director
____________________________________
          Jules Haimovitz

     /s/ John A. Rollwagen           Director
____________________________________
         John A. Rollwagen

      /s/ Barry E. Taylor            Director
____________________________________
          Barry E. Taylor

                            DIVA SYSTEMS CORPORATION

                       REGISTRATION STATEMENT ON FORM S-4

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   3.1   Amended and Restated Certificate of Incorporation
   3.2   Amended and Restated Bylaws.
   4.1   Indenture dated as of February 19, 1998 between the Registrant and The
          Bank of New York, including form of Senior Discount Note Due 2008.
   4.2   Specimen 12 5/8% Senior Discount Note Due 2008, Series B.
  *5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
  10.1   Form of Indemnification Agreement entered into between the Registrant and all executive officers and directors.
  10.2   Employment Agreement dated as of June 15, 1995 between the Registrant and Alan H. Bushell.
  10.3   1995 Stock Plan and forms of agreements used thereunder.
  10.4   Registration Rights Agreement dated as of February 19, 1998 among the
          Registrant and the Initial Purchasers.
  10.5   Warrant Agreement dated as of February 19, 1998 between the Registrant and The Bank of New York.
  10.6   Warrant Registration Rights Agreement dated as of February 19, 1998 among the Registrant and the Initial Purchasers.
  10.7   Warrant Registration Rights Agreement dated as of May 15, 1996, as amended, by and among the Registrant, Smith Barney Inc. and Toronto
          Dominion Securities (USA) Inc.
  10.8   Warrant Agreement dated as of May 15, 1996 between the Registrant and
          The Bank of New York.
  10.9   Amended and Restated Stockholders Rights Agreement dated March 26,
          1998 among the Registrant and certain of its stockholders.
 10.10   Lease entered into July 13, 1995 between the Registrant and SRI
          International, as amended.
 10.11   Lease entered into November 11, 1996 between the Registrant and
          College Road Associates, Limited Partnership.
  21.1   Subsidiaries of the Registrant.
  23.1   Consent of KPMG Peat Marwick LLP, independent auditors.
 *23.2   Consent of Counsel (included in Exhibit 5.1).
  24.1   Power of Attorney (included on II-4).
 *25.1   Statement of Eligibility of Trustee.
 *27.1   Financial Data Schedule
  99.1   Form of Letter of Transmittal with respect to Exchange Offer.
  99.2   Form of Notice of Guaranteed Delivery.
  99.3   Form of Exchange Agent Agreement.

--------
* To be filed by Amendment